UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party Other Than the Registrant ☐

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☒ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Owens Corning

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATE & TIME:

Thursday April 21, 2016

10:00 a.m. Eastern Daylight Time

PLACE:

Jones Day

222 East 41st Street

New York, New York 10017

Most stockholders have a choice of voting on the Internet, by telephone or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote on the Internet or by telephone, you do not need to return your proxy card.

ANNUAL MEETING ADMISSION

Only stockholders who are eligible to vote at the Annual Meeting will be admitted to the Annual Meeting. Stockholders must present a form of personal photo identification to be admitted. If your shares are held in the name of a bank, broker or other holder of record, you also must present a brokerage statement or other proof of ownership to be admitted.

HELP US REDUCE PRINTING AND MAILING COSTS

If you share the same last name with other stockholders living in your household, you may receive only one copy of our Notice of Annual Meeting and Proxy Statement and accompanying documents. Please see the response to the question “What is ‘householding’ and how does it affect me?” for more information on this stockholder program that eliminates duplicate mailings.

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that Owens Corning intends to release definitive copies of the proxy statement to security holders on or about March 17, 2016.

OWENS CORNING

One Owens Corning Parkway

Toledo, Ohio 43659

Notice of Annual Meeting of Stockholders

TIME AND DATE:	10:00 a.m., Eastern Daylight Time on Thursday, April 21, 2016

PLACE:	Jones Day 222 East 41st Street New York, New York 10017

PURPOSE:

1.      To elect the following directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified: J. Brian Ferguson, Ralph F. Hake, F. Philip Handy, James J. McMonagle, W. Howard Morris, Suzanne P. Nimocks and Michael H. Thaman.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

3. To approve, on an advisory basis, 2015 named executive officer compensation.

4. To approve the Owens Corning 2016 Stock Plan.

5. To approve the Owens Corning Corporate Incentive Plan Terms Applicable to Certain Executive Officers (As Amended and Restated as of January 1, 2016).

6. To amend the Company’s Amended and Restated Certificate of Incorporation to eliminate Asbestos Personal Injury Trust (the “Asbestos Trust”) and bankruptcy related language.

7. To amend the Company’s Amended and Restated Bylaws principally to eliminate Asbestos Trust and bankruptcy related language.

8. To amend the Company’s Amended and Restated Bylaws to implement majority voting in uncontested director elections.

9. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

RECORD DATE:	You can vote if you were a stockholder of record at the close of business on February 22, 2016.

ANNUAL REPORT:	Our Annual Report for the Fiscal Year Ended December 31, 2015 (“2015 Annual Report”) is enclosed with these materials as a separate booklet.

PROXY VOTING:	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares on the Internet, by telephone or by completing and returning your proxy or voting instruction card. See details under the heading “How do I vote?”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 21, 2016: The Notice of Annual Meeting and Proxy Statement and 2015 Annual Report are available at https://materials.proxyvote.com/690742.

By order of the Board of Directors,

Ava Harter

Secretary

Toledo, Ohio

[March 17, 2016]

i

Page
PROXY STATEMENT	1
Questions and Answers About the Annual Meeting and Voting	1
Proposal 1. Election of Directors	5
Information Concerning Directors	5
Governance Information	12
Corporate Governance Overview	12
2016 Management Proposal on Majority Voting	12
Corporate Governance Guidelines	12
Board Leadership Structure	12
Lead Independent Director	13
Board, Committee and Chairman and CEO Evaluation Process	14
Director Retirement Age	14
Risk Oversight	14
Communications with Directors	15
Director Qualification Standards	15
Director Independence	15
Executive Sessions of Directors	15
Owens Corning Policies on Business Ethics and Conduct	16
Board and Committee Membership	16
Director Service on Other Public Boards	17
The Audit Committee	17
The Compensation Committee	19
The Governance and Nominating Committee	20
The Executive Committee	21
The Finance Committee	21
Review of Transactions with Related Persons	21
Executive Officers of Owens Corning	22
Security Ownership of Certain Beneficial Owners and Management	23
Section 16(a) Beneficial Ownership Reporting Compliance	24
Executive Compensation	24
Compensation Discussion and Analysis	24
Compensation Committee Report	46
Named Executive Officer Compensation	47
2015 Summary Compensation Table	47
2015 Grants of Plan-Based Awards Table	48
Narrative to 2015 Summary Compensation Table and 2015 Grants of Plan-Based Awards Table	49
Outstanding Equity Awards at 2015 Fiscal Year-End Table	51
2015 Option Exercises and Stock Vested Table	52
2015 Pension Benefits Table	53
Nonqualified Deferred Compensation	54
Potential Payments Upon Termination or Change-in-Control	55
2015 Non-Management Director Compensation	58
Securities Authorized for Issuance under Equity Compensation Plans	59
Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm	60
Proposal 3. Approval, on an Advisory Basis, of 2015 Named Executive Officer Compensation	61
Proposal 4. Approval of the Owens Corning 2016 Stock Plan	62
Proposal 5. Approval of the Company’s Corporate Incentive Plan	71
Proposal 6. Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate Asbestos Trust and Bankruptcy Related Language.	75
Proposal 7. Approval of Amendment to Company’s Amended and Restated Bylaws to Principally Eliminate Asbestos Trust and Bankruptcy Related Language.	76
Proposal 8. Approval of Amendment to Company’s Amended and Restated Bylaws to Implement Majority Voting in Uncontested Director Elections.	77
Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders	78
Annexes
Annex A: Owens Corning 2016 Stock Plan	A-1
Rules of the Owens Corning 2016 Stock Plan for the Grant of Restricted Stock Units to Employees in France	A-18
Annex B: Owens Corning Corporate Incentive Plan	B-1
Annex C: Proposed Amendments to Amended and Restated Certificate of Incorporation	C-1
Annex D: Proposed Amendment to Amended and Restated Bylaws (Principally to Remove Asbestos Trust and Bankruptcy Related Language)	D-1
Annex E: Proposed Amendment to the Amended and Restated Bylaws (Majority Voting)	E-1

ii

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Owens Corning (“Owens Corning,” the “Company,” “we,” “us” or “our”), a Delaware corporation, on behalf of the Company of proxies to be voted at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. On or about March 17, 2016, we began distributing these proxy materials to stockholders.

How can I attend the Annual Meeting?

You are invited to attend the Annual Meeting on April 21, 2016, beginning at 10:00 a.m., Eastern Daylight Time. The Annual Meeting will be held at the offices of Jones Day, 222 East 41st Street, New York, New York 10017. Only stockholders who are eligible to vote at the Annual Meeting or their authorized representatives will be admitted. Stockholders must present one form of photo identification to be admitted to the Annual Meeting. If you are a beneficial owner of shares, you also must present a brokerage statement or other proof of ownership to be admitted. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. Seating will be limited.

Who is entitled to vote at the Annual Meeting?

Holders of Owens Corning common stock at the close of business on February 22, 2016, the record date for the Annual Meeting, are entitled to receive this Proxy Statement and to vote their shares at the Annual Meeting. As of that date, there were 115,901,597 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. Stockholders of record may also be represented by another person by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot in order to vote at the Annual Meeting.

The names of stockholders of record entitled to vote at the Annual Meeting will be available for any purpose germane to the meeting at the Annual Meeting and for ten days prior to the Annual Meeting between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at One Owens Corning Parkway, Toledo, Ohio, 43659 by contacting the Secretary of the Company.

How do I vote?

You may vote using one of the following methods:

•	vote through the Internet at www.proxyvote.com using the instructions included on the proxy card or voting instruction card;

•	vote by telephone using the instructions on the proxy card or voting instruction card;

•	complete and return a written proxy or voting instruction card; or

•	attend and vote at the Annual Meeting. (See “Who is entitled to vote at the Annual Meeting?”)

Your vote is important. Please vote promptly.

Will my shares be voted if I do not provide instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker (as the record holder of the shares) is required to vote those shares in accordance with your instructions. If you do not provide instructions, your broker will not be able to vote your shares on “non-discretionary” proposals. The only items at the Annual Meeting that are “discretionary” are (i) ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm (ii) approval of amendments to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to eliminate Asbestos Trust and bankruptcy related language and (iii) approval of amendments to our Amended and Restated Bylaws (“Bylaws”) principally to eliminate Asbestos Trust and bankruptcy related language. Accordingly, if you are a beneficial owner, your broker or other holder of record is permitted to vote your shares on (i) ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm (ii) approval of amendments to our Certificate of Incorporation to eliminate Asbestos Trust and bankruptcy related language and (iii) approval of amendments to our Bylaws principally to eliminate Asbestos Trust and bankruptcy related language, even if the stockholder of record does not receive voting instructions from you.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other holder of record.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What are the voting requirements to elect the directors and to approve the proposals discussed in this Proxy Statement?

The presence of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

•	Election of Directors

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or “withhold” with respect to the election of directors. Only votes “for” are counted in determining whether a plurality has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors.

•	Ratification of the Selection of PricewaterhouseCoopers LLP

Although ratification is not required by our Bylaws or otherwise, we are asking our stockholders to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016. The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against this proposal. This proposal is considered a “discretionary” proposal and, as a result, we do not expect broker non-votes on this proposal.

•	Say on Pay

The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against this proposal. Broker non-votes are not considered entitled to vote on this proposal and, as a result, broker non-votes will not have any effect on this proposal.

•	Approval of the Owens Corning 2016 Stock Plan

Under the Bylaws, the affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the Owens Corning 2016 Stock Plan. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against this proposal. Broker non-votes are not considered entitled to vote on this proposal and, as a result, broker non-votes will not have any effect on this proposal.

•	Approval of the Corporate Incentive Plan

The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the Owens Corning Corporate Incentive Plan Terms Applicable to Certain Executive Officers (As Amended and Restated as of January 1, 2016) (the “Corporate Incentive Plan”). Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against this proposal. Broker non-votes are not considered entitled to vote on this proposal and, as a result, broker non-votes will not have any effect on this proposal.

•	Approval of Amendments to the Certificate of Incorporation to Eliminate Asbestos Trust and Bankruptcy Related Language

The affirmative vote of a supermajority of seventy five percent (75%) of all shares outstanding is required to approve the proposed amendments to our Certificate of Incorporation to remove unnecessary references to the Asbestos Trust and bankruptcy. Abstentions will have the effect of a vote against this proposal. This proposal is considered a “discretionary” proposal and, as a result, we do not expect broker non-votes on this proposal.

•	Approval of Bylaw Amendments Principally to Eliminate Asbestos Trust and Bankruptcy Related Language

The affirmative vote of a supermajority of seventy five percent (75%) of all shares outstanding is required to approve the proposed amendments to our Bylaws to, among other matters, remove unnecessary references to the Asbestos Trust and bankruptcy. Abstentions will have the effect of a vote against this proposal. This proposal is considered a “discretionary” proposal and, as a result, we do not expect broker non-votes on this proposal.

•	Approval of Bylaw Amendments to Implement Majority Voting in Uncontested Director Elections

Approval by stockholders of the amendment to the Bylaws requires the affirmative vote of at least seventy five percent (75%) of all shares outstanding is required unless Proposal 7 is approved by the requisite vote, in which case, the approval of this Proposal 8 requires the affirmative vote of a majority of the outstanding voting stock of the Company. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Could other matters be decided at the Annual Meeting?

At the time this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if other matters should be properly presented at the meeting, the proxy holders will have the discretion to vote your shares in accordance with their best judgment.

Who will tabulate the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election. Ava Harter and Raj B. Dave have been appointed to serve as alternate inspectors of election in the event Broadridge is unable to serve.

Who will pay the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission or facsimile transmission, and such persons will not receive additional compensation for their solicitation efforts. We have hired Alliance Advisors, LLC to assist in the distribution and solicitation of proxies for a fee of $20,000, plus reasonable expenses, for these services.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the U.S. Securities and Exchange Commission (“SEC”) called “householding.” This procedure is designed to reduce the volume of duplicate information received at your household and helps us reduce our printing and mailing costs. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting and Proxy Statement and accompanying documents, unless one or more of these stockholders notifies us otherwise.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting and Proxy Statement and accompanying documents, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge as indicated above.

Beneficial owners can request information about householding from their brokers or other holders of record.

PROPOSAL 1

ELECTION OF DIRECTORS

Information Concerning Directors

Currently, our Board of Directors consists of 12 directors in three classes, with three directors in class III, four directors in class I and five directors in class II.

•	The directors currently serving in Classes I and III hold office for a term expiring at the Annual Meeting.

•	The directors currently serving in Class II hold office for a term expiring at the Annual Meeting of Stockholders in 2017.

The directors in Class I and III whose terms expire at the Annual Meeting are: J. Brian Ferguson, Ralph F. Hake, F. Philip Handy, James J. McMonagle, W. Howard Morris, Suzanne P. Nimocks and Michael H. Thaman. This year, two classes of directors are standing for election as part of the “phased-in” declassification of the Board approved at the 2014 Annual Meeting of Stockholders. If re-elected, these directors will serve one-year terms. At the 2017 Annual Meeting of Stockholders, the Board will be fully de-classified such that the directors will stand for re-election for one-year terms and director classes will no longer be applicable.

Pursuant to the Corporate Governance Guidelines adopted by our Board of Directors, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity, diversity, ability to make independent analytical inquiries, understanding of Owens Corning’s business environment, and willingness to devote adequate time and efforts to Board responsibilities. The Board of Directors believes that each of the current directors and nominees for director exhibit each of these characteristics. Set forth below with each director’s biographical information is a description of the principal experience, qualifications, attributes or skills that led the Board to the conclusion that such individuals should serve as an Owens Corning director.

Your proxy will vote for each of the seven nominees unless you specifically withhold authority to vote for any or all of the nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. We do not know of any nominee of the Board of Directors who would be unable to serve as a director if elected.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each person elected at the Annual Meeting will serve until the Annual Meeting of Stockholders in 2017 and until his/her successor is duly elected and qualified.

The Board of Directors recommends that you vote FOR each director nominee named in Proposal 1.

Nominees for Election as Directors in Classes I and III—For a Term Expiring at the Annual Meeting of Stockholders in 2017

J. BRIAN FERGUSON, 61 Director Since 2011

Mr. Ferguson retired from his position as Executive Chairman of Eastman Chemical Company, a global chemical company engaged in the manufacture and sale of a broad portfolio of chemicals, plastics and fibers, at the end of 2010, having retired as chief executive officer of Eastman in May 2009. He became Chairman and Chief Executive Officer of Eastman in January 2002. He joined Eastman in 1977 and led several of its businesses in the U.S. and Asia. He currently serves as director of Philips 66. Mr. Ferguson is also the retired chairman of the American Chemistry Council. Mr. Ferguson formerly served on The University of Tennessee Board of Trustees and NextEra Energy, Inc.

Public Company Directorships in the Last Five Years:

•       NextEra Energy, Inc.

•       Phillips 66

Director Qualifications: Mr. Ferguson brings to the Board, among other skills and qualifications, over 30 years of leadership experience at Eastman Chemical Company, which culminated in his service as chief executive officer and as executive chairman. Additionally, he has served on the boards of several publicly traded companies. He has experience in international business, industrial operations, strategic planning and capital raising strategies, as well as in executive compensation and corporate governance. Mr. Ferguson’s extensive financial management experience led to his designation as an “audit committee financial expert.”

RALPH F. HAKE, 67 Director Since 2006

Mr. Hake retired as Chairman and Chief Executive Officer of the Maytag Corporation, a manufacturer of home and commercial appliances, in 2006. Prior to joining Maytag, Mr. Hake was Executive Vice President and CFO of Fluor Corporation, a $10 billion engineering and construction company. Mr. Hake also served in executive positions at Whirlpool Corporation. Prior to joining Whirlpool, Mr. Hake served in various corporate strategic and financial positions at the Mead Corporation of Dayton, Ohio. Mr. Hake also served on the Board of Directors of the National Association of Manufacturers and was Chairman of the group’s taxation and economic policy group.

Public Company Directorships in the Last Five Years:

•       ITT Corporation

•       Smurfit-Stone Container Corporation

•       Rock-Tenn Company

•       Exelis, Inc.

Director Qualifications: Mr. Hake brings to the Board, among other skills and qualifications, over 20 years of leadership experience with manufacturing companies. He has served in senior financial and management roles as well as in leadership positions on the boards of other diversified public companies. His experience at public companies has provided Mr. Hake with extensive knowledge in governance, finance, manufacturing and operations and enables him to make significant contributions to the Board. Mr. Hake’s extensive experience in financial management roles and understanding of accounting led to his designation as an “audit committee financial expert.”

F PHILIP HANDY, 71 Director Since 2006

Mr. Handy has served as CEO of Winter Park Capital, an investment firm, since April 2015. He retired from Strategic Industries a worldwide diversified service and manufacturing company in April 2015, where he served as CEO since 2001. He has held leadership positions with Equity Group Corporate Investments, Chart House, Donaldson, Lufkin and Jenrette and Fidelity Management and Research. In March 2008, he was re-appointed by President George W. Bush and confirmed by the Senate to serve a second term on the National Board of Education Sciences for a three-year term. Mr. Handy serves on the board of Anixter International, Inc., a leading global supplier of communications and security products and electrical and electronic wire and cable, and as Chairman of the Board of Progressus Therapy, a leading provider of special education solutions to school districts and communities.

Public Company Directorships in the Last Five Years:

•       Anixter International, Inc.

•       Rewards Network, Inc.

Director Qualifications: Mr. Handy brings to the Board, among other skills and qualifications, over 40 years experience in business, finance and investing. He has significant experience leading a global manufacturing company as well as previously serving as chief executive officer of two public companies, Chart House and Rewards Network, Inc. Mr. Handy also has experience serving as a director of other public and private companies. His experience enables him to provide insights concerning capital allocation strategy, governance, executive compensation, finance and investments.

JAMES J. MCMONAGLE, 71 Director Since 2007

Mr. McMonagle has been Of Counsel at Vorys, Sater, Seymour & Pease LLP, a law firm in Cleveland, Ohio, since 2002. Mr. McMonagle is Director and Chairman of the Board of Selected Family of Funds and formerly served as Senior Vice President, General Counsel and Secretary of University Hospital Health System, Inc. and University Hospitals of Cleveland. He also was a Common Pleas Court Judge of Cuyahoga County, Ohio, and an attorney in private practice.

Director Qualifications: Mr. McMonagle’s distinguished career as an attorney, general counsel, board chairman and as a judge enables him to provide the Board valuable insights regarding regulatory risk, governance, government processes and law.

W. HOWARD MORRIS, 55 Director Since 2007

Mr. Morris has been President and Chief Investment Officer of The Prairie & Tireman Group, an investment partnership, since 1998. Mr. Morris was formerly Vice President and Senior Portfolio Manager at Comerica Asset Management from 2006 to 2007, Emergency Financial Manager, Inkster, Michigan Public Schools, from 2002 to 2005, and Chief Financial Officer, Detroit, Michigan Public School District, from 1999 to 2000. He is a Certified Public Accountant and Chartered Financial Analyst.

Director Qualifications: Mr. Morris brings to the Board, among other skills and qualifications, experience in auditing, finance and investments. Mr. Morris’ experience as Chief Investment Officer of an investment partnership, his experience as a Certified Public Accountant, Chartered Financial Analyst and his knowledge of finance led to his designation as an “audit committee financial expert.”

SUZANNE P. NIMOCKS, 57 Director Since 2012

Ms. Nimocks was formerly a Director with McKinsey & Company, a global management consulting firm, from June 1999 to March 2010, and was with the firm in various capacities since 1989, including as leader of the firm’s Global Petroleum Practice, Electric Power & Natural Gas Practice, as well as the Global Organization Practice. Ms. Nimocks served on several of the firm’s worldwide personnel committees for many years and formerly served as the Houston Office Manager.

Ms. Nimocks currently serves on the boards of Encana Corporation, Rowan Companies, Inc. and ArcelorMittal, chairs the Board of the Houston Zoo and is a Trustee for the Texas Children’s Hospital. Ms. Nimocks is a former board member of the Greater Houston Partnership, United Way of the Texas Gulf Coast and the American Heart Association, and a former Trustee of the St. John’s School in Houston.

Public Company Directorships in the Last Five Years:

•       Encana Corporation

•       Rowan Companies Inc.

•       ArcelorMittal

Director Qualifications: Ms. Nimocks brings to the Board, among other skills and qualifications, over 20 years of experience in a global management consulting firm, focusing on strategic planning, corporate finance and risk management. Ms. Nimocks also has extensive experience in serving as a director of other global public companies in various sectors.

MICHAEL H. THAMAN, 52 Director Since 2006

Mr. Thaman has served as Owens Corning’s President and Chief Executive Officer since 2007 and as Chairman since 2002. Mr. Thaman joined Owens Corning in 1992 and held a variety of leadership positions at Owens Corning, including serving as Chief Financial Officer beginning in 2000, President of the Exterior Systems Business beginning in 1999 and President of the Engineered Pipe Systems Business beginning in 1997. Prior to joining Owens Corning, Mr. Thaman was Vice President in the New York office of Mercer Management Consulting, a strategy consulting firm. Mr. Thaman is a Director of Kohler Co.

Public Company Directorships in the Last Five Years:

•       NextEra Energy, Inc.

Director Qualifications: Mr. Thaman has significant leadership experience with Owens Corning. The Board believes that Mr. Thaman’s strong leadership skills, financial acumen, extensive business experience and knowledge of the Company, its products, investors and its customers is of tremendous value to the Board. This experience and knowledge qualifies Mr. Thaman to provide insight to the Board on Owens Corning’s operations, business strategy and talent, as well as financial matters. In addition to his other skills and qualifications, Mr. Thaman’s role as both Chairman and Chief Executive Officer of Owens Corning serves as a vital link between management and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management’s perspective on business and strategy.

Class II—For a Term Expiring at the Annual Meeting of Stockholders in 2017

CESAR CONDE, 42 Director since 2014

Cesar Conde was named Chairman of NBCUniversal International Group, a Fortune 100 global media company, and NBCUniversal Telemundo Enterprises, a global media company, in September 2015. He joined NBCUniversal in October 2013 and was previously Executive Vice President overseeing NBCUniversal International. Prior to joining NBCUniversal, Mr. Conde served as President of Univision, a leading American media company with a portfolio of Spanish language television networks, radio stations and websites. Mr. Conde, who joined Univision in 2003, served in a variety of senior executive capacities and is credited with transforming it into a leading global, multi-platform media brand. Prior to Univision, Mr. Conde served as the White House Fellow for Secretary of State Colin L. Powell from 2002-2003.

Director Qualifications: Mr. Conde brings a diverse set of qualifications and perspectives to the Board based on his leadership experience in the public and private sector, including his tenure as a senior executive at NBCUniversal. Mr. Conde’s experience enables him to provide valuable insights to the Board regarding global business strategy, marketing, finance and technology.

ANN IVERSON, 72 Director since 2006

Ms. Iverson has provided international consulting services in Carefree, Arizona, since 1998. Prior to that, Ms. Iverson served as Chief Executive Officer of Laura Ashley Holdings plc, Mothercare plc and Kay-Bee Toy Stores, Chairperson of Brooks Sports, Inc. and Chairperson of the Board of Trustees of Thunderbird—The School of Global Management. She has held executive positions with Bloomingdales and Federated Department Stores, Inc. Ms. Iverson also has been awarded the Ellis Island Medal of Honor.

Public Company Directorships in the Last Five Years:

•       Ignite Restaurant Group

Director Qualifications: Ms. Iverson has significant leadership experience as a chief executive officer in both the public and private sectors and as a business consultant. She provides the board a global perspective, with over 10 years experience as chief executive officer of large multinational companies. Ms. Iverson brings to the Board, among other skills and qualifications, expertise in international business, branding, finance and marketing. Ms. Iverson’s audit committee experience and understanding of finance led to her designation as an “audit committee financial expert.”

EDWARD F. LONERGAN, 56 Director since 2013

Mr. Lonergan has served as Executive Chairman of Zep Inc., an international provider of maintenance and cleaning solutions to the commercial, industrial, institutional and consumer markets since July 2015. Prior to joining Zep, Mr. Lonergan served as Director, President and Chief Executive Officer of Chiquita Brands International, Inc., a leading international grower, distributor and marketer of fresh and value-added food products from October 2012 until the privatization of the company in January 2015. He served as Director, President and Chief Executive Officer of Diversey, Inc., a leading global provider of sustainable cleaning, sanitation and hygiene solutions, from February 2006 through the sale of the company to Sealed Air Corporation in October 2011. Prior to Diversey, Mr. Lonergan served as President, Europe for Gillette from May 2002 to January 2006. Between 1981 and April 2002, he held a variety of leadership positions both domestically and internationally at the Procter & Gamble Company, including general management roles in customer business development and in emerging markets. He currently serves on the Board of The Schwan Food Company.

Public Company Directorships in the Last Five Years:

•       Chiquita Brands International, Inc.

Director Qualifications: Mr. Lonergan brings more than 30 years of international leadership experience at public and private companies in various sectors, including significant leadership experience as the current Executive Chairman of Zep and former Chief Executive Officer of Chiquita Brands International. He possesses extensive knowledge of global business operations, strong strategic and financial management expertise and a keen understanding of the consumer products business.

MARYANN T. MANNEN, 53 Director since 2014

Maryann T. Mannen has served as Executive Vice President and Chief Financial Officer of FMC Technologies, Inc., a leading global provider of technology solutions for the energy industry, since March 2014. As CFO, she is responsible for overall financial management of FMC Technologies, its financial reporting and transparency, and for multiple corporate functions. Before being appointed to her current role, Ms. Mannen served as Senior Vice President and CFO from 2011 to early 2014. She previously served as Treasurer, Vice President and Deputy Chief Financial Officer. Before joining FMC Technologies, Inc. in 1986, Ms. Mannen served as Finance Manager for Sheller-Globe Corporation.

Director Qualifications: Ms. Mannen has extensive leadership experience in finance, operations and management. Her well-rounded management experience at FMC Technologies, a publicly traded, energy sector manufacturer, particularly in her current role as Chief Financial Officer, enables her to contribute important insights regarding business strategy, risk management and finance. Ms. Mannen’s financial management experience and extensive knowledge of accounting led to her designation as an “audit committee financial expert.”

JOHN D. WILLIAMS, 61 Director Since 2011	Mr. Williams has served as President and Chief Executive Officer, and Director of Domtar Corporation, a manufacturer of fiber-based products including communication papers, specialty and packaging papers and absorbent hygiene products, since joining the company in 2009. From 2000 to 2008, Mr. Williams served in senior executive positions with SCA Packaging Ltd. and SCA Packaging Europe, among Europe’s largest producers of containerboard paper used for the manufacturing of corrugated box products. During this period, he served as President of SCA Packaging Europe, from 2005 to 2008, and as regional managing director for the company’s U.K. and Ireland operations from 2000 to 2005. Prior to joining SCA Packaging, Mr. Williams held a number of increasingly senior positions in sales, marketing, management and operations with Rexam PLC; Packaging Resources, Inc.; Huhtamaki; Alberto Culver (U.K.) Ltd.; and MARS Group.

Director Qualifications: Mr. Williams brings to the Board, among other skills and qualifications, significant leadership experience as President and Chief Executive Officer of Domtar Corporation, a large publicly traded manufacturer and previously as a senior executive in the European packaging industry. He has extensive experience in international business, manufacturing, management, operations, sales and marketing. Mr. Williams’ experience and knowledge of finance and global risk led to his designation as an “audit committee financial expert.”

Governance Information

Corporate Governance Overview

•       92% of the Board is Independent

•       All Directors attended at least 75% of Board and committee meetings held

•       Directors with experience, qualifications and skills across a wide range of public and private companies

•       Board access to Senior Management and Independent Advisors

•       Executive sessions of Independent Directors at every regular Board meeting and Committee meeting

•       Fully de-classified Board of Directors in 2017

•       Active stockholder engagement outreach program

•       Clawback, anti-hedging and anti-pledging policies

•       Stock Ownership Guidelines for Directors and Senior Management

•       Independent Lead Director with robust and defined responsibilities

•       100% Independent Audit, Compensation, Finance and Governance and Nominating Committees

•       Annual Board, Chairman/CEO, Committee evaluation process

•       Robust policy regarding Director service on other public company boards

•       Global Code of Conduct for employees, officers and directors

•       Mandatory Director retirement age

•       Ranked #1 in the Building Materials section of the Dow Jones Sustainability Index for six years consecutively

•       Annual advisory vote to approve executive compensation

2016 Management Proposal on Majority Voting

Proposal 8 on p. 77 further details the Board’s request for stockholder approval at the Annual Meeting of Stockholders of a Bylaw amendment to require majority voting in uncontested director elections. If approved by stockholders, a majority voting standard in uncontested director elections will become effective concurrent with the full de-classification of the Board in 2017.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines which, in conjunction with our Certificate of Incorporation, Bylaws and Board committee charters, form the framework for our corporate governance. The Governance and Nominating Committee reviews the Corporate Governance Guidelines periodically and makes revisions, as necessary. The Corporate Governance Guidelines are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Secretary of the Company.

Board Leadership Structure

Pursuant to the Corporate Governance Guidelines, the Board has the authority to select its Chairperson based on its collective best judgment as to the candidate best suited to meet the Company’s needs at a given time. Currently, Michael H. Thaman serves as Owens Corning’s Chairman of the Board, President and Chief Executive Officer (“Chairman and CEO”) and John D. Williams, a non-management director serves as lead independent director (“Lead Independent Director”) of the Board. The Board of Directors believes that this leadership structure is appropriate for Owens Corning in light of the Company’s governance structure, current needs and business environment as well as the unique talents, experiences and attributes of the individuals in those roles.

Mr. Thaman served as Chairman of the Board for the Company since April 2002 to December 2007, prior to his election as the Company’s Chief Executive Officer. Upon his election as Chief Executive Officer in December 2007, the Chairman and CEO positions were combined in order to ensure a single, strong senior management voice, with clear and consistent leadership on critical strategic objectives. The Board’s prior experience working with Mr. Thaman in the Chairman position strongly supported its conclusion that the Company and its stockholders would be best served with Mr. Thaman leading Owens Corning as its Chairman and CEO.

The Board of Directors further determined that it was appropriate to have a structure that provided strong leadership among the independent directors of the Board. Until April 2015, Ralph Hake served as Lead Independent Director. In April 2015, John Williams began serving as Lead Independent Director. Mr. Williams has served as director of the Company since 2011 and has served as chairman of the Audit Committee. Additionally, the Board, which consists entirely of independent directors other than Mr. Thaman, exercises an independent oversight function. Each of the Board committees is comprised entirely of independent directors. Regular executive sessions of the non-management directors are held and each year, an evaluation of the Chairman and CEO in several key areas, is completed by each of the independent directors.

The Board of Directors has complete access to the Company’s management and believes that its ongoing ability to review the leadership structure of the Board and to make changes as it deems necessary and appropriate gives it the flexibility to meet varying business, personnel and organizational needs over time.

Lead Independent Director

The independent directors on our Board of Directors have elected a Lead Independent Director to serve in a lead capacity to coordinate the activities of the other non-management directors and to perform such other duties and responsibilities as the Board of Directors may determine. John D. Williams was elected to serve as Lead Independent Director, effective April 2015, for a two-year term.

The responsibilities of the Lead Independent Director, as provided in the Charter of Lead Independent Director for Owens Corning, include:

•	presiding at meetings of the Board in the absence of, or upon the request of, the Chairman;

•	serving as a designated member of the Executive Committee of the Board;

•	presiding over all executive meetings of non-management directors and independent directors and reporting to the Board, as appropriate, concerning such meetings;

•	reviewing Board meeting agendas in collaboration with the Chairman and recommending matters for the Board to consider and information to be provided to the Board;

•

serving as a liaison and supplemental channel of communication between the non-management/independent directors and the Chairman without inhibiting direct communication between the Chairman and other directors;

•	serving as the principal liaison for consultation and communication between the non-management/independent directors and stockholders; and

•	advising the Chairman concerning the retention of advisors and consultants who report directly to the Board.

The Charter of Lead Independent Director for Owens Corning is available on our website at http://www.owenscorning.com. The Board of Directors evaluates its structure and composition annually and believes that having a strong Lead Independent Director with significant leadership responsibilities, as described above, coupled with a strong and effective Chairman and CEO is currently the appropriate board leadership structure for Owens Corning.

Board, Committee and Chairman and CEO Evaluation Process

Each year, the Governance and Nominating Committee facilitates a process to evaluate the effectiveness of the Board, its committees and the Chairman and CEO.

The Board and its committees complete self-assessment questionnaires and have individual discussions with the Lead Independent Director to evaluate effectiveness in several areas including composition, structure and processes. The Governance and Nominating Committee utilizes the results of this process to recommend changes to Board processes, to determine critical skills required of prospective director candidates and to make recommendations for committee assignments.

The Governance and Nominating Committee also prepares and circulates evaluations to the independent directors regarding the performance of the Chairman and CEO in several key performance areas. Non-management directors discuss their feedback on the Chairman and CEO with the Lead Independent Director. The results of the process are discussed in an executive session of the non-management directors and are also factored into the Compensation Committee’s performance evaluation of the Chairman and CEO.

Director Retirement Age

Pursuant to the Corporate Governance Guidelines, the retirement age for directors is 73. A director who has attained age 73 may continue to serve as a director until the next succeeding Annual Meeting of Stockholders.

Risk Oversight

The Audit Committee of the Board of Directors has primary responsibility for facilitating the Board’s oversight of the Company’s management of key risks and financial exposures. Pursuant to its charter, the Audit Committee’s responsibilities include:

•	Reviewing annually and receiving periodic updates on the Company’s identification of its key risks, major financial exposures and related mitigation plans;

•	Overseeing the Company’s management of key risks and major financial exposures that fall within the specific purview of the Audit Committee;

•	Ensuring that the Board and its committees oversee the Company’s management of key risks and major financial exposures within their respective purviews; and

•	Evaluating periodically the effectiveness of the above referenced process of oversight by the Board and its committees.

The Compensation, Finance and Governance and Nominating Committees of the Board of Directors each review and evaluate risks associated with their respective areas. Each of the Board Committees provides reports concerning its respective risk management activities to the Board of Directors and the Board considers and discusses such reports.

Owens Corning also has a management Risk Committee which is responsible for overseeing and monitoring the Company’s risk assessment and mitigation related actions. The Risk Committee’s membership has broad based functional representation, including members from the corporate audit, finance, legal, security, treasury and business functions. The Risk Committee provides periodic updates concerning risk to the Executive Officers and to the Audit Committee of the Board of Directors.

Communications with Directors

Stockholders and other interested parties may communicate with the Lead Independent Director or any other non-management director by sending an email to non-managementdirectors@owenscorning.com. All such communications are promptly reviewed by the Vice President, Internal Audit and/or the Senior Vice President and General Counsel for evaluation and appropriate follow-up. The Board of Directors has determined that communications considered to be advertisements, or other types of “Spam” or “Junk” messages, unrelated to the duties or responsibilities of the Board, should be discarded without further action. A summary of all other communications is reported to the non-management directors. Communications alleging fraud or serious misconduct by directors or executive officers are immediately reported to the Lead Independent Director. Complaints regarding business conduct policies, corporate governance matters, accounting controls or auditing are managed and reported in accordance with Owens Corning’s existing Audit Committee complaint policy or business conduct complaint procedure, as appropriate.

Director Qualification Standards

Pursuant to New York Stock Exchange listing standards, our Board of Directors has adopted Director Qualification Standards with respect to the determination of director independence that incorporate the independence requirements of the New York Stock Exchange corporate governance listing standards. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The full text of our Director Qualification Standards is available on our website at http://www.owenscorning.com. Using these standards, the Board determines whether a director has a material relationship with the Company other than as a director.

Director Independence

With the assistance of legal counsel, the Governance and Nominating Committee reviewed the applicable legal standards for director and Board Committee independence, our Director Qualification Standards, and the criteria applied to determine “audit committee financial expert” status. The Committee also reviewed reports of the answers to annual questionnaires completed by each of the independent directors and of transactions with director affiliated entities. On the basis of this review, the Governance and Nominating Committee delivered recommendations to the Board of Directors and the Board made its independence and “audit committee financial expert” determinations based upon the Committee’s reports and recommendations.

The Board of Directors has determined that current directors Cesar Conde, J. Brian Ferguson, Ralph F. Hake, F. Philip Handy, Ann Iverson, Edward F. Lonergan, Maryann T. Mannen, James J. McMonagle, W. Howard Morris, Suzanne P. Nimocks and John D. Williams are independent under the standards set forth in our Director Qualification Standards and applicable New York Stock Exchange listing standards. Prior to his retirement from the Board on April 16, 2015, the Board had determined that Norman P. Blake was independent under such standards. The Board of Directors also has determined that all of the directors serving on the Audit, Compensation, and Governance and Nominating Committees are independent and satisfy relevant requirements of the SEC, the New York Stock Exchange, Owens Corning and the respective charters for the members of such committees.

Executive Sessions of Directors

Our Corporate Governance Guidelines specify that executive sessions or meetings of non-management directors without management present must be held regularly (at least three times a year) and at least one meeting must include only independent directors. Currently, all of our non-management directors are independent. In 2015, the independent directors met in executive session six times. Our Lead Independent Director presides over all executive sessions of the Board and of non-management directors.

Owens Corning Policies on Business Ethics and Conduct

Code of Business Conduct Policy

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to abide by Owens Corning’s Code of Business Conduct Policy to ensure that our business is conducted in a consistently legal and ethical manner. This policy forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the high integrity level of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

Ethics Policy for Chief Executive and Senior Financial Officers

The Company also has adopted an Ethics Policy for Chief Executive and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and Controller (“Senior Financial Officers”), that provides, among other things, that Senior Financial Officers must comply with all laws, rules and regulations that govern the conduct of the Company’s business and that no Senior Financial Officer may participate in a transaction or otherwise act in a manner that creates or appears to create a conflict of interest unless the facts and circumstances are disclosed to and approved by the Governance and Nominating Committee.

Employees are expected to report any conduct that they believe to be an actual or apparent violation of Owens Corning’s Policies on Business Ethics and Conduct.

The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have adopted and comply with such procedures.

Directors’ Code of Conduct

The members of our Board of Directors are required to comply with a Directors’ Code of Conduct (the “Code”). The Code is intended to focus the Board and the individual directors on areas of ethical risk, help directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers all areas of professional conduct relating to service on the Owens Corning Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with all applicable laws and regulations, sustainability and oversight of ethics and compliance by employees of the Company.

The full texts of our Code of Business Conduct Policy, Ethics Policy for Chief Executive and Senior Financial Officers and Directors’ Code of Conduct are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Secretary of the Company. To the extent required by applicable SEC rules or New York Stock Exchange listing standards, we intend to post any amendments to or waivers from the Ethics Policy for Chief Executive and Senior Financial Officers to our website under the tab titled “Corporate Governance”.

Board and Committee Membership

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer, Chief Financial Officer and other officers, by reviewing materials provided to them, by visiting our offices and plants, and by participating in meetings of the Board and its committees. Board members are expected to regularly attend Board and committee meetings as well as our Annual Meetings of Stockholders, unless an emergency prevents them from doing so. Each of our directors, who was a director at the time, was present at the 2015 Annual Meeting of Stockholders.

During 2015, the Board of Directors met six times. Each of our directors attended at least 75 percent of the meetings of the Board and Board committees on which he or she served in 2015.

Name	Audit	Compensation	Governance and Nominating	Executive	Finance
Mr. Conde*		X			X
Mr. Ferguson*	C			X	X
Mr. Hake*	X		X
Mr. Handy*		X	X
Ms. Iverson*	X				X
Mr. Lonergan*		X			X
Ms. Mannen*	X		X
Mr. McMonagle*		C		X	X
Mr. Morris*	X		X
Ms. Nimocks*		X		X	C
Mr. Williams*			C	X
Mr. Thaman				C
2015 Meetings	8	5	4	—	4

C = Committee Chairman                     X = Committee Member                     * = Independent

Each of the standing Committees of our Board of Directors acts pursuant to a charter that has been approved by our Board. These charters are updated periodically and can be found on the Company’s website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Secretary of the Company.

Director Service on Other Public Boards

The Corporate Governance Guidelines state that directors who are employed full time as executives shall not serve on more than three publicly traded company boards (including service on the Company’s Board) and other directors shall not serve on more than five boards of publicly-traded companies (including service on the Company’s Board). This is to ensure that our directors devote adequate time for preparation and attendance at Board and Committee meetings, including the Annual Meeting of Stockholders.

The Company’s Audit Committee Charter states that no director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other publicly traded companies, unless the Board determines that such simultaneous service would not impair the ability of such director effectively to serve on the Committee.

The Audit Committee

Responsibilities

The Audit Committee is responsible for preparing the Audit Committee report required by SEC rules and assisting the Board in fulfilling its legal and fiduciary obligations with respect to oversight matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company, including assisting the Board’s oversight of:

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements,

•	the Company’s independent registered public accounting firm’s qualifications and independence, and

•	the performance of the independent registered public accounting firm and the Company’s internal audit function.

The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” for purposes of the SEC’s rules.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements of the Company contained in the Annual Report on Form 10-K with management. The Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP per the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

By The Audit Committee:

J. Brian Ferguson, Chairman

Ralph F. Hake

Ann Iverson

Maryann T. Mannen

W. Howard Morris

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2016.

Principal Accounting Fees and Services

The aggregate fees billed and services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2015 and 2014 are as follows (in thousands):

	2015	2014
Audit Fees (1)	$4,531	$4,626
Audit-Related Fees (2)	15	30
Tax Fees (3)	168	294
All Other Fees (4)	34	10

Total Fees	$4,748	$4,960

(1)	Amounts shown reflect fees for the years ended December 31, 2015 and 2014, respectively.
(2)	The fees relate primarily to review of the Company’s required franchise disclosure documents in 2015 and 2014.
(3)	The fees relate primarily to compliance and consulting.
(4)	The fees relate primarily to research software and a 2015 supplier audit.

It is the Company’s practice that all services provided by its independent registered public accounting firm be pre-approved either by the Audit Committee or by the Chairman of the Audit Committee pursuant to authority delegated by the Audit Committee. No part of the independent registered public accounting firm services related to the Audit-Related Fees, Tax Fees, or All Other Fees listed in the table above was approved by the Audit Committee pursuant to the exemption from pre-approval provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

The Compensation Committee

Responsibilities

The Compensation Committee is responsible for oversight of the Company’s executive compensation, including authority to determine the compensation of the executive officers, and for producing an annual report on executive compensation in accordance with applicable rules and regulations. The Compensation Committee may delegate power and authority to subcommittees of the Compensation Committee as it deems appropriate. However, the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard required to be exercised by the Compensation Committee as a whole. The Compensation Committee has the sole authority to retain or terminate a compensation consultant to assist the Compensation Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms. The consultant’s fees will be paid by the Company.

In overseeing the Company’s policies concerning executive compensation for officers, the Compensation Committee:

•	reviews at least annually the goals and objectives of the Company’s plans and amends or recommends that the Board amend, these goals and objectives if the Compensation Committee deems it appropriate;

•

reviews at least annually the Company’s executive officer compensation plans in light of the Company’s goals and objectives, and, if the Compensation Committee deems it appropriate, adopts or recommends to the Board the adoption of new, or the amendment of existing, executive compensation plans;

•

evaluates annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans and, either alone as a committee or together with the other independent directors, sets the Chief Executive Officer’s compensation level based on this evaluation;

•

approves the pay structure, salaries and incentive payments of all other executive officers of the Company, as well as the performance requirements for the Company’s annual and long-term incentive plans; and

•	reviews and approves any severance or termination arrangements to be made with any executive officer of the Company.

The Compensation Committee also reviews the Company’s executive compensation programs on a continuing basis to determine that they are properly integrated and that payments and benefits are reasonably related to executive and Company performance and operate in a manner consistent with that contemplated when the programs were established.

Compensation Consultant

The Executive Compensation group in the Company’s Corporate Human Resources Department supports the Compensation Committee in its work. In addition, the Compensation Committee has authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.

The Compensation Committee engaged the services of Meridian Compensation Partners, LLC (“Consultant”) in the second half of 2015 as independent outside compensation consultants to advise the Compensation Committee on all matters related to Chief Executive Officer and other executive, as well as director, compensation. Prior to that, Pearl Meyer & Partners was the independent outside compensation consultant. Specifically, Meridian provided relevant market data and trend information, advice, alternatives and recommendations to the Compensation Committee.

The Governance and Nominating Committee

Responsibilities

The Governance and Nominating Committee is responsible for:

•	identifying and recommending to the Board individuals qualified to serve as directors and as committee members;

•	advising the Board with respect to Board composition, procedures and committees;

•	advising the Board with respect to the corporate governance principles applicable to the Company; and

•	overseeing the annual evaluation of the Board.

Director Nomination Process

The Governance and Nominating Committee evaluates potential candidates for Board membership on an ongoing basis. The Committee is authorized to use any methods it deems appropriate for identifying candidates for Board membership, including recommendations from current Board members, outside search firms and stockholders. Where outside search firms are utilized, they assist the Committee in both identifying and evaluating potential nominees.

Director Qualifications

Pursuant to the Company’s Corporate Governance Guidelines, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time and effort to Board responsibilities.

Consideration of Diversity

Pursuant to its charter, the Governance and Nominating Committee is responsible for identifying and recommending director nominees consistent with the director qualification criteria described above, including diversity, so as to enhance the Board’s ability to manage and direct the affairs and business of the Company. In identifying director nominees, the Committee considers diversity as provided in its charter, and the Corporate Governance Guidelines and it does not have an additional policy with respect to the consideration of diversity. The Committee considers diversity expansively against the charter standard of enhancing the Board’s ability to manage and direct the affairs and business of the Company. The effectiveness of this process is assessed annually by the full Board as part of the Board self-evaluation process. The Committee believes that its consideration of diversity effectively implements the charter requirements.

Consideration of Director Candidates Recommended by Stockholders

Under its charter, the Governance and Nominating Committee is responsible for reviewing stockholder nominations for director. The Committee does not have a formal policy with respect to the consideration of director candidates recommended by stockholders. However, its practice is to consider those candidates on the same basis and in the same manner as it considers recommendations from other sources. Such recommendations should be submitted to the non-management directors and should include information about the background and qualifications of the candidate.

The Executive Committee

The Executive Committee has the authority to act for the Board between meetings of the Board of Directors subject to applicable law and New York Stock Exchange listing standards.

The Finance Committee

The Finance Committee is responsible for exercising oversight responsibility with respect to the Company’s material and strategic financial matters, including those related to investment policies and strategies, merger and acquisition transactions, financings, capital structure, and for advising Company management and the Board with respect to such matters.

REVIEW OF TRANSACTIONS WITH RELATED PERSONS

There are no transactions with related persons, as defined in Item 404 of Regulation S-K, to report for the fiscal year ended December 31, 2015.

The Company has various written policies in place pertaining to related party transactions and actual or potential conflicts of interest by directors, officers, employees, and members of their immediate families.

The Company has a Directors’ Code of Conduct that provides, among other things, that a director who has an actual or potential conflict of interest:

•	must disclose the existence and nature of such actual or potential conflict to the Chairman of the Board and the Chairman of the Governance and Nominating Committee; and

•	may proceed with the transaction only after receiving approval from the Governance and Nominating Committee.

EXECUTIVE OFFICERS OF OWENS CORNING

The name, age and business experience during the past five years of Owens Corning’s executive officers as of March 17, 2016 are set forth below. Each executive officer holds office until his/her successor is elected and qualified or until his/her earlier resignation, retirement or removal. All those listed have been employees of Owens Corning during the past five years except as indicated.

Name and Age	Position*
Brian D. Chambers (49)	President, Roofing and Asphalt since October 2014; formerly Vice President and General Manager, Roofing and Asphalt (2013); Vice President and Managing Director, Composites (2011).

Julian Francis (49)	President, Insulation Business since October 2014; formerly Vice President and General Manager, Residential Insulation (2012); Vice President and General Manager, Glass Reinforcements (2011); National Sales Leader (2010).

Arnaud Genis (51)	Group President, Composites since December 2010; formerly Vice President and Managing Director, European Composites (2007).

Ava Harter (46)	Senior Vice President, General Counsel and Secretary since May 2015; formerly General Counsel, Chief Compliance Officer and Corporate Secretary, Taleris America LLC (2012); General Counsel, General Electric Aviation’s Avionics Business, General Electric (2009).

Michael C. McMurray (51)	Senior Vice President and Chief Financial Officer since August 2012; formerly Vice President Finance, Building Materials Group (2011), Vice President Investor Relations and Treasurer (2010), Vice President Finance and Treasurer (2008).

Kelly J. Schmidt (50)	Vice President, Controller since April 2011; formerly Vice President, Internal Audit (2010).

Daniel T. Smith (51)	Senior Vice President, Organization and Administration since November 2014; formerly Senior Vice President, Information Technology and Human Resources since 2012 and Senior Vice President Human Resources since September 2009; formerly Executive Vice President/Chief Administrative Officer, Borders Group, Inc. (2009).

Michael H. Thaman (52)	President and Chief Executive Officer since December 2007 and Chairman of the Board since April 2002; formerly Chief Financial Officer until September 2007. Director since 2006.

*	Information in parentheses indicates year during the past five years in which service in position began.

Security Ownership of Certain Beneficial Owners and Management

The following table contains information, as of February 22, 2016 unless otherwise indicated, about the beneficial ownership of Owens Corning’s common stock for each stockholder known by us to own beneficially 5% or more of our common stock; each of our directors; each of the named executive officers; and all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and, except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 115,901,597 outstanding shares of Owens Corning common stock as of February 22, 2016. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Beneficial Ownership
5% Stockholders, Directors and Executive Officers	Number of Shares		Percent of Total
Beneficial Owners of 5% or More of Our Common Stock
Barrow, Hanley, Mewhinney & Strauss, LLC	9,506,681	(1)	8.2%
The Vanguard Group	8,652,856	(2)	7.5%
Blackrock, Inc.	6,145,489	(3)	5.3%
Directors and Named Executive Officers
Cesar Conde	4,628	(4)	*
J. Brian Ferguson	47,928	(4)	*
Ralph F. Hake	49,514	(4)	*
F. Philip Handy	58,633	(4)	*
Ann Iverson	45,852	(4)	*
Edward F. Lonergan	13,819	(4)	*
Maryann T. Mannen	4,628	(4)	*
James J. McMonagle	65,567	(4)	*
W. Howard Morris	38,319	(4)(5)	*
Suzanne P. Nimocks	11,045	(4)	*
John D. Williams	19,789	(4)	*
Michael H. Thaman	1,554,717	(4)(6)(7)	1.3%
Brian D. Chambers	59,485	(6)(7)	*
Arnaud Genis	108,988	(6)(7)	*
Michael C. McMurray	103,329	(6)(7)	*
Daniel T. Smith	110,270	(4)(6)(7)	*
Executive officers and directors as a group (19 persons)	2,374,163	(4)(5)(6)(7)	2.0%

*	Represents less than 1%
(1)	Based solely upon a Schedule 13G filed with the SEC on February 2, 2016, Barrow, Hanley, Mewhinney & Strauss, LLC, 2200 Ross Avenue, 31st Floor, Dallas, Texas 75201-2761, reports beneficial ownership of 9,506,681 shares of our common stock, with sole voting power over 2,182,704 shares, shared voting power over 7,323,977 shares, and sole dispositive power over 9,506,681 shares as of December 31, 2015.
(2)	Based solely upon a Schedule 13G/A filed with the SEC on February 11, 2016, The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, beneficially owned 8,652,856 shares of our common stock, with sole voting power over 84,335 shares, shared voting power over 5,900 shares, sole dispositive power over 8,569,321 shares and shared dispositive power over 83,535 shares as of December 31, 2015.
(3)	Based solely upon a Schedule 13G filed with the SEC on January 28, 2016, Blackrock, Inc., 55 East 52nd Street, New York, NY 10055, reports beneficial ownership of 6,145,489 shares of our common stock, with sole voting power over 5,647,052 shares and sole dispositive power over 6,145,489 shares as of December 31, 2015.
(4)

Includes deferred stock over which there is currently no investment or voting power, as follows: Mr. Conde, 4,628; Mr. Ferguson, 29,528; Mr. Hake, 38,365; Mr. Handy, 58,633; Ms. Iverson, 36,118; Mr. Lonergan,

11,819; Ms. Mannen, 4,628; Mr. McMonagle, 43,580; Mr. Morris, 29,306; Ms. Nimocks, 11,045; Mr. Williams, 16,104; Mr. Thaman, 310,414; Mr. Smith, 20,479; and all executive officers and directors as a group (19 persons), 616,643.
(5)	Includes 1,000 shares held by a family member as to which beneficial ownership is disclaimed by Mr. Morris, except to the extent of his pecuniary interest.
(6)	Includes restricted shares over which there is voting power, but no investment power, as follows: Mr. Thaman, 126,525; Mr. Chambers, 16,675; Mr. Genis, 31,550; Mr. McMurray, 29,825; Mr. Smith, 22,650; and all executive officers and directors as a group (19 persons), 261,951.
(7)	Includes shares which are not owned but are unissued shares subject to exercise of options, or which will be subject to exercise of options within 60 days after February 22, 2016, as follows: Mr. Thaman, 820,850; Mr. Chambers, 26,850; Mr. Genis, 57,075; Mr. McMurray, 50,025; Mr. Smith, 51,700; and all executive officers and directors as a group (19 persons), 1,038,425.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations require Owens Corning’s directors, executive officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Owens Corning undertakes to file such forms on behalf of our current reporting directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Reporting directors, executive officers and ten percent stockholders are also required by the SEC rules to furnish Owens Corning with copies of all Section 16(a) reports they file.

Based solely on our review of copies of such reports received and/or written representations from such directors, executive officers and ten percent stockholders, Owens Corning believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during fiscal year 2015, with the exception of a Form 4 for one sale transaction by a director that was not timely reported due to an administrative oversight. Promptly upon recognition of the oversight, the transaction was reported on a Form 4 filed on July 28, 2015.

Executive Compensation*

Compensation Discussion and Analysis

In this section, we discuss our compensation philosophy and describe and analyze the compensation program for Michael H. Thaman, our Chief Executive Officer (“CEO”); Michael C. McMurray, our Chief Financial Officer (“CFO”); and Arnaud P. Genis (our Group President, Composites), Daniel T. Smith (our Senior Vice President, Organization & Administration), and Brian Chambers (our President, Roofing & Asphalt), who collectively were our next three most highly paid executive officers (collectively “named executive officers” or “NEOs”) for 2015. More specifically, we explain how our Board’s Compensation Committee (the “Committee”) determines compensation for our senior executives and its rationale for specific 2015 decisions for the named executive officers. We also discuss several changes the Committee has made to our program over the past year to advance its fundamental objective of aligning our named executive officers’ compensation with the long-term interests of Owens Corning’s stockholders.

*	Certain non-GAAP and other financial measures are used in this section and the tables that follow. Please refer to our 2015 Annual Report on Form 10-K, as filed with the SEC on February 10, 2016 (the “Form 10-K”), as noted below, for reconciliations to GAAP and further information.

2015 Company Performance

In 2015, Owens Corning delivered the largest improvement in adjusted earnings before interest and taxes (“Adjusted EBIT”)** in the Company’s history with all three businesses—Composites, Insulation, and Roofing—making substantial contributions to earnings. Overall improvement was driven by positive macro-economic trends as well as strong commercial and operational execution, despite currency headwinds. Key accomplishments in 2015 include:

•

Owens Corning delivered a year-over-year improvement in safety performance, with a Recordable Incident Rate of 0.52. The severity of our injuries continues to decrease. Our goal is to achieve and maintain injury-free workplaces across our Company.

•

Insulation delivered its 18th consecutive quarter of EBIT*** improvement, earning $160 million for the year. This represents a $52 million increase over 2014, driven by improved pricing, higher volumes and operational leverage.

•

Composites delivered $232 million in EBIT, an $83 million improvement over 2014 performance, driven by volume and pricing strength. Strong manufacturing performance also contributed to earnings momentum.

•	Roofing delivered $266 million in EBIT, a $34 million improvement over 2015 performance, driven by consistency in the U.S. shingle market as well as asphalt deflation.

Response to Say-on-Pay Vote and Stockholder Outreach in 2015

In 2015, we provided our stockholders with the opportunity to, on an advisory basis, approve or vote against the 2014 compensation of our NEOs (“say-on-pay”). Approximately 88% of the votes cast approved the NEOs’ compensation, following a stockholder outreach campaign and various changes to our executive compensation program, described below. We are committed to ensuring that our investors fully understand our executive compensation program, including how it aligns the interests of our executives with our stockholders and how it rewards the achievement of our strategic objectives. We also want to understand what our stockholders think about executive compensation, beyond the say-on-pay vote. To this end, we established a stockholder outreach program in order to maintain consistent, periodic opportunities for communication with our investors regarding their perspectives on our compensation and governance programs. During 2015, we communicated with 40 of our top investors, representing the holders of over 80% of our outstanding shares, to share information and solicit feedback regarding executive compensation and corporate governance.

2015 Changes to the Executive Compensation Program

Equity-based award grants: During 2014, the Committee spent a significant amount of time reviewing stockholder feedback and the advice of its independent compensation consultant and other advisors in order to carefully structure our compensation program for 2015 and maintain a strong, direct link between executive pay and performance. In 2015:

•	We discontinued annual grants of stock options for our NEOs

•

We introduced performance share units which may be earned based upon meeting three-year adjusted return on capital targets, based on discussions with our stockholders and Committee on alternative long-term incentive performance metrics.

**	Please refer to the section titled “Adjusted Earnings Before Interest and Taxes” on p. 23 of the Form 10-K for further information and a reconciliation to GAAP.
***	Please refer to Footnote 2—Segment Information, in the Form 10-K for further information on EBIT as a measure of business performance and a reconciliation to GAAP.

•	We changed the mix of long term incentive vehicles granted in 2015 to consist of:

•	35% performance share units based upon absolute adjusted return on capital performance over a three year period;

•	25% performance share units based upon relative total shareholder return versus the S&P Building & Construction Select Industry Index over a three year period; and

•	40% restricted stock which vests ratably over four years.

Change in Control Tax Gross-Up Provision: The CEO was the only executive with an excise tax gross up provision in his severance agreement, which was implemented in 2007. Based upon input from stockholders and our review of best practices, this feature was removed from his agreement.

Anti-Hedging/Anti-Pledging Policy: The Committee has adopted an “anti-pledging” policy applicable to Directors and officers of the Company and updated its existing “anti-hedging” policy.

Key 2015 Named Executive Officer Compensation Highlights

•

Base Salary: The Committee approved, based upon its review of market competitive practices and 2014 performance, the following base salary increases for 2015: 2.75% for Mr. Thaman; 5.9% for Mr. McMurray; 3.6% for Mr. Genis; and 6.2% for Mr. Smith. Mr. Chambers’ base salary was not increased during 2015 due to his recent promotion to President, Roofing & Asphalt.

•

Annual Incentive Award: The Committee determined, based on 2015 Company and individual performance, the NEOs’ annual incentive awards for 2015 at the following percentages of target: 155% for Mr. Thaman; 155% for Mr. McMurray; 161% for Mr. Genis; 155% for Mr. Smith; and 153% for Mr. Chambers.

•

Long-Term Incentive Awards: Owens Corning annually makes grants of long-term incentives (“LTI”) at its February Committee meeting. The 2013-2015 Performance Share Units granted in 2013 used total stockholder return performance versus the companies in the S&P 500 as its performance criteria. Over the three-year performance period, Owens Corning’s stock performed at the 35th percentile versus the comparator group, which provided funding at 40% of target for those grants held by the NEOs. In addition, the Committee provided the NEOs with the following aggregate value of LTI grants in 2015, as further described below: $4,440,000 for Mr. Thaman; $1,100,000 for Mr. McMurray; $1,200,000 for Mr. Genis; $900,000 for Mr. Smith; and $700,000 for Mr. Chambers.

Executive Compensation Practices

We continually monitor the evolution of compensation best practices. Some of the most important practices incorporated into our program include the following:

•	Review of Pay versus Performance. The Committee continually reviews the relationship between compensation and Company performance.

•	Median Compensation Targets. All compensation elements for our executives are initially targeted at the median of our competitive marketplace for talent.

•

Performance Metrics. The Committee annually reviews performance goals for our annual and long-term incentive plans to assure the use of challenging, but fair metrics and targets. Additionally, the Committee reviews the cost of our plans at various performance levels to ensure that stockholders are appropriately benefiting from performance outcomes.

•

Clawback of Compensation. If the Board of Directors determines that a NEO has engaged in fraud, willful misconduct, or a violation of Company policy that caused or otherwise contributed to the need for a material restatement of the Company’s financial results, the Committee will review all performance-based compensation, including cash incentive awards and all forms of equilty-based compensation, awarded to or earned by that NEO during the respective fiscal periods affected by the restatement. If the Committee determines that performance-based compensation would have been materially lower if it had been based on the restated results, the Committee will seek recoupment from the NEO as it deems appropriate based on a consideration of the facts and circumstances, and applicable laws and policies.

•	Meaningful Share Ownership Guidelines. Our share ownership requirements are rigorous: six times base salary for the CEO, and three times base salary for other NEOs.

•

No Hedging. Owens Corning does not allow directors and NEOs to enter into short sales of common stock or similar transactions where potential gains are linked to a decline in the price of our shares. Recipients of equity awards also may not enter into any agreement that has the effect of transferring or exchanging any economic interest in an award for any other consideration.

•

No Pledging. Effective January 1, 2016, directors and NEOs, as well as all officers of the Company, are prohibited from pledging Company securities as collateral for a loan or holding Company securities in a margin account.

•	No Repricing. Stock option exercise prices are set to equal the grant date market price and may not be reduced or replaced with stock options with a lower exercise price.

•

Market-Competitive Retirement Programs. We eliminated defined benefit pension benefits for salaried employees hired after January 1, 2010 and froze existing salaried pension benefits to future accruals at the same time. Our NEOs participate in the Company’s 401(k) plan and are eligible for a Company match on amounts in excess of statutory limits.

•	No Perquisites. Our NEOs participate in the same benefit plans as our salaried employees, with no special executive perquisites.

•	Restrictive Covenants. Our NEOs must adhere to restrictive covenants upon separation from Owens Corning, including non-compete, non-solicitation and non-disclosure obligations.

•	No Excise Tax Gross-Ups. Parachute excise tax reimbursements and gross-ups will not be provided in the event of a change-in-control.

•

Review of Compensation Peer Group. Our compensation peer group is reviewed regularly by the Committee and adjusted, when necessary, to ensure that its composition remains a relevant and appropriate comparison for our executive compensation program.

•	Review of Committee Charter. The Committee reviews its charter annually to consider the incorporation of best-in-class governance practices.

•	Stockholder Outreach. We regularly solicit feedback from our stockholders on our executive compensation programs.

How We Make Compensation Decisions

Our Executive Compensation Philosophy

The Committee believes that executive compensation opportunities must align with and enhance long-term stockholder value. This core philosophy is embedded in all aspects of our executive compensation program and is reflected in an important set of guiding principles. We believe that the application of these principles enables us to create a meaningful link between compensation outcomes and long-term, sustainable growth for our stockholders.

Guiding Principles

Pay for performance	Stockholder alignment	Long-term focus

A substantial majority of pay is variable, contingent and directly linked to Company and individual performance.	The financial interests of executives are aligned with the long-term interests of our stockholders through stock-based compensation and performance metrics that correlate with long-term stockholder value.	For our most senior executives, long-term stock-based compensation opportunities will significantly outweigh short-term cash-based opportunities. Annual objectives should complement sustainable long-term performance.

Competitiveness	Balance	Governance/Communication

Total compensation will be sufficiently competitive to attract, retain, motivate and reward a leadership team capable of maximizing Owens Corning’s performance. Each element should be initially benchmarked relative to peers and the broader marketplace for executive talent.	Our compensation program is designed to be challenging, but fair. Executives should have the opportunity to earn market competitive pay for delivering expected results. As results exceed expectations (both internal and external), pay levels may increase above market median levels. If performance falls below expected levels, actual pay will fall below market median.

Feedback from stockholders is periodically solicited and factored into the design of our compensation program.

Ease of communication for all constituents is a key goal for all elements of our compensation program.

Role of the Committee

The Committee, which consists of five independent directors, is responsible for overseeing the development and administration of our executive compensation program.

In this role, the Committee approves all compensation actions concerning our CEO and the other NEOs.

The Committee’s other responsibilities include:

•	Designing executive compensation plans and programs;

•	Assessing input from Owens Corning’s stockholders regarding executive compensation decisions and policies;

•	Reviewing and approving incentive plan metrics and targets;

•	Assessing each NEO’s performance relative to these metrics and targets;

•	Evaluating the competitiveness of total compensation for the CEO and the other NEOs; and

•	Approving changes to a NEO’s compensation, including base salary and annual and long-term incentive opportunities and awards.

The Senior Vice President, Organization & Administration, along with Owens Corning’s Human Resources staff and an independent compensation consultant, assist the Committee with these tasks. The Committee’s charter, which sets out the Committee’s responsibilities, can be found on our website at: http://investor.owenscorning.com/Corporate-Governance/Board-of-Directors/.

Role of the Compensation Consultant

In the first half of 2015, the Committee retained Pearl Meyer & Partners (“Pearl Meyer”) to serve as its executive compensation consultant. The Committee subsequently hired Meridian Compensation Partners (“Meridian”) to serve in this role for the remainder of 2015 and going forward. We also refer to either Pearl Meyer (for the first half of 2015) or Meridian (for the second half of 2015) as the “Consultant”.

During 2015, the Consultant advised the Committee on a variety of subjects consisting of compensation plan design and trends, pay for performance analytics and benchmarking norms. While the Consultant may make recommendations on the form and amount of compensation, the Committee continues to make all decisions regarding the compensation of our NEOs.

The Consultant reports directly to the Committee, participates in meetings as requested and communicates with the Committee Chair between meetings as necessary. In 2015, the Consultant attended all of our Committee meetings.

Prior to engaging the Consultant, the Committee reviewed the respective firms’ qualifications and assessed its independence. The Committee also considered and assessed all relevant factors, including those required by the SEC, which could give rise to a potential conflict of interest. Based on these reviews, the Committee did not identify any conflicts of interest raised by the work performed by the Consultant. Meridian does not (and Pearl Meyer did not) perform other services for or receive other fees from Owens Corning. The Committee has the sole authority to modify or approve the Consultant’s compensation, determine the nature and scope of its services, evaluate its performance, terminate the engagement and hire a replacement or additional consultant at any time.

Competitive Positioning

Peer Group Benchmarking

The Committee utilizes a peer group of 13 companies as one of the inputs in assessing the competitiveness of executive compensation and the appropriateness of compensation program design. These companies are either in the building materials industry, serve related markets, or use manufacturing processes similar to Owens Corning, and have size (measured in annual sales, market capitalization or number of employees) or complexity comparable to Owens Corning. This peer group is reviewed regularly by the Committee to ensure the relevance of the companies to which we compare ourselves.

The peer group for 2015 compensation decisions was comprised of the following companies, and did not change from the peer group used for 2014 compensation decisions:

Armstrong World Industries, Inc.	PPG Industries, Inc.
Ball Corporation	RPM International, Inc.
Lennox International Inc.	The Sherwin-Williams Company
Louisiana-Pacific Corporation	Stanley Black & Decker, Inc.
Masco Corporation	USG Corporation
Mohawk Industries, Inc.	The Valspar Corporation
Owens-Illinois, Inc.

While compensation data from the peer group serves as comparison data, the Committee supplements this information with data from compensation surveys covering general industry companies of similar size based on annual sales. This additional data, compiled by the Consultant, enhances the Committee’s knowledge of trends and market practices.

Compensation Benchmarks

To help ensure that our compensation program is appropriately competitive, the Committee believes the Target Value of each key compensation element (base salary and annual and long term incentive opportunities) should generally align with market median practices.

Individual pay opportunities may fall above or below these targets based on the executive’s performance and the Committee’s discretion. In exercising its discretion, the Committee considers Company and individual performance, time in job and experience, job scope, retention risk and any other factors that it determines to be relevant and consistent with program objectives and stockholder interests.

The Committee believes the best way to help ensure that executive pay corresponds to Company performance is to make certain that the actual realizable value of equity granted to an executive corresponds to the actual performance of the Company for the performance period in question. This is achieved by designing the compensation opportunities, when granted, to correspond to the market median practices of peer companies (Target Value) and then having performance goals associated with a significant portion of the median level grant so that the award has significant value only when Company performance is at levels deemed appropriate by the Committee (Realizable Value).

The graph below compares Mr. Thaman’s Target Compensation (base salary, target annual incentive opportunity and grant date value of equity awards) with the market median and 75th percentile values provided by Meridian.

How We Structure Our Compensation

Principal Elements of Compensation

The following principal elements make up our named executive officers’ compensation program:

Cash Compensation		Long-Term Incentives		Retirement
Base Salary	Annual Incentive	Performance Share Units	Restricted Shares	401(k) Savings Plan
Non-Qualified Deferred Compensation Plan

Base Salary

To help Owens Corning attract and retain the most qualified executive talent, we provide base salaries to our executives targeted at the median of competitive market practices. Each year, the Committee reviews recommendations from the CEO regarding base salary adjustments for his direct reports, including the other NEOs. The Committee has complete discretion to modify or approve the CEO’s base salary recommendations and the CEO does not participate in the Committee’s determination of his own base salary. Actual salaries will vary from the market median based on job scope and responsibilities, experience, tenure, individual performance, retention risk, external market data and internal pay equity.

Annual Incentive Compensation

Annual incentives are delivered through the annual Corporate Incentive Plan (“CIP”). Funding under the 2015 CIP for all NEO awards for the year was determined based on performance as measured against corporate and individual performance goals for the year. Incentive awards for the NEOs are based 75% on corporate performance measures and 25% on individual performance measures. Award amounts for each component may be earned from 0% to 200% of targeted levels, based upon performance. The corporate component is earned based upon the achievement of pre-determined financial goals as described below. Awards are paid in the form of a lump-sum cash payment.

The individual component is funded at maximum if the Company is profitable, with actual award amounts being reduced from maximum based upon a discretionary assessment of individual performance by the Committee. The Committee assesses the individual performance of the CEO, and reviews and approves the CEO’s assessment of individual performance of the other NEOs in determining the individual performance component of CIP amounts.

At the beginning of each year, the Committee selects the corporate performance objectives, or funding criteria, that are used to determine the funding of the corporate performance component for the annual CIP. For 2015, the Committee selected specific levels of Adjusted EBIT. Performance against consolidated Adjusted EBIT goals determine 40% of overall corporate funding, and performance of the Composites, Insulation, and Roofing businesses against their respective Adjusted EBIT goals each contribute 20% to overall corporate funding.

Funding for each of the corporate components of the CIP can independently range, based on consolidated or business performance, from Threshold performance (zero CIP funding), to Target performance (100% CIP funding), to Maximum performance (two times Target CIP Funding). For consolidated or business performance falling between the performance levels, CIP funding would fall proportionately between the corresponding funding levels. For example, for performance falling two-thirds of the way between Threshold performance and Target performance, the resulting CIP funding would fall two-thirds of the way between Threshold funding and Target funding. This straight-line mathematical interpolation is performed separately for consolidated, Composites, Insulation, and Roofing Adjusted EBIT performance and the results are aggregated by applying a 40% weight to consolidated funding and 20% weight to each business’ funding.

When establishing Threshold, Target and Maximum CIP performance levels for the corporate components for 2015, the Committee used a variety of guiding principles, including:

•

Target performance levels generally correspond with the results and the business objectives called for in the Board-reviewed operations plan (a comprehensive strategic business plan for the Company) for the year. Whether the target performance level can be attained is a function of the degree of difficulty associated with the operations plan.

•	Threshold performance levels will be set at just below the minimum level of acceptable performance, with minimum acceptable performance yielding below market compensation, but also rewarding employees incrementally for delivering value during adverse business conditions. CIP performance levels between Threshold and Target are intended to compensate employees below the targeted median, which the Committee believes is appropriate for a performance-based incentive plan.

•

The Maximum performance level is also determined based on the Committee’s view of the degree of difficulty of the operations plan—the more difficult the operating plan and, therefore, the Target performance level, is to achieve, the less incremental performance (above target performance) is required to reach the Maximum.

•

The Maximum performance level will be set so that it is difficult to achieve and would deliver clear outperformance compared to the operating plan, with the mindset that maximum performance significantly benefits the Company’s stockholders and warrants CIP funding at or near maximum.

•	CIP awards between Target and Maximum should reflect a level of performance that distinguishes the Company and its leaders, and translates into increased stockholder value.

•	The Committee retains discretion to reduce awards or not pay CIP compensation even if the relevant performance targets are met.

Individual performance goals are established each year for the CEO by the Committee. For the remaining NEOs, the CEO and each officer establish and agree upon performance objectives which serve as the individual performance goals for that officer for the year. At the close of each year the Committee subjectively evaluates the performance of the CEO against the established performance goals, in addition to other factors described below, and determines the level of funding of the individual component of the award. Similarly, the CEO reviews performance of the other NEOs against their individual goals and based on this assessment and other factors described below, the CEO makes a recommendation to the Committee. The Committee then determines the actual payout under the individual component of the CIP based on the recommendations of the CEO and its negative discretion, all subject to overall funding levels for the CIP award.

Long-Term Incentive Compensation

We believe long-term incentive opportunities should align NEO behaviors and results with key enterprise drivers and the interests of stockholders over an extended period of time. Our long-term incentive program (“LTI”) is an equity-based program that historically has used a combination of Restricted Stock, Stock Options and Performance Share Units. Performance Share Units use overlapping three-year performance cycles, with a new cycle beginning each year. In 2015, the mix of long term incentives was changed. Stock options were eliminated and we introduced Performance Share Units which vest based upon pre-established adjusted return on capital metrics. For 2015 NEO awards, the mix of LTI vehicles was as follows:

Restricted Stock generally vests at a rate of 25% per year over a four-year period (employees in certain foreign jurisdictions receive Restricted Stock Units); our new Performance Share Units (“ROC PSUs”) generally vest after the completion of the three-year performance period and deliver shares based on achievement of pre-determined adjusted return on capital objectives; and our historical Performance Share Units (“TSR PSUs”) generally vest after the completion of the three-year performance period and deliver shares based on the Company’s total shareholder return relative to companies in the S&P Building and Construction Select Industry Index (the “Index”). The aggregate LTI award’s total value is allocated 40% to Restricted Stock, 35% to ROC PSUs, and 25% to TSR PSUs, and then each allocation is divided by the grant date stock price in order to determine the number of shares of Restricted Stock and target Performance Share Units that are granted.

Return on Capital Performance Share Units

The ROC PSUs will fund from 0% to 200% based upon average annual adjusted return on capital during the performance period. An additional target award is earned if all three businesses (Composites, Insulation, and Roofing) separately achieve a challenging adjusted return on capital outcome in 2017, for a maximum award opportunity of 300% of target. The additional target payout will be determined independent of the average annual adjusted return on capital performance for the Company overall, and will not be prorated for incremental performance. There will be no additional payout if only one or two businesses achieve their adjusted return on capital goal.

For the purpose of funding the 2015 ROC PSUs, we will utilize average annual adjusted return on capital from 2015 through 2017. Adjusted return on capital for each fiscal year is calculated as Adjusted EBIT plus fresh start amortization and depreciation less taxes, divided by the sum of average net fixed assets, working capital, goodwill and intangible assets, less fresh start asset adjustments. This formula removes the impact of fresh start accounting, and thus may differ from return on capital that may be discussed in the context of our financial statements and other public disclosures.

For the 2015-2017 performance cycle, threshold performance, which would provide for 0% funding, was set at 2014 adjusted return on capital of 7.8%*. Incremental improvement over 2014 adjusted return on capital will generate payouts above 0%. Target performance, which would provide for 100% funding, was set at 9% average adjusted return on capital, as a proxy for the Company’s cost of capital. Maximum performance, which would provide for 200% funding, was set at 10.2% average adjusted return on capital, which requires a 30% improvement in adjusted return on capital from 2014 of 7.8%. The adjusted return on capital objective for each business to achieve in 2017 was set above maximum—the Committee and the Company believe this outcome to be sufficiently challenging to warrant an additional 100% payout.

Relative TSR Performance Share Units

The TSR PSUs will fund from 0% to 200% based upon the Company’s total shareholder return as a percentile of the S&P Building and Construction Select Industry Index (ticker SPBCII). Prior to 2015, TSR PSU awards compared the Company’s total shareholder return to companies in the S&P 500. The comparator group was changed in 2015 to deliver payouts proportionate to performance against a peer group that is more specific to our industry. Threshold funding (0% payout) for the TSR PSUs applies up to the 25th percentile of the Index. Target funding (100% payout) is achieved at the 50th percentile. Maximum funding (200% payout) is earned at and above the 75th percentile. Payout is interpolated on a straight-line mathematical basis for performance between Threshold and Target, and between Target and Maximum, and is capped at 100% if our TSR is negative. The following chart depicts the payout opportunity for the 2015 TSR PSU award:

*	The formula and methodology used to calculate adjusted return on capital for the 2015-2017 performance cycle targets set forth in this section are relevant only to our executive compensation program and should not be used or applied in other contexts.

Emphasis on Variable Pay

84% of our CEO’s and 73% of our other NEOs’ target compensation (in other words, base salary, target annual bonus and long-term incentives) is variable compensation directly contingent on performance. Actual annual incentives and long-term incentive awards are subject to the achievement of pre-established performance targets and designed to link directly to stockholder value. Base salary and other fixed elements of compensation are essential to any compensation program and relevant to the recruitment and retention of top talent. However, we believe that variable compensation for our most senior executives should significantly outweigh base salaries.

Our 2015 NEO compensation reflects this philosophy. The following charts illustrate the basic pay mix for our CEO and other NEOs for 2015. Note the significant portion of compensation that is variable and performance-based:

How We Assess Performance

Goal Setting

Annually, the Committee establishes financial, strategic and operational goals for the CEO related to three broad constituencies: stockholders, customers and employees. The CEO’s goals are generally based upon the Company’s operations plan, which is reviewed by the Board. For 2015, the CEO’s individual goals were qualitative in nature as described below.

Stockholder goals may include specific measurements of profitability, cash flow, capital efficiency and expense management. Strategic customer and transformational goals include new sources of revenue, geographic expansion, customer channel expansion and new product development. Employee goals include succession planning for key roles, improved workplace safety, improved leadership engagement and diversity, and validation of program efficacy through external recognition.

We also believe it is important to embed compliance and risk management in all our business processes, including objective setting. The framework adopted by the Committee provides that it will consider compliance and risk management objectives in evaluating overall performance.

CEO Performance Assessment

In December of each year, the CEO prepares a self-review, discussing the progress made toward each of his individual goals, as well as the Company’s overall financial and operating performance. Each non-management director also completes an evaluation of CEO performance. The Lead Independent Director, in conjunction with the Compensation Committee Chairman, leads the Board’s assessment of Mr. Thaman’s performance. The following table summarizes Mr. Thaman’s goals and achievement for 2015:

Objective	Result
Safety

• Ongoing improvement in safety performance	• Delivered year-over-year improvement in safety performance, both in terms of the number and the severity of injuries
Financial Performance

• Deliver EBIT growth consistent with internal business plan and investor expectations for earnings and cash flow

•        Significant year over year improvement in earnings—best in Company history; Strong progress in all three businesses, with outstanding cash conversion; Consistently met or exceeded investor expectations for earnings and cash

Growth

• Drive Executive Committee leadership of growth initiatives	• Active Executive Committee leadership of current growth teams with Board visibility; Visible progress in quality of business cases, rigor of milestone review, and delivery of outcomes
Talent

• Execute on talent development and succession plans	• Continued progress on management development to support senior management succession; Continued improvement in internal succession for top leadership positions and depth of “ready now” successors
Strategy

• Manage corporate capital allocation consistent with creation of stockholder value. Attract and retain an investor base that matches corporate strategy	• Continued improvement in alignment between earnings guidance and results; Share price and market capitalization have improved
Board Development

• Continued development of Board business knowledge and alignment	• Successful transition of Lead Independent Director and Committee Chairs

How We View Compensation

The 2015 Summary Compensation Table sets forth annual compensation data in accordance with SEC requirements. This uniform format is helpful for cross-company comparisons; however, the Committee believes the SEC-mandated format does not fully reflect all of its annual compensation decisions and, in particular, does not provide adequate basis for a holistic pay for performance assessment. Therefore, when reviewing compensation, the Committee uses several alternative calculation methodologies, as described in this section and summarized in the chart below (however, the following information should not be viewed as a replacement for the 2015 Summary Compensation Table or other compensation tables set forth below):

	Summary Compensation Table	Total Direct Compensation	Average Realizable Compensation
Purpose	SEC-mandated compensation disclosure	Reflects the Committee’s compensation decisions based upon 2015 performance	Used to evaluate pay for performance alignment by comparing actual to target value over a three year period
Pay Elements

Mix of:

- actual pay received during 2015:

•        Base salary paid in 2015

•        Annual incentive received for 2015 performance; and

•        All other compensation (Company 401(k) match); and

- future pay opportunities that may or may not be realized such as:

•        Accounting value of equity awards (restricted shares and performance share units) granted in 2015

•        Base salary paid in 2015

•        Annual incentive received for 2015 performance

•        Grant date value of equity awards (restricted shares, stock options and performance share units) granted in February 2016, reflective of 2015 performance

Average of:

•        Base salary received in 2013, 2014 and 2015

•        Annual incentive received for 2013, 2014 and 2015 performance

•        In-the-money value of equity awards granted in 2013, 2014, and 2015, calculated based upon the stock price as of 12/31/2015, including performance share units paid. Unvested performance share units are valued at target

Total Direct Compensation

Unlike the amounts reported in the 2015 Summary Compensation Table, total direct compensation includes only pay elements that directly reflect the Committee’s assessment of Company and individual performance for the current year. For example, the 2015 Summary Compensation Table values include the grant date fair value of long-term incentive award opportunities granted in February 2015, reflecting the Committee’s assessment of 2014 performance. Total direct compensation, however, reflects 2015 performance by including the grant date fair value of awards granted in February 2016. Other elements included in the 2015 Summary Compensation Table (for example, changes in pension values) are outside the scope of the Committee’s annual pay decisions.

CEO Pay-2015 Summary Compensation Table vs. Total Direct Compensation

Compensation Element	2015 Summary Compensation Table	2015 Total Direct Compensation
Base Salary	$1,135,417	$1,135,417
Bonus	$0	$0
Stock Awards	$4,712,180	$5,500,000
Option Awards	$0	$0
Non-Equity Incentive Plan Compensation	$2,121,330	$2,121,330
Changes in Pension Value	$0	n/a
All Other Compensation	$289,917	n/a
Total	$8,258,844	$8,756,747

Average Realizable Compensation

The Committee does not believe that the 2015 Summary Compensation Table or total direct compensation values adequately measure CEO compensation for the purpose of assessing the alignment of pay with performance. Both methods utilize estimated values for long-term incentive award opportunities at the time of grant. As might be expected, however, estimated values can differ significantly from the actual value earned.

Therefore, the Committee also takes into consideration average realizable compensation, which measures actual salary and annual incentives earned over a three-year period, combined with the in-the-money value of equity awards granted over the same period. The Committee compares this to average target total direct compensation, which is comprised of salary, annual incentive target and the grant date value of long-term incentives. The examination of realizable compensation takes into account short term corporate and individual performance (as generally measured by the Company’s annual incentive plan) and longer-term performance (as generally measured by changes in the Company’s stock price). Realizable compensation captures the impact of Owens Corning’s current share price performance on previously granted long-term incentive awards by using the in-the-money value of these awards, rather than a grant date fair value. The in-the-money value is determined by using the Company’s stock price at the end of each three-year period. This directly compares the executive’s potential benefit with the return our stockholders receive by investing in our stock over the same period. The Committee, therefore, views realizable compensation as very relevant to its assessment of our compensation program’s alignment with stockholders’ long-term interests.

Three-Year History of CEO Average Realizable Compensation

Pay Element	Calculation Methodology	2013	2014	2015
Base Salary	Average base salary paid in the year shown and each of the prior two years	$1,036,111	$1,072,222	$1,103,472

Annual Incentive	Average actual annual incentive earned for the year shown and each of the prior two years	$983,200	$717,192	$1,372,218

Stock Awards	Average value of vested and unvested restricted share awards granted in the year shown and each of the prior two years, based upon the share price at the end of the year shown	$2,599,293	$2,198,734	$2,560,250

Option Awards	Average in-the-money value of stock option awards (vested and unvested) granted in the year shown and each of the prior two years, based upon the share price at the end of the year shown	$467,531	$70,997	$450,222

Performance Share Units	Average value of the performance share units payable based upon the three year period ending in the year shown, plus the target value of Performance Share Units granted in the following two years	$935,338	$695,908	$1,725,200

Other Compensation		$0	$0	$0

Total Average Realizable Compensation		$6,021,474	$4,755,053	$7,211,362

The chart below compares average realizable compensation for our CEO during each of the last three years with the target value of total direct compensation over the same period. Average realizable pay is strongly correlated to Owens Corning’s cumulative total return performance. As the chart indicates, average realizable pay for the CEO increased approximately 35% from 2014 to 2015, driven primarily by the value of Owens Corning stock as well as an above target annual incentive payout in 2015.

2015 Pay Decisions for Named Executive Officers

In this section, we review and explain the specific 2015 compensation decisions for each of our NEOs.

Corporate Incentive Plan

For 2015, CIP funding for corporate performance was based upon Adjusted EBIT. Target performance for the consolidated metric was set at $460 million for 2015, which represents a 12% improvement over actual 2014 adjusted EBIT of $412 million. The 2015 target was largely driven by the financial performance of the Roofing business in 2014, and the expectation that overall market demand in this business would be in line with actual 2014 demand. The funding targets and outcomes were as follows (dollars displayed in millions):

CIP Metric	Threshold (0% Funding)	Target (100% Funding)	Maximum (200% Funding)	2015 Actual	Funding %	Weight
Consolidated Adjusted EBIT	$410	$460	$535	$550	200%	40%
Composites Adjusted EBIT	$170	$185	$210	$232	200%	20%
Insulation Adjusted EBIT	$150	$180	$210	$160	33%	20%
Roofing Adjusted EBIT	$180	$220	$270	$266	192%	20%

Total Funding					165%

The NEOs’ maximum awards for the individual performance component (weighted at 25%) of the CIP are described below and are subject to downward discretion by the Committee based upon its assessment of the individual performance of each NEO for 2015. As described below, the factors considered in assessing individual performance were: the performance of business or functional areas for which the individual is accountable, achievement of pre-determined qualitative goals, impact on the organization and talent development. Individual performance is based on a discretionary holistic assessment of the NEO’s overall performance. The Committee determined the CEO’s individual award based upon its assessment of the CEO’s performance for the year. For the other NEOs, the assessment was made by the CEO for each NEO on an individual basis and reviewed and approved by the Committee. When assessing individual performance, the considerations by the CEO and the Committee included those referenced above when determining base salary, as well as a comparison among the NEOs to determine their relative contributions to the Company’s business results—with the goal being to differentiate awards based on performance. The Committee received recommendations from the CEO, assessed his performance evaluation for each of the other NEOs and applied its judgment consistent with the factors described above to review and approve the CIP payouts for each NEO for 2015. The table below summarizes each NEO’s target and actual corporate component and maximum and actual individual component payout under the CIP for 2015:

	Corporate Performance		Individual Performance
	(75% Weighting)		(25% Weighting)
	Target Award	Actual Funding @ 165%	@ Max Opportunity	Actual Individual Award	Total 2015 CIP Award
Thaman	$1,026,450	$1,693,643	$684,300	$427,687	$2,121,330
McMurray	$300,938	$496,547	$200,625	$125,391	$621,938
Genis	$326,250	$538,313	$217,500	$163,125	$701,438
Smith	$270,375	$446,119	$180,250	$112,656	$558,775
Chambers	$225,000	$371,250	$150,000	$86,250	$457,500

Long-Term Incentive Plan

The value of actual 2015 LTI grants for the NEOs versus targeted levels (for example, generally market median practices) are described below. The factors used in determining actual awards versus targeted levels were substantially similar to those individual criteria discussed above, in the “Annual Incentive Compensation” section. The stock price on the grant date was used to value all LTIP grants. The actual accounting charge for these awards is determined under ASC Topic 718 and may be more or less than the standardized value Owens Corning uses internally for grant size determination.

	Target 2015 LTI	Actual 2015 LTI Award
Thaman	$4,440,000	$4,440,000
McMurray	$1,060,500	$1,100,000
Genis	$1,176,000	$1,200,000
Smith	$776,000	$900,000
Chambers	$840,000	$700,000

For the LTI performance cycle beginning in 2013 and ending in 2015, funding criteria for the performance share units were based solely on the Company’s stock price performance versus the companies in the S&P 500. Over the performance period, Owens Corning’s stock performed at the 35th percentile versus companies in the S&P 500, resulting in 40% funding.

CEO Total Direct Compensation Decisions, 2013-2015

Michael Thaman, President & Chief Executive Officer

	Year-End Decisions
Compensation Element	2013	2014	2015
Base Salary	$1,075,000	$1,110,000	$1,140,500
Annual Incentive Award	$1,664,075	$331,250	$2,121,330
Long-Term Incentive Award	Reflects Feb. 2014 Grant	Reflects Feb. 2015 Grant	Reflects Feb. 2016 Grant
Restricted Shares	$2,250,000	$1,776,000	$2,200,000
Stock Options	$1,125,000	$0	$0
Performance Share Units	$1,125,000	$2,664,000	$3,300,000
Total	$7,239,075	$5,881,250	$8,761,830

2015 NEO Total Direct Compensation

The following table summarizes the Committee’s decisions for the 2015 performance year. Unlike the 2015 Summary Compensation Table, which includes the long-term incentive awards granted in calendar year 2015, total direct compensation shown in the following table instead includes long-term incentive awards granted in February 2016, reflecting a more appropriate assessment of 2015 performance. However, this table should not be viewed as a replacement for the 2015 Summary Compensation Table or other compensation tables set forth below.

Compensation Element (in thousands)	McMurray	Genis	Smith	Chambers
2015 Base Salary	$535,000	$580,000	$515,000	$400,000
2015 Annual Incentive	$621,938	$701,438	$558,775	$457,500
2016 Grant of Restricted Shares	$520,000	$520,000	$400,000	$320,000
2016 Grant of Performance Share Units	$780,000	$780,000	$600,000	$480,000
Total Direct Compensation	$2,456,938	$2,581,438	$2,073,775	$1,657,500

Michael C. McMurray, Senior Vice President & Chief Financial Officer

Key 2015 measurement criteria for Mr. McMurray included:

•	Working capital performance;

•	Development and coaching of key roles within the Finance organization;

•	Balance sheet management, capital adequacy, forecasting and guidance; and

•	Cash conversion.

As a result of his assessment of Mr. McMurray’s performance, Mr. Thaman recommended the Committee approve a 155% payout under the annual CIP for him. This is comprised of 165% funding for the corporate component of the award opportunity and 125% funding of the individual component. The Committee approved this award of $621,938. In addition, the Committee approved an aggregate long-term incentive award of $1,300,000, granted in February 2016.

For 2016, Mr. McMurray also received a salary increase from $535,000 to $600,000 to better align with competitive market practice.

Arnaud P. Genis, Group President, Composites

Key 2015 measurement criteria for Mr. Genis included:

•	Year-over-year improvement in EBIT growth, cost performance, pricing and cash flow;

•	Product leadership strategy as a core competency of the business; and

•	Execution of talent realignments, and access to “ready now” succession players.

As a result of his assessment of Mr. Genis’ performance, Mr. Thaman recommended the Committee approve a 161% payout under the annual CIP for him. This is comprised of 165% funding for the corporate component of the award opportunity and 150% funding of the individual component. The Committee approved this award of $701,438. In addition, the Committee approved an aggregate long-term incentive award of $1,300,000, granted in February 2016.

For 2016, Mr. Genis also received a salary increase from $580,000 to $600,000 to better align with competitive market practice.

Daniel T. Smith, Senior Vice President, Organization & Administration

Key 2015 measurement criteria for Mr. Smith included:

•	Development of leadership talent and realignment of management structures;

•	Outcomes from upgrades to supply chain management and HR infrastructure;

•	Focus on development programs, with Owens Corning recognized as one of the top 50 internships in the United States; and

•	Commitment to and emphasis on diversity.

As a result of his assessment of Mr. Smith’s performance, Mr. Thaman recommended the Committee approve a 155% payout under the annual CIP for him. This is comprised of 165% funding for the corporate component of the award opportunity and 125% funding of the individual component. The Committee approved this award of $558,775. In addition, the Committee approved an aggregate long-term incentive award of $1,000,000, granted in February 2016.

For 2016, Mr. Smith also received a salary increase from $515,000 to $530,000 to better align with competitive market practice.

Brian Chambers, President, Roofing & Asphalt

Key 2015 measurement criteria for Mr. Chambers included:

•	Management of volumes and margin;

•	Commercial execution and development and utilization of market intelligence; and

•	Execution in focused growth areas.

As a result of his assessment of Mr. Chambers’ performance, Mr. Thaman recommended the Committee approve a 153% payout under the annual CIP for him. This is comprised of 165% funding for the corporate component of the award opportunity and 115% funding of the individual component. The Committee approved this award of $457,500. In addition, the Committee approved an aggregate long-term incentive award of $800,000, granted in February 2016.

For 2016, Mr. Chambers also received a salary increase from $400,000 to $460,000 to better align with competitive market practice.

Stock Ownership Guidelines and Holding Requirements

Stock ownership guidelines for our officers and directors are designed to closely link their interests with those of our stockholders. These stock ownership guidelines provide that the CEO must own stock with a value of six times his base salary and each other NEO must own stock with a value of three times his or her base salary. All officers must retain 100% of after-tax shares received through LTI grants until their ownership guideline is met. Outside Directors are required to own shares with a value of five times the maximum annual cash retainer. As of the date of this Proxy Statement, all NEOs hold stock in excess of the ownership guidelines applicable to our officers. All Outside Directors with more than three years of tenure on the Board hold stock in excess of the ownership guidelines applicable to our directors. For further details on actual ownership, please refer to the Security Ownership of Certain Beneficial Owners and Management table on page 23.

Compensation-Based Risk Assessment

The Committee believes that although the majority of compensation provided to the NEOs is performance-based, our compensation programs for all employees do not encourage behaviors that pose a material risk to the Company. The design of our employee compensation programs encourages balanced focus on both the short-term and the long-term operational and financial goals of the Company. The Company periodically reviews the risks associated with its global compensation program and reviews the results with the Committee. As a result, the Company continues to believe that there are no risks arising from its employee compensation programs that are reasonably likely to have a material adverse effect on the Company.

Timing of Equity Awards

The Company does not have any program, plan or practice to time equity grants in coordination with the release of material, non-public information. Annual awards of restricted stock and Performance Share Units are granted on the date of the Committee’s annual February meeting. The Company may also grant equity awards to newly-hired or promoted executives, effective on the start or promotion date.

Perquisites

The NEOs participate in the same health care and other employee benefit programs that are generally available for all salaried employees. The Committee has eliminated executive perquisites. The Company contributes to Mr. Genis’ government-sponsored French pension, as it does for other French employees who have relocated to the United States. Mr. Genis does not participate in the Company’s 401(k) plan.

Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan under which certain employees, including the NEOs, are permitted to defer receipt of some or all of their base salary and cash incentive awards under the CIP. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or Owens Corning stock. The deferred compensation plan is not funded, and participants have an unsecured commitment from the Company to pay the amounts due under the plan. When such payments become distributable, the cash will be distributed from general assets.

In 2015, the Company provided a 401(k) Restoration Match to restore benefits that are limited in the qualified 401(k) Savings Plan due to IRS rules. The benefit is calculated as the Company contribution the employee would have received absent IRS pay limits and nonqualified deferrals, less the actual Company contribution to the 401(k) Savings Plan. Eligible participants must be employed at the end of the calendar year to receive this benefit, which is added to unfunded deferred compensation accounts annually and administered to comply with Section 409A of the Internal Revenue Code.

In addition, certain employees, including NEOs, may defer receipt of some or all of their stock-based awards granted under the LTI program.

We provide the opportunity to defer compensation in an effort to maximize the tax efficiency of our compensation program. We believe that this benefit, along with the 401(k) Restoration Match, is an important retention and recruitment tool as many of the companies with which we compete for executive talent provide similar plans to their executive employees.

Post-Termination Compensation

Severance Agreements

We have entered into severance agreements with our officers, including the NEOs. These agreements were approved by the Committee. The severance agreements were adopted for the purpose of providing for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without cause as this term is defined in the severance agreements. We believe that these agreements are important to recruiting and retaining our officers, as many of the companies with which we compete for executive talent have similar agreements in place for their executive employees. Based on practices among peer companies and consistent with the interests and needs of the Company, the Committee determined an appropriate level of severance payments and the circumstances that should trigger such payments. Therefore, the severance agreements with the NEOs provide, under certain termination scenarios, up to two years of pay and benefits. The severance agreements provide for payments upon a change in control only if the individual is also terminated for reasons other than cause in connection with the change in control. Payments under the severance agreements are made in cash and are paid, depending on the terms of the individual executive’s agreement, either in the form of a one-time lump-sum payment or in the same manner as the regular payroll over a 24-month period. Health care coverage provided under the severance agreements is provided in kind. Additional specific information regarding potential payments under these severance agreements is found under the heading, “Potential Payments upon Termination or Change-in-Control.”

Clawback Policy

If the Board of Directors determines that a NEO has engaged in fraud, willful misconduct, or a violation of Company policy that caused or otherwise contributed to the need for a material restatement of the Company’s financial results, the Committee will review all performance-based compensation awarded to or earned by that NEO during the respective fiscal periods affected by the restatement. This review would include cash incentive awards and all forms of equity-based compensation. If the Committee determines that performance-based compensation would have been materially lower if it had been based on the restated results, the Committee will seek recoupment from the NEO as it deems appropriate based on a consideration of the facts and circumstances, and applicable laws and policies.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), generally places a limit of $1 million on the amount of compensation we may deduct in any one year with respect to any covered employee under Section 162(m).

There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. Awards pursuant to our CIP, as well as grants of Performance Share Units and stock options pursuant to our LTI plan are intended to potentially qualify as performance-based compensation meeting those requirements so that they may be able to be fully tax deductible. Restricted stock that is subject only to time-based vesting is not generally considered performance-based under Section 162(m) of the Tax Code, and, as a result, if the portion of these awards that becomes taxable to any covered employee, when combined with base salary and other non-performance-based compensation, exceeds $1 million, these awards would not be tax deductible by the Company. Because Section 162(m) restricts the Committee to the exercise of only “negative” discretion with regard to the “individual” component of our CIP, this component of the pool funds at maximum upon threshold levels of company profitability, and the Committee then exercises negative discretion as described above.

The Committee may decide from time to time to grant compensation that will not qualify as performance-based compensation for purposes of Section 162(m). Moreover, even if the Committee intends to grant compensation that qualifies as performance-based compensation for purposes of Section 162(m), the Company cannot guarantee that such compensation ultimately will be deductible.

Disclosure of Specific Incentive Targets

With respect to both the CIP and LTI, detail on the specific financial performance targets under these criteria for performance periods completed during the reporting period has been disclosed above. However, specific performance targets for ongoing and future performance periods are not disclosed because they are substantially based on the prospective strategic operations plans and corporate objectives of the Company, and disclosure of these prospective specific performance targets is not material to an understanding of our NEO compensation for 2015. Such performance goals do not have a material impact on the compensation actually received in, or attributable to, the 2015 reported period. As described above, and as evidenced by the targets and outcomes described for the completed performance periods for the incentive compensation plans, the performance targets selected have a degree of difficulty which the Committee considers to be challenging but achievable. The Committee establishes the goals at the beginning of the performance period at levels that reflect our internal, confidential operations plan. These goals are within the ranges of what we have publicly disclosed for completed performance periods, and accordingly require a high level of financial performance in the context of the current business climate and over the performance periods to be achieved.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

By Compensation Committee:

James J. McMonagle, Chairman

Cesar Conde

F. Philip Handy

Edward F. Lonergan

Suzanne P. Nimocks

NAMED EXECUTIVE OFFICER COMPENSATION

2015 Summary Compensation Table

The following tables provide information on total compensation paid to the Chief Executive Officer, the Chief Financial Officer and certain other officers of Owens Corning (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael H. Thaman	2015	1,135,417	—	4,712,180	—	2,121,330	—	289,917	8,258,844
President, Chief Executive	2014	1,104,167	—	3,579,927	1,724,025	331,250	19,000	94,228	6,852,597
Officer and Chairman of the Board	2013	1,070,833	—	4,005,252	1,628,840	1,794,283	—	20,400	8,519,608

Michael C. McMurray	2015	530,000	—	1,169,700	—	621,938	—	89,443	2,411,081
Senior Vice President and Chief Financial Officer	2014	500,000	—	832,124	401,955	117,188	—	33,436	1,884,703
	2013	475,000	—	839,129	340,920	492,147	—	20,157	2,167,353

Arnaud P. Genis	2015	576,667	—	1,271,908	—	701,438	—	112,468	2,662,481
Vice President and President, Composites	2014	557,500	—	915,935	440,055	156,797	—	114,984	2,185,271
	2013	541,667	—	916,695	375,012	517,326	—	93,072	2,443,772

Daniel T. Smith	2015	510,000	—	952,430	—	558,775	—	85,139	2,106,344
Senior Vice President, Human Resources	2014	481,667	—	598,650	287,655	118,008	—	32,704	1,518,684
	2013	458,333	—	571,172	231,068	457,459	—	20,400	1,738,432

Brian D. Chambers	2015	400,000	—	741,687	—	457,500	—	57,853	1,657,040
President, Roofing & Asphalt

(1)	The awards reflected in these columns consist of restricted stock, non-qualified stock options and equity-based performance share units granted under the Owens Corning 2013 Stock Plan. The amounts shown reflect the aggregate grant date fair value with respect to all stock and option awards made during the year. Performance share units granted during 2015 are reflected in the column at the full fair value based on the probable outcome of the performance criteria for the award on the grant date. The grant date values of the performance share units at the maximum possible payout are as follows: Mr. Thaman: $7,349,808; Mr. McMurray: $1,823,864; Mr. Genis: $1,981,316; Mr. Smith: $1,487,388; Mr. Chambers: $1,156,094. See Note 15 to the Consolidated Financial Statements included in our 2015 Annual Report on Form 10-K for a discussion of the relevant assumptions made in such valuations. For further information on the 2015 awards, including the maximum potential payout based on the attainment of maximum funding, see the 2015 Grants of Plan-Based Awards Table below.
(2)	The amounts reflected in this column generally consist of amounts of annual cash incentive compensation received under the CIP and the LTIP for the reporting period. Starting in 2013, for the performance period ending December 31, 2015, LTIP grants provided for equity only. Therefore, the amounts reflected in column (g) above reflect awards under the 2015 CIP to each NEO.
(3)	During 2015, the actuarial pension benefit for Mr. Thaman decreased by $12,000 and did not change for Messrs. McMurray and Smith. The total accrued pension value is reflected in the 2015 Pension Benefits Table below. No above-market or preferential earnings on non-qualified deferred compensation are reported in this column.
(4)	For 2015, the amounts shown for Mr. Thaman, Mr. McMurray and Mr. Smith represent contributions made by the Company to the qualified savings plan and nonqualified deferred compensation plan, as well as cash dividends accrued on unvested restricted stock. For 2015, the amount shown for Mr. Genis represents the Voluntary Contribution made by the Company to the French government pension on his behalf and cash dividends accrued on unvested restricted stock. The contribution for Mr. Genis was made in Euros, and the amount shown was converted to U.S. dollars based on the December 31, 2015 exchange rate.

(5)	The following table provides detail behind the amounts reported in column (i) above:

Name	Accrued Cash Dividends	Qualified Savings Plan Company Contribution	Nonqualified Deferred Compensation Company Contribution	French Government Pension Contribution	Total: All Other Compensation
Michael H. Thaman	70,452	21,200	198,265	—	289,917
Michael C. McMurray	13,175	21,200	55,068	—	89,443
Arnaud P. Genis	36,573	—	—	75,895	112,468
Daniel T. Smith	11,363	21,200	52,576	—	85,139
Brian D. Chambers	6,437	21,200	30,216	—	57,853

2015 Grants of Plan-Based Awards Table

The following table provides information regarding threshold, target and maximum award levels or full grant amounts under the various compensation and incentive plans applicable to the Executive Officers. The narrative that follows describes such programs as reflected in the table. Actual awards for the 2015 CIP are reflected in Column (g) of the 2015 Summary Compensation Table and footnotes to the table. Funding and individual award amounts are determined as described in the narrative to these tables.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Michael H. Thaman	2015 CIP (1)	—	1,368,600	2,737,200
	2015 RS (2)							45,100			1,775,136
	2015 ROC PSU (3)				—	39,500	118,500				1,475,720
	2015 TSR PSU (3)				—	28,200	56,400				1,461,324

Michael C. McMurray	2015 CIP (1)	—	401,250	802,500
	2015 RS (2)							11,200			440,832
	2015 ROC PSU (3)				—	9,800	29,400				366,128
	2015 TSR PSU (3)				—	7,000	14,000				362,740

Arnaud P. Genis	2015 CIP (1)	—	435,000	870,000
	2015 RS (2)							12,200			480,192
	2015 ROC PSU (3)				—	10,650	31,950				397,884
	2015 TSR PSU (3)				—	7,600	15,200				393,832

Daniel T. Smith	2015 CIP (1)	—	360,500	721,000
	2015 RS (2)							9,100			358,176
	2015 ROC PSU (3)				—	8,000	24,000				298,880
	2015 TSR PSU (3)				—	5,700	11,400				295,374

Brian D. Chambers	2015 CIP (1)	—	300,000	600,000
	2015 RS (2)							7,100			279,456
	2015 ROC PSU (3)				—	6,200	18,600				231,632
	2015 TSR PSU (3)				—	4,450	8,900				230,599

(1)	Reflects the NEO’s annual incentive opportunity under the CIP for the performance period commencing in 2015. Actual amounts paid out under the 2015 CIP are reflected in column (g) of the 2015 Summary Compensation Table. Funding and individual award amounts are determined as described in the narrative to these tables. The CIP provides no payout at or below threshold funding. Incentive payments are made only where plans fund above threshold.
(2)	Reflects the restricted stock award granted to the NEO on February 4, 2015. These awards vest 25% per year over four years.
(3)

Reflects the long-term incentive opportunity granted to the NEO under the 2013 Stock Plan for the performance period commencing in 2015. Performance share units (PSU) were granted on February 4, 2015 and will vest at the end of the three-year performance peroid. Funding and individual award amounts are determined as described in the narrative to these tables. PSU awards provide no payout at or below threshold funding. Shares are distributed only where the plan funds above threshold. The value of PSUs reflected in column (l) is the fair value based on the probable outcome of the performance criteria for the award on the grant date. See Note 15 to the Consolidated Financial Statements included in our 2015 Annual Report on Form 10-K for a discussion of the relevant assumptions made in such valuations.

Narrative to 2015 Summary Compensation Table and 2015 Grants of Plan-Based Awards Table

Severance and Certain Other Arrangements

During 2015, each of the NEOs participated in the Company’s compensation and benefits programs for salaried employees as described here and reflected in the tables and accompanying footnotes. Each NEO receives an annual base salary as reflected in the 2015 Summary Compensation Table above. The amount of such base salary as a component of the total compensation is established and reviewed each year by the Compensation Committee, and is described above in the Compensation Discussion and Analysis. Severance arrangements with each of the NEOs are as described below in the Potential Payments Upon Termination or Change-In-Control section.

Annual Corporate Incentive Plan (“CIP”)

Owens Corning maintains the CIP, in which all salaried employees participate, with specific Company performance criteria adopted annually. Each of the NEOs is eligible to receive annual cash incentive awards based on his or her individual performance and corporate performance against annual performance goals set by the Compensation Committee. Under the CIP for the 2015 annual performance period, the funding measures set by the Compensation Committee were based on consolidated Adjusted EBIT and Adjusted EBIT for the Composites, Insulation, and Roofing & Asphalt businesses respectively. Cash awards paid to the NEOs under the CIP for the 2015 performance period are reflected in column (g) of the 2015 Summary Compensation Table and the footnote above and the range of award opportunities under the 2015 CIP is reflected in the 2015 Grants of Plan-Based Awards Table above.

Long-Term Incentive Program (“LTIP”)

Owens Corning maintains a LTIP applicable to certain salaried employees as selected by the Compensation Committee, including each of the NEOs. The plan is designed to align participant compensation with the attainment of certain longer-term business goals established by the Compensation Committee.

The plan utilizes Performance Share Units with three-year performance cycles, adopted annually, with payouts under the program dependent upon corporate performance against performance goals set by the Compensation Committee for each cycle. The outstanding three-year cycles as of December 31, 2015 include: January 1, 2013 through December 31, 2015; January 1, 2014 through December 31, 2016; and January 1, 2015 through December 31, 2017. Estimated future payouts of awards under the 2015-2017 cycle are reflected in the 2015 Grants of Plan-Based Awards Table above.

The award shown in the 2015 Grants of Plan-Based Awards Table represents the NEO’s opportunity to earn the amount shown in the “maximum” column of the table if the maximum performance goal established by the Compensation Committee at the beginning of the performance period are attained or exceeded during the performance period. In the event the maximum performance goal is not attained, then the NEOs may earn the amounts shown in the “target” column if the target level of performance is attained, or the amounts shown in the “threshold” column if the threshold level of performance is attained. Participants will earn intermediate amounts for performance between the maximum and target levels, or between the target and threshold levels, and will earn no amounts for performance at or below the threshold level.

For the performance period commencing in 2015, the LTIP award provides an award under the Owens Corning 2013 Stock Plan in three separate components: (1) Restricted Stock Awards granted under the 2013

Stock Plan as described below: awards vest and restrictions lapse on these restricted stock awards generally 25% per year over four years, based upon continued tenure during the vesting period and without regard to the performance criteria; (2) Return on Capital (“ROC”) Performance Share Units awarded under the Stock Plan as described below: awards generally vest in these Performance Share Units at the completion of the three-year performance period and receive a settlement of the award based on the performance of the Company against pre-established performance criteria. The ROC Performance Share Units are settled in Company common stock; and (3) Relative Total Shareholder Return (“TSR”) Performance Share Units awarded under the Stock Plan as described below: awards generally vest in these Performance Share Units at the completion of the three-year performance period and receive a settlement of the award based on the performance of the Company against pre-established relative TSR performance criteria. The TSR Performance Share Units are settled in Company common stock.

2013 Stock Plan

In 2013 the Company’s stockholders approved the Owens Corning 2013 Stock Plan, which replaced the Owens Corning 2010 Stock Plan. In this Notice and Proxy Statement, we refer to the stock plan in place at the relevant time as the “Stock Plan.” The Stock Plan provides for participation by employees, management and directors and authorizes grants of stock options, stock appreciation rights, stock awards, restricted stock awards, restricted stock units, bonus stock awards, performance stock awards and performance share units. The 2013 Stock Plan document was filed with the SEC in connection with the 2013 Proxy Statement.

All grants of Restricted Stock, Restricted Stock Units or Performance Share Units, including those made as a part of the LTIP as described above are made under the 2013 Stock Plan.

The following table sets forth information concerning unexercised options, stock awards that have not vested, and equity incentive plan awards for each NEO that were outstanding at the end of 2015.

Outstanding Equity Awards at 2015 Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b) (1)	(c) (2)	(d)	(e)	(f)	(g) (3)	(h) (4)	(i) (5)	(j) (4)
Michael H. Thaman						135,250	6,360,808	97,600	4,590,128
	150,000	—		30.00	10/30/2016
	226,400	—		13.89	2/4/2019
	130,700	—		25.45	2/3/2020
	101,600	—		33.96	2/2/2021
	76,800	25,600		33.73	2/1/2022
	43,000	43,000		42.16	2/6/2023
	22,625	67,875		37.65	2/5/2024
Michael C. McMurray						28,775	1,353,288	23,750	1,116,963
	3,075	—		13.89	2/4/2019
	8,900	—		25.45	2/3/2020
	6,700	—		33.96	2/2/2021
	5,475	1,825		33.73	2/1/2022
	9,000	9,000		42.16	2/6/2023
	5,275	15,825		37.65	2/5/2024
Arnaud P. Genis						63,425	2,982,878	25,900	1,218,077
	19,925	—		33.96	2/2/2021
	5,375	5,375		33.73	2/1/2022
	9,900	9,900		42.16	2/6/2023
	5,775	17,325		37.65	2/5/2024
Daniel T. Smith						23,600	1,109,908	18,700	879,461
	17,100	—		33.96	2/2/2021
	13,425	4,475		33.73	2/1/2022
	6,100	6,100		42.16	2/6/2023
	3,775	11,325		37.65	2/5/2024
Brian D. Chambers						18,400	865,352	13,650	641,960
	8,700	—		34.94	3/29/2021
	5,925	1,975		33.73	2/1/2022
	3,800	3,800		42.16	2/6/2023
	2,275	6,825		37.65	2/5/2024

(1)	Vested options expire on the tenth anniversary of the grant date.
(2)	These options vest 25% per year over 4 years.
(3)	Restricted stock granted on February 1, 2012; February 6, 2013; February 5, 2014; and February 4, 2015 vest 25% per year over four years. In addition, prior to becoming an NEO, Mr. Chambers was granted an award of restricted shares that vest on April 15, 2017.
(4)	Market value reflects the closing price of the Company’s common stock as of the last trading day of 2015.
(5)	Reflects unvested stock-settled Performance Share Units under the LTIP, at target performance.

2015 Option Exercises and Stock Vested Table

The following table sets forth the required information on NEO stock awards that vested and stock options that were exercised during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Michael H. Thaman	—	—	62,825	2,482,957
Michael C. McMurray	—	—	8,750	345,452
Arnaud P. Genis	—	—	14,075	556,077
Daniel T. Smith	33,100	713,948	10,300	406,977
Brian D. Chambers	50,000	850,000	5,475	216,298

(1)	Represents the pre-tax value realized on options that were exercised during the fiscal year, computed by multiplying the number of shares acquired upon exercise by the difference between the option’s strike price and the fair market value of Owens Corning common stock at the time of exercise.
(2)	Represents the pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired upon vesting by the closing market price of Owens Corning common stock on the vesting date.

2015 Pension Benefits Table

The following table sets forth the required information regarding pension benefits, as applicable, for the NEOs in 2015.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Michael H. Thaman (2)	Qualified Plan (3)	17.37	113,000	—
	Top-Hat Plan (4)	17.37	473,000	14,465

	Total		586,000	14,465

Michael C. McMurray	Qualified Plan (3)	1.08	8,000	—
	Top-Hat Plan (4)	1.08	1,000	—

	Total		9,000	—

Daniel T. Smith	Qualified Plan (3)	0.30	4,000	—

	Total		4,000	—

(1)	These values are calculated in accordance with requirements of the Statement of Financial Accounting Standards No. 158.
(2)	In 2015, the Company terminated a secular trust that was tied to certain benefits in the Top-Hat Plan. Mr. Thaman was the sole remaining participant with a balance in the trust, which was distributed to him upon termination of the trust.
(3)	Refers to benefits under the Company’s Cash Balance Plan or, if greater, under the Owens Corning Salaried Employees’ Retirement Plan maintained prior to 1996, as discussed below.
(4)	Refers to benefits under the Company’s non-qualified Supplemental Plan.

Owens Corning maintains a tax-qualified noncontributory defined benefit cash balance pension plan (the “Cash Balance Plan”) covering certain salaried and hourly employees in the United States, including certain NEOs. The Cash Balance Plan was adopted by Owens Corning in replacement of the qualified Salaried Employees’ Retirement Plan maintained prior to 1996, which we refer to as the “Prior Plan.” The Prior Plan provided retirement benefits primarily on the basis of age at retirement, years of service and average earnings from the highest three consecutive years of service. Under the Cash Balance Plan, each year prior to January 1, 2010, eligible employees generally earned a benefit of 4% of such employee’s covered pay. This was referred to under the Cash Balance Plan as a “Pay Credit.” Covered pay was defined generally as base pay and certain annual incentive compensation amounts payable during the year. Effective January 1, 2010, the Cash Balance Plan was amended to eliminate Pay Credit accruals and was closed to new participation. Accrued benefits continue to earn monthly interest based on the average interest rate for five-year United States treasury securities. Employees with an accrued benefit under the Cash Balance Plan vest in that benefit once they have completed three years of service. Vested employees may receive their benefit under the Cash Balance Plan as a lump sum or as a monthly payment when they leave the Company.

As the Company transitioned from the Prior Plan to the current Cash Balance Plan, participating employees who were at least age 40 with 10 years of service as of December 31, 1995 became entitled to receive the greater of their benefit under the Prior Plan frozen as of December 31, 2000, or under the Cash Balance Plan.

Each NEO would have been entitled to payment of their vested accrued benefit under the tax-qualified plan in the event of a termination occurring on December 31, 2015, valued as a lump-sum payable as of that date as follows: Mr. Thaman, $156,495; Mr. McMurray, $11,918; and Mr. Smith, $5,267. Mr. Genis and Mr. Chambers do not participate in the plan.

In addition to the tax-qualified pension plan, Owens Corning maintains supplemental pension benefits, including the Supplemental Plan that pays eligible employees leaving the Company the difference between the benefits payable under Owens Corning’s tax-qualified pension plan and those benefits that would have been payable except for limitations imposed by the Internal Revenue Code. The Supplemental Plan was amended to eliminate future accruals and was closed to new participation effective January 1, 2010. Some NEOs participate in both the tax-qualified pension plan and the Supplemental Plan.

Each eligible NEO would have been entitled to payment of their vested accrued benefit under the Supplemental Plan in the event of a termination occurring on December 31, 2015, valued as a lump-sum payable as of that date as follows: Mr. Thaman, $672,823; and Mr. McMurray, $1,525. Mr. Genis, Mr. Smith and Mr. Chambers do not participate in the Supplemental Plan.

NONQUALIFIED DEFERRED COMPENSATION

The Company has established an unfunded Deferred Compensation Plan under which eligible officers, including several of the NEOs, are permitted to defer some or all of their cash incentive compensation and up to 80% of their base salary. Officers may defer compensation until their separation from the Company, or may designate a set deferral period between two and ten years. They may elect to take their distribution as a lump sum, five annual installments, ten annual installments, or a set dollar amount.

In 2015, Owens Corning provided Company contributions to the accounts of eligible officers, including several of the NEOs, to restore Company contributions and matching contributions that were limited in the 401(k) Plan by the IRS. These contributions are deferred until separation, and officers may elect to defer payments for an additional two to ten years after separation. They may elect to take their distribution as a lump sum, five annual installments, ten annual installments, or a set dollar amount.

Officers may choose among mutual funds offered in the 401(k) Plan, as well as Owens Corning stock, for hypothetical investment of their account. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or the value of Owens Corning stock. This plan is unfunded and unsecured, and all investments are hypothetical. NEOs who do not participate have been omitted from the table.

2015 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(b)	Registrant Contributions in Last Fiscal Year ($)(c)(1)	Aggregate Earnings in Last Fiscal Year ($)(d)	Aggregate Withdrawls/ Distributions ($)(e)	Aggregate Balance at Last Fiscal Year End ($)(f)
Michael H. Thaman (2) (5)	19,875	198,265	1,308	—	355,797
Michael C. McMurray (3) (5)	26,500	55,068	2,784	—	110,072
Daniel T. Smith (4) (5)	7,460	52,576	(1,644)	—	225,556
Brian D. Chambers	—	30,216	15	—	39,884

(1)	This amount reflects the unfunded Company contribution to each account, to restore 401(k) Plan Company contributions and matching contributions that are limited by the IRS and is included in “All Other Compensation” in the 2015 Summary Compensation Table.
(2)	The amount in the first column reflects the deferral of a portion of Mr. Thaman’s base salary in 2015. This amount was reflected as “Salary” in the 2015 Summary Compensation Table.
(3)	The amount in the first column reflects the deferral of a portion of Mr. McMurray’s base salary in 2015. This amount was reflected as “Salary” in the 2015 Summary Compensation Table.
(4)	The amount in the first column reflects the deferral of a portion of Mr. Smith’s base salary and CIP in 2015. These amounts were reflected as “Salary” and “Non-Equity Incentive Plan Compensation” in the 2015 Summary Compensation Table.

(5)	The aggregate balance in column (f) includes amounts contributed in 2015, earnings during 2015, and the balance of contributions made in prior years, which were reflected in the Summary Compensation Table in each applicable year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company has entered into certain agreements and maintains certain plans under which the Company would provide compensation to NEOs in the event of a termination of employment or a change in control of the Company. The payment and benefit levels disclosed in the table below are determined under the various triggering events pursuant to these agreements that both define what constitutes the triggering event and provides those payments that would be due upon the occurrence of such events.

Severance agreements have been executed with Messrs. Thaman, McMurray, Genis, Smith and Chambers. The severance agreements in place provide, under certain termination scenarios as reflected in the table below, for the payment of an amount equal to two times base salary and annual incentive compensation amounts plus continuation of health insurance coverage for a maximum period of one year. Mr. Thaman’s previous eligibility for reimbursement with respect to certain taxes if applicable to the severance payments has been discontinued. The severance agreements provide for payments upon a change in control only if the individual is also terminated for reasons other than cause in connection with the change in control. Payments under the severance agreements are made in cash and are paid, depending upon the terms of the individual NEO’s agreement, either in the form of a one-time lump-sum payment or in the same manner as the regular payroll payments over a 24-month period. Health care coverage provided under the severance agreements is provided in-kind.

The CIP and the LTIP each contain provisions that require continued employment during the performance period in order to be eligible to receive a payout under the plans, absent a change-in-control. However, for death, disability or retirement which occurs during the performance period, the participant may receive a pro-rated CIP award for that performance period. CIP payments are made in one-time, lump-sum payments of cash.

The 2013 Stock Plan provides, under certain circumstances as described above, for acceleration of vesting of restricted stock, performance share units and option awards. Accelerated vesting of outstanding restricted stock, performance share units and option awards may only occur upon death, disability or a change-in-control.

The NEOs are entitled, upon or following their termination, to their accrued benefits under the Supplemental Plan arrangements as described above. NEOs would also be entitled to the normal vested pension benefits and other vested benefits which are generally available to all salaried employees who terminate employment with the Company under various circumstances.

Upon the occurrence of any triggering event, the payment and benefit levels would be determined under the terms of the agreement. The specific definitions of the triggering events are set forth in detail in the agreements which have been filed as exhibits to prior disclosures. In addition, severance payments are paid contingent upon confidentiality, a mutual release and an agreement not to compete. Each of the retirement payments of vested accrued benefits that would have occurred upon a termination event described herein are set forth in the narrative to the 2015 Pension Benefits Table above.

PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

(assumes termination or change-in-control as of December 31, 2015)

($ in thousands)

Event and Amounts	Michael H. Thaman	Michael C. McMurray	Arnaud P. Genis	Daniel T. Smith	Brian D. Chambers
Voluntary Termination
No other payments due	—	—	—	—	—

Retirement
No other payments due	—	—	—	—	—

Involuntary Termination for Cause
Outplacement Services (1)	22	—	—	—	—

Involuntary Not-For-Cause Termination
CIP	2,036	597	647	536	446
Restricted Stock Awards (2)	—	—	—	—	—
Option Awards (2)	—	—	—	—	—
Performance Share Units (3)	—	—	—	—	—
Cash Severance	4,854	1,873	2,030	1,751	1,400
Health Care Continuation (1)	25	8	—	13	12
Outplacement Services (1)	22	22	22	22	22

Termination Upon a Change-in-Control
CIP	2,036	597	647	536	446
Restricted Stock Awards (2)	6,361	1,353	2,983	1,110	865
Option Awards (2)	2,176	217	282	195	109
Performance Share Units (3)	11,038	2,695	2,937	2,135	1,576
Cash Severance	4,854	1,873	2,030	1,751	1,400
Health Care Continuation (1)	25	8	—	13	12
Outplacement Services (1)	22	22	22	22	22

Change-in-Control with No Termination
Restricted Stock Awards (2)	6,361	1,353	2,983	1,110	865
Option Awards (2)	2,176	217	282	195	109
Performance Share Units (3)	11,038	2,695	2,937	2,135	1,576

Pre-Retirement Death
CIP	2,036	597	647	536	446
Restricted Stock Awards (2)	6,361	1,353	2,983	1,110	865
Option Awards (2)	2,176	217	282	195	109

(1)	Where eligible for such benefits, the amount includes both health care continuation coverage and/or outplacement services. The value of health care continuation is based on the Company’s net plan cost and the coverage category in which the executive is enrolled; this value assumes that the executive continues to pay the employee portion of the premium. The value of outplacement services assumes the maximum services available under the severance agreement. As a practical matter the actual value of such services is typically substantially less than the maximum.
(2)	For stock awards and option awards, vesting is incremental over a four-year period and any non-vested portion is forfeited upon termination. Vesting on these stock awards and option awards is only accelerated in the case of death, disability, or change-in-control, and no options may vest earlier than one year from grant except in the case of a change in control. The value of awards at vesting is uncertain and would reflect the then current value of the Company common stock and options then vesting. The amounts reflected in the table are calculated based on the closing stock price as of December 31, 2015.

(3)	Performance Share Unit awards are not forfeited upon death or disability, but would vest in full as of the date of death or disability and payout would be determined consistent with performance only at the end of the performance period. The value of awards at the end of the performance period is uncertain and would reflect the performance against the established performance targets. For involuntary termination, voluntary termination, retirement or for termination for cause occurring before vesting, these awards would be forfeited. Payout of Performance Share Unit awards is only accelerated in the case of a change-in-control. For this table it is assumed that Performance Share Units would pay out at maximum for a change-in-control, and disclosure is calculated based on the closing stock price as of December 31, 2015.

2015 NON-MANAGEMENT DIRECTOR COMPENSATION

The following table sets forth the compensation for 2015 of the non-management members of the Board of Directors. Employee directors do not receive additional compensation for such service. The narrative that follows the table describes the compensation programs applicable to the non-management directors during 2015.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Norman P. Blake Jr. (3)	23,516	35,275	58,791
Cesar Conde	80,000	120,000	200,000
J. Brian Ferguson	—	215,000	215,000
Ralph F. Hake	88,000	132,000	220,000
F. Philip Handy	—	200,000	200,000
Ann Iverson	80,000	120,000	200,000
Edward F. Lonergan	—	200,000	200,000
Maryann T. Mannen	80,000	120,000	200,000
James J. McMonagle	86,000	129,000	215,000
W. Howard Morris	80,000	120,000	200,000
Suzanne P. Nimocks	84,500	126,750	211,250
John D. Williams	—	227,500	227,500

(1)	Includes the cash amount of the annual retainers for service on the Board and in certain Board leadership positions for 2015.
(2)	The amounts shown in this column relate to stock granted as the equity component of the directors’ retainers under the 2013 Stock Plan. The amounts shown reflect the aggregate grant date fair value with respect to all stock granted during 2015.
(3)	Mr. Blake retired in April 2015.

During 2015, the Company compensated each non-management director pursuant to a new standard annual retainer arrangement that no longer involves the payment of meeting fees. This arrangement provides for an annual retainer and annual chair retainer as approved by the Compensation Committee. Each non-management director received an annual Board retainer of $200,000. The Chair of each Board committee received an additional annual retainer of $15,000. The Lead Independent Director received an additional annual retainer in the amount of $25,000. All retainers are paid in a combination of stock and cash based on the director’s election with a minimum 60% stock requirement. Stock compensation for annual retainers may be deferred for issuance to the director upon the distribution date elected in writing prior to the start of the year. The annual retainers are otherwise paid on a quarterly basis. Non-management directors receive no perquisites.

Our stock ownership guidelines currently provide that each non-management director must own stock with a value of five times maximum cash retainer. As of the date of this Proxy Statement, all non-management directors with more than three years of tenure on the Board hold stock in excess of the ownership guidelines.

Owens Corning established a Deferred Compensation Plan, effective January 1, 2007, under which non-management directors have been permitted to defer some or all of their cash compensation for annual retainer, annual chair retainer and meeting fees. Such deferred cash compensation will be credited to an individual account and will accrue gains or losses under notional investment funds available under the plan and as selected by the director (the available fund options include a fund indexed to Company common stock). The Company does not contribute, nor does it match, any amounts deferred by directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Information regarding Owens Corning’s equity compensation plans as of December 31, 2015, is as follows:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,953,320	$31.09	2,011,012
Equity compensation plans not approved by security holders	—	—	—

Total	1,953,320	$31.09	2,011,012

(1)	Relates to the Owens Corning 2013 Stock Plan, which authorizes the grant of stock options, stock appreciation rights, restricted stock units, bonus stock awards and performance stock awards.
(2)	Restricted stock and performance share units are not taken into account in the weighted-average exercise price as such awards have no exercise price.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2016, subject to ratification by our stockholders.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions. They also have the opportunity to make a statement if they desire to do so.

We are asking our stockholders to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016. Although ratification is not required by our Bylaws or otherwise, the Board has submitted the selection of PricewaterhouseCoopers LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors and the Audit Committee recommend a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

PROPOSAL 3

APPROVAL, ON AN ADVISORY BASIS, OF 2015 NAMED EXECUTIVE OFFICER COMPENSATION

The Company is presenting the following proposal, which gives stockholders the opportunity to cast a non-binding vote to approve the 2015 compensation of our named executive officers by voting for or against the resolution below. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. Consistent with the preference expressed by our stockholders, the Company will hold this advisory vote on an annual basis (including next at the 2017 Annual Meeting of Stockholders) until the next non-binding vote on the frequency with which advisory votes to approve named executive officer compensation should be held.

In considering your vote, we encourage you to review the Compensation Discussion and Analysis section and the compensation tables and narratives in this Proxy Statement. The Company believes its compensation philosophy and programs are strongly linked to performance and results and appropriately aligned with the interests of stockholders.

•

Compensation opportunities are generally competitive with market median practices. Actual compensation levels may exceed target levels to the extent Company and individual performance exceeds expectations. In the event performance is below targeted levels, actual pay levels may be below target levels.

•	A significant majority of total compensation is performance-based.

•

Executives are appropriately focused on achieving annual financial and operational goals through the Company’s annual Corporate Incentive Plan and on maximizing stockholder value over the long term, through grants of restricted shares and performance share units.

Accordingly, the Company is asking stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the 2015 compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narratives and any related disclosure in the Proxy Statement.”

While our Board of Directors and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding and is advisory in nature.

The affirmative vote of a majority of the votes that could be cast by the holders of all stock entitled to vote that are present in person or by proxy at the Annual Meeting is required to approve, on an advisory basis, the 2015 compensation of our named executive officers.

The Board of Directors recommends that you vote FOR approval, on an advisory basis, of the 2015 compensation of our named executive officers.

PROPOSAL 4

APPROVAL OF THE OWENS CORNING 2016 STOCK PLAN

At the Annual Meeting, stockholders will be asked to approve the Owens Corning 2016 Stock Plan as set forth in Annex A of this proxy statement (the “Proposed Plan”).

The Compensation Committee has adopted, and the Board of Directors has ratified, subject to the approval of the Company’s stockholders, the Proposed Plan. If the Proposed Plan is approved by stockholders, it will replace the Owens Corning 2013 Stock Plan, as amended and restated, which was approved by stockholders in April 2013 (the “2013 Plan”). Upon approval of the Proposed Plan by stockholders, shares of Company common stock remaining available under the 2013 Plan will be rolled into and become available for grant under the Proposed Plan, and no future grants will be made under the 2013 Plan. As of December 31, 2015, approximately 2.0 million shares of Company common stock remained available under the 2013 Plan. If the Proposed Plan is approved by stockholders, the number of shares of common stock which may be granted under the Proposed Plan is 2,500,000 plus the number of available shares rolled into the Proposed Plan from the 2013 Plan. If the Proposed Plan is not approved by stockholders, the 2013 Plan will remain in effect, no awards will be granted under the Proposed Plan, and our ability to make certain performance awards to certain recipients may be limited.

The Proposed Plan provides for participation by employees, management and non-employee directors and authorizes grants of stock options, stock appreciation rights (“SARs”), stock awards, restricted stock awards, restricted stock units, bonus stock awards, performance share awards and performance share units. The Board of Directors believes that share-based incentives are important factors in attracting and retaining highly qualified executives and directors, and that they help to align the interests of those executives and directors with the interests of our stockholders. The Board believes that our stockholder-approved 2013 Plan has been an instrumental component of the Company’s total compensation programs.

The Proposed Plan is also intended to enable us to structure certain awards so that they may be able to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). If our equity awards qualify as “qualified performance-based compensation” for purposes of Section 162(m), then we would generally be able to receive a federal income tax deduction for certain compensation paid to our Chief Executive Officer and the other three most highly compensated executive officers (other than our Chief Financial Officer) in excess of $1 million for any taxable year. While we believe it is in the best interests of the Company and our stockholders to have the ability to potentially grant “qualified performance-based compensation” under Section 162(m), we may decide to grant compensation that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m). Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m), we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.

We are seeking stockholder approval of the Proposed Plan, including the performance measures and individual grant limits under the Proposed Plan, as well as the individuals eligible to receive awards under the Proposed Plan, to have the flexibility to potentially grant performance-based awards under the Proposed Plan that may be fully deductible for federal income tax purposes. If our stockholders approve the Proposed Plan and the material terms for qualified performance-based compensation under the Proposed Plan, assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions with respect to awards issued under the Proposed Plan to our Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2021 annual meeting of stockholders (in other words, for five years).

The Board of Directors believes that approval of the Proposed Plan is necessary and desirable and will enable the Company to continue to provide market competitive total compensation opportunities to its key employees.

Why We Believe You Should Vote for the Proposed Plan

The purpose of the Proposed Plan is to align the interests of executives and non-employee directors with the interests of our stockholders, to provide long-term incentives to executives for outstanding service to us and our stockholders and to assist in recruiting and retaining highly qualified individuals as executives or non-employee directors. Some of the key features of the Proposed Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our future success depends in part on our ability to attract, motivate and retain highly qualified employees. The ability to provide equity-based awards under the Proposed Plan is a critical component to achieving this success. We would be at a distinct competitive disadvantage if we could not use equity-based awards to recruit, motivate and retain our officers and other employees.

The use of our common shares as part of our compensation program fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates employees to appropriately focus on actions that enhance stockholder value because they will share in that value enhancement through improved stock price performance. Our equity compensation also helps effectively retain our officers and other employees and promotes a focus on sustained enhancement of stockholder value because our equity compensation awards can be subject to vesting and/or performance criteria.

As of December 31, 2015, only 2,011,012 shares remained available for issuance under the 2013 Plan. If the Proposed Plan is not approved, we may be compelled to significantly increase the cash component of our employee compensation, which may not necessarily align employee compensation interests with the investment interests of our stockholders as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and divert cash away from more impactful uses, such as investment in our business operations.

In determining the number of shares to request for approval under the Proposed Plan, our management team worked with Meridian Compensation Partners and the Compensation Committee to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Proposed Plan. The tables below summarize potential dilution of our 2013 Plan and Proposed Plan, as well as our recent burn rates, which continue to be within industry standards.

Potential Dilution		Shares	% of Common Shares Outstanding
A.	Outstanding Stock Options*	1,953,320	1.7%
B.	Unvested Restricted Shares	1,707,490	1.5%
C.	Unvested Performance Share Units **	431,400	0.4%
D.	Total Equity Awards Outstanding	4,092,210	3.5%
E.	2013 Plan shares available	2,011,012	1.7%
F.	Potential Dilution: 2013 Plan (D + E)	6,103,222	5.3%
G.	Proposed Plan additional shares	2,500,000	2.2%
H.	Proposed Plan shares available for issuance (E + G) ***	4,511,012	3.9%
I.	Potential Dilution: Proposed Plan (F + G)	8,603,222	7.4%

*	Our outstanding stock options have a weighted average exercise price of $31.09 and an average remaining term of 4.37 years.
**	Reflects target funding.
***	Based on the closing price of Owens Corning stock on December 31, 2015 of $47.03 per share, the value of the shares requested for issuance under the Proposed Plan was $212,152,894.

Burn Rate

Year	Shares Granted	Weighted Average Common Shares Outstanding	Burn Rate
2013	1,049,248	118,200,000	0.9%
2014	1,146,444	117,500,000	1.0%
2015	877,852	117,200,000	0.7%
		Average Burn Rate 2013-2015:	0.9%

If the Proposed Plan is approved, we intend to utilize the shares authorized under the Proposed Plan to continue our practice of providing incentives to key individuals through annual equity grants. We currently anticipate that the shares requested in connection with the approval of the Proposed Plan will last about 5 years, based on our historic grant rates and the approximate current stock price, but could last for a shorter period of time if actual practice does not match historic rates or our stock price changes materially. As noted below, our Compensation Committee would retain full discretion under the Proposed Plan to determine the number and amount of awards to be granted under the Proposed Plan, subject to the terms of the Proposed Plan, and future benefits that may be received by participants under the Proposed Plan are not determinable at this time.

We believe that we have demonstrated a commitment to thoughtful and responsible equity compensation practices. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been disciplined and mindful of stockholder interests.

Summary of the Proposed Plan

The following is a summary of the essential terms of the Proposed Plan, and is qualified in its entirety by reference to the full text of the Proposed Plan attached to this Proxy Statement as Annex A. Please refer to Annex A for a more complete description of the terms of the Proposed Plan.

Types of Awards

The Proposed Plan permits the granting of the same types of awards as under the 2013 Plan:

Bonus stock	Restricted stock
Dividend equivalents	Restricted stock units
Performance shares	SARs
Performance share units	Stock options

Eligible Participants

The Proposed Plan will be administered by the Compensation Committee, which consists entirely of independent directors. The Compensation Committee has the authority to identify those employees and non-employee directors to whom awards will be granted and the type, amount and other terms of each award. Although the Proposed Plan allows the Compensation Committee to make awards to any employee of the Company and its subsidiaries, it is anticipated that there will generally be awards to approximately 400 management employees and 12 non-employee directors annually.

The identity of the key employees and non-employee directors to receive awards, and the amounts of awards, under the Proposed Plan are not yet determinable. For information about certain awards under the 2013 Plan during 2015 to our non-employee directors, our Chief Executive Officer and certain other officers, see “Executive Officer Compensation” and “2015 Non-Employee Director Compensation” above.

Maximum Number of Shares Authorized Under the Proposed Plan

Subject to certain adjustments permitted under the Proposed Plan, the number of shares of common stock which may be granted under the Proposed Plan is 2,500,000 plus the number of shares that were available but not granted, or which were granted but were not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award, under the 2013 Plan, all of which shall be available for any type of awards under the Proposed Plan including full-value awards. With respect to awards intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m), no more than 1,000,000 shares of common stock may be subject to awards granted to any employee in any given calendar year, and no more than the lesser of 100,000 shares or $1 million in aggregate grant date value may be granted to any non-employee director in any given year under the Proposed Plan. These amounts are subject to adjustment for stock splits, stock dividends and other changes in the Company’s capital structure, as further described in the Proposed Plan. The Company may use authorized and unissued shares or treasury shares in connection with grants under the Proposed Plan. Shares underlying the unexercised or undistributed portion of any terminated, expired or forfeited award are generally available for further awards under the Proposed Plan. Shares withheld or otherwise used for tax withholding or as the exercise price of a stock option are not available for future awards. Shares repurchased on the open market with stock option exercise proceeds, and shares subject to stock-settled SARs that are not issued upon exercise of the SARs will not be available for use under the Proposed Plan. In addition, certain awards may be payable in cash.

Not more than 5% of the shares authorized under the Proposed Plan shall be subject to bonus stock awards or other awards that vest over a period (or have a performance period) shorter than one year. This limit will not apply to non-employee director awards granted in lieu of cash compensation.

No awards may be made under the Proposed Plan on or after the tenth anniversary of the effective date of the Proposed Plan in 2026.

Stock Options and Stock Appreciation Rights

Stock options and SARs granted under the Proposed Plan may vest on the basis of the satisfaction of performance conditions established by the Compensation Committee or on the basis of the passage of time and continued employment. Options and SARs will generally have a ten-year term and a one-year minimum vesting period. All options and SARs (except with respect to converted, assumed or substituted awards as described in the Proposed Plan) are granted with an exercise price equal to the fair market value of our common stock on the date of grant, and option or SAR re-pricing is expressly prohibited.

The Proposed Plan permits the grant of either incentive stock options or options not qualifying as incentive stock options under the Internal Revenue Code. For purposes of grants of incentive stock options under the Proposed Plan, the maximum number of shares available for such grants shall be no more than 1,500,000 shares, subject to certain adjustments as described in the Proposed Plan. Certain exceptions to the requirements in the prior paragraph apply in the case of incentive stock options, as described in the Proposed Plan. Dividends or dividend equivalents on stock options or SARs are not permitted. Award agreements for options and SARs will set forth the applicable terms relating to treatment of the award upon participants’ termination of employment or service with the Company.

The Proposed Plan authorizes grants of SARs either alone or in conjunction with a stock option. SARs entitle recipients to receive payments in cash, shares or a combination, of an amount representing the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. To the extent an option is exercised, any SAR granted in respect of such option is canceled. To the extent a stock appreciation right is exercised, its related option is canceled.

Performance Share Awards

The Compensation Committee may grant performance share awards under the Proposed Plan. Performance share awards under the Proposed Plan may be made in the form of performance share units (“PSUs”), which can be settled either in cash or shares of our common stock at the end of a performance period, or performance shares. The amount of performance shares or PSUs received by a participant at, above or below their target grant is determined by whether the performance goals set by the Committee are met, exceeded or missed, respectively.

Performance criteria may be selected by the Compensation Committee from among a number of performance measures as set forth in the Proposed Plan. Such performance measures may be applicable to the Company or any subsidiary or business unit. For performance-based awards intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m), the available performance measures are: total stockholder return (based on the change in the price of a share of the Company’s common stock and dividends paid); brand recognition or acceptance; cost savings or waste elimination; earnings before interest, taxes and amortization (“EBITA”); earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income before interest and taxes (“OBIT”); operating income before interest, taxes, depreciation and amortization (“OBITDA”); earnings per share; income; operating income; market share or market segment share; net income; new product innovation; operating profit or net operating profit; operating margins or profit margins; profits or gross profits; product cost reductions; product release schedules; return on stockholder’s equity; return on assets; return on capital employed; return on invested capital; return on operating revenue; revenue or revenue growth; sales or segment sales; share price performance; strategic corporate objectives relating to: increase in revenue with certain customers, customer groups, or customer types; revenues, synergies or savings related to corporate transactions; safety performance; sustainability or environmental performance); economic value added; and cash flows (including, but not limited to: operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); working capital or changes in working capital over any time period or any combination of the foregoing performance measures.

The Compensation Committee may adjust the performance goals to take into account changes in law and accounting and tax rules and to make adjustments that it decides are necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances. The Compensation Committee also designates the period over which the performance criteria are measured.

Performance share awards may be subject to being partially or fully forfeited if the participant terminates employment prior to the end of the performance period as determined by the Compensation Committee. While performance share holders generally have the rights of stockholders with respect to such awards, holders may not receive dividends on any unearned shares or units, and recipients of PSUs may not vote the units in stockholder votes.

Restricted Stock or Restricted Stock Units

The Compensation Committee may award shares of common stock that are subject to restrictions and conditions as determined by the Compensation Committee. Restricted stock awards may vest on the basis of the satisfaction of performance goals established by the Committee or on the basis of the passage of time and continued employment. Recipients of restricted stock receive dividends on, and may vote, the shares subject to a grant. Shares of restricted stock may not, however, be sold or otherwise transferred prior to the lapse of the restrictions.

The Compensation Committee may also award restricted stock units with conditions and restrictions determined by the Compensation Committee. Restricted stock units convert into shares of our common stock if the recipient is still employed on the date that specified restrictions lapse. Restricted stock units may vest on the basis of the satisfaction of performance conditions established by the Committee or on the basis of the passage of time and continued employment. Recipients of restricted stock units may not vote the units in stockholder votes, but they may receive payments equal to the amount of dividends that would be paid on an equivalent number of shares of common stock, subject to the same restrictions as the underlying shares. Award agreements for restricted stock or restricted stock units will set forth the applicable terms relating to treatment of the award upon participants’ termination of employment or service with the Company.

Other Stock-Based Awards

The Compensation Committee may grant other awards under the Proposed Plan, including bonus stock awards and, for non-employee directors, equity awards in lieu of their director fees.

Change in Control

In the event of a change in control of the Company, stock options and stock appreciation rights that are not exercisable will become immediately exercisable and the restriction period applicable to any outstanding restricted stock or restricted stock unit award will lapse and the performance period applicable to any outstanding performance share shall lapse (unless otherwise provided for in the applicable award agreement subject to the discretion of the Compensation Committee).

Performance awards, restricted stock awards, and other stock-based awards will be fully vested, with performance goals deemed to have been achieved at the maximum level, at the date of change in control.

In the event of a change in control, the Board may require that stock of the corporation surviving the change in control (or its parent) be substituted for the stock subject to outstanding awards, as equitably adjusted to reflect the change in control, and/or require the cash-out of outstanding awards or the payment for outstanding awards in shares of the corporation surviving the change in control (or its parent).

A change in control is generally defined in the Proposed Plan as:

•

the acquisition by a person or group of beneficial ownership of 50% or more of the outstanding stock or combined voting power of securities entitled to vote in the election of directors, subject to certain exceptions as described in the Proposed Plan;

•

a change in the composition of the Board over a two-year period that results in a majority of incumbent directors (or successor directors approved by our incumbent directors) not being continuing directors, subject to certain exceptions described in the Proposed Plan;

•

a merger, consolidation or sale of all or substantially all the assets of the Company in a transaction in which our stockholders immediately prior to the transaction do not own at least 50% of the voting power of the surviving, resulting or transferee entity, subject to certain exceptions described in the Proposed Plan; or

•	the consummation of a plan of complete liquidation or dissolution of the Company.

The definition excludes purchases or sales of stock by or from the Company or one of our employee benefit plans or trusts.

Amendment and Termination

The Compensation Committee has the power to amend the Proposed Plan, subject to certain Internal Revenue Code limitations as described in the Proposed Plan. However, the Compensation Committee may not, without stockholder approval, amend the Proposed Plan to:

•	increase the maximum number of shares authorized for issuance pursuant to the Proposed Plan;

•	extend the term of the Proposed Plan;

•	reduce the minimum purchase price of a share of common stock subject to an option; or

•	effect any change inconsistent with Section 422 of the Internal Revenue Code.

The Board may otherwise suspend or terminate the Proposed Plan at any time. No such suspension or termination, however, shall affect the terms or conditions of any award granted prior to termination.

Adjustment

The Compensation Committee will provide for anti-dilution adjustments to the terms of outstanding awards and the share limits provided for in the Proposed Plan in the event of the occurrence of certain corporate transactions or events as described in the Proposed Plan. In addition, for each stock option or SAR with an option price or base price greater than the consideration offered in connection with any such transaction or event, the Compensation Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR.

Other Terms

The Proposed Plan provides generally that no award shall be transferable by a participant other than by will or the laws of descent and distribution, and that no award will be transferred for value. The Committee may permit acceleration of vesting of any award (subject to limited exceptions as described in the Proposed Plan) including in the event of the Participant’s death, disability, retirement or a change-in-control.

In addition, awards may be granted under the Proposed Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Internal Revenue Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Proposed Plan, and may account for common shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

In the event that a company acquired by us or any of our subsidiaries or with which we or any subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Proposed Plan. However, awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not our employees or directors or employees or directors of any of our subsidiaries prior to the acquisition or merger.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Proposed Plan. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Proposed Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state local or foreign tax consequences.

Incentive Stock Options

An incentive stock option grant will not result in any immediate tax consequences to the Company or to the participant. A participant will not realize taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply), provided the participant was an employee of the Company or one of our subsidiaries at all times from the date the option was granted to the date three months (in the case of a disabled employee, one year) before the date the option is exercised, and we will not be entitled to any deduction. If the participant does not dispose of the stock acquired within one year of receiving it (and two years after such option was granted), gain or loss realized on the subsequent disposition of the stock will be treated as long term capital gain or loss.

If the participant disposes of the stock prior to those times, the participant will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Any gain recognized by the participant on the disposition in excess of the amount taxable as ordinary income will be treated as capital gain, long or short term depending on whether the stock has been held for more than one year. Upon such a disposition, the Company will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such ordinary income.

Nonqualified Stock Options

The grant of a nonqualified stock option will not result in any immediate tax consequence to the Company or the participant. Upon exercise of a nonqualified stock option, the participant will realize ordinary income in an amount equal to the market value of the stock at the time of exercise over the option price, and the Company will generally be entitled to a deduction in the same amount.

Stock Appreciation Rights

The grant of a stock appreciation right will not result in any immediate tax consequence to the Company or to the participant. Upon the exercise of a stock appreciation right, any cash received and the market value of any stock received will constitute ordinary income to the participant. The Company will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such income.

Restricted Stock

A participant who receives restricted stock will in most cases be subject to tax at ordinary income rates on the market value of the restricted stock at the time the restrictions lapse. However, participants instead may elect within 30 days after the grant date to recognize the market value of the restricted stock as taxable income as of the grant date.

A participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time restrictions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid.

In the case of a sale of shares after the expiration of the restriction period, the holding period to determine whether the participant has long-term or short-term capital gain or loss begins upon such expiration or, in the case of a participant who makes an election as described above, the grant date, and the tax basis for such shares will be equal to the market value thereof on such date. In most instances, the Company will be entitled to a deduction equal to the amount treated as compensation to the participant.

Restricted Stock Units

No income generally will be recognized upon the award of restricted stock units. A participant who receives a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Share Awards and Other Stock-Based Awards

A participant who receives any performance award or other stock-based award will recognize income, and the Company will generally be allowed a deduction, when the award is paid. The amount of cash and the market value of the shares of common stock received will be ordinary income to the participant and the Company will generally be entitled to a tax deduction for the same amount.

Tax Deductibility Limitation

Section 162(m) limits the allowable tax deduction that may be taken by us for compensation paid to certain officers. The limit is $1,000,000 per executive per year, but compensation payable solely on account of the attainment of performance goals is excluded from the limitation. Under the Proposed Plan, stock options, stock appreciation rights and performance share awards are intended to be able to qualify as performance based compensation not subject to the $1,000,000 limitation. Restricted stock and other stock-based awards that are not performance-based would generally be subject to the limitation.

New Plan Benefits

Equity grants under the Proposed Plan are subject to the discretion of the Compensation Committee and the fair market value of the Company’s common stock at various future dates. It is not possible to determine the benefits and awards that will be granted if the Proposed Plan is approved by stockholders. We cannot at this time definitively identify the persons to whom grants may be made, nor can we state the form or value of any such awards. The Committee’s exercise of discretion in future years will be disclosed in the appropriate manner at the time of such grants. No grants have been made under the Proposed Plan that are contingent on approval of the Proposed Plan.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares under the Proposed Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after the approval of the Proposed Plan by our stockholders.

The Board of Directors unanimously recommends a vote FOR approval of the Owens Corning 2016 Stock Plan.

PROPOSAL 5

APPROVAL OF THE COMPANY’S CORPORATE INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the Owens Corning Corporate Incentive Plan Terms Applicable to Certain Executive Officers (As Amended and Restated as of January 1, 2016) (the “Plan”). If approved by stockholders, the Plan will replace the substantially identical Corporate Incentive Plan that was approved by the representatives of the stockholders in 2011.

The Board of Directors, upon the recommendation of the Compensation Committee, approved and adopted the Plan to govern the grant and payment of annual cash incentive awards to certain of Owen Corning’s executive officers and directed that the Plan be submitted to Owens Corning’s stockholders for approval so that payments under the Plan may potentially qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

The Board of Directors recommends a vote “FOR” the approval of the Plan.

The purpose of the Plan is to enhance Owens Corning’s ability to attract and retain highly qualified executives and to provide financial incentives to those executives to promote Owens Corning’s success. The Plan is also designed to help Owens Corning potentially preserve the tax deductibility of annual cash incentive awards paid to certain executive officers under Section 162(m). The principal reason for submitting the Plan to stockholders for approval is to enable Owens Corning to potentially structure certain awards under the Plan so that they may qualify as “performance-based compensation” under Section 162(m).

Generally, Section 162(m) prevents a company like Owens Corning from receiving a federal income tax deduction for compensation paid to certain executive officers (other than the Chief Financial Officer) in excess of $1 million for any year, unless that compensation is performance-based. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the compensation be paid pursuant to a plan the material terms of which have been approved by the company’s stockholders. The Board also believes that the Plan serves Owens Corning’s interests by focusing management’s attention on the achievement of those goals that the Board determines to be strategically and operationally important for Owens Corning.

Stockholders are asked to approve the performance measures and individual grant limit under the Plan, as well as the individuals eligible to receive awards under the Plan, to give Owens Corning the flexibility to grant performance-based awards under the Plan that may be fully deductible for federal income tax purposes. If the Plan is approved, assuming that all other Section 162(m) requirements are met, tax deductions may be obtainable with respect to awards issued under the Plan to Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2021 Annual Meeting (in other words, for five years). If the Plan is not approved by the stockholders, the Plan will be terminated and we will not grant any incentive awards under the Plan. Further, the Compensation Committee will need to reevaluate the compensation of employees who would have been eligible to participate under the Plan, and this result would adversely affect Owens Corning’s ability to deduct certain compensation paid to its Chief Executive Officer and the next three most highly compensated executive officers other than the Chief Financial Officer.

Approval of the Plan requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. The summary of the Plan set forth in this Proposal 5 is qualified in its entirety by reference to the complete text of the Plan set forth in Annex B to this proxy statement.

MATERIAL TERMS OF THE PLAN

Administration. The Plan shall be administered by the Compensation Committee, or by another committee appointed by the Board consisting of not less than two directors who are not Employees (the “Committee”). The Committee shall be comprised exclusively of directors who are not Employees and who are “outside directors”

within the meaning of Section 162(m). The Committee shall, subject to the provisions of the Plan, select employees to participate in the Plan; establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and make all other determinations which may be necessary or advisable for the administration of the Plan.

Eligibility. All executive officers of Owens Corning whose annual incentive compensation for any taxable year may not be (as anticipated by the Committee) deductible unless qualified as “performance-based compensation” for purposes of Section 162(m) (“162(m) Covered Employees”) shall be eligible to be selected to participate in the Plan. There were approximately five 162(m) Covered Employees in 2015 under the current Corporate Incentive Plan. The Committee shall select the 162(m) Covered Employees who shall participate in this Plan in any year generally no later than 90 days after the commencement of the year. Selection to participate in this Plan in any year does not require the Committee to, or imply that the Committee will, select the same person to participate in the Plan in any subsequent year.

Establishment of Performance Goals and Award Opportunities. The Committee must establish in writing, generally within 90 days of the commencement of the annual service period, the performance goals for the annual service period and the method for computing the amount of compensation which will be payable under the Plan to each Participant for the annual service period, plus any applicable service requirement. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals.

The Committee must base the performance goals on any of the following measures listed in the Plan, either alone or in any combination, (in each case, measured either semi-annually, annually or cumulatively over a period of years, on an absolute basis and/or relative to internal/external benchmarks, for Owens Corning in its entirety or its discrete segments, and subject to reasonable definitions or adjustments as specified by the Committee and permitted under the Plan):

•       accounts payable

•       accounts receivable

•       acquisitions

•       capacity utilization

•       capital expenditures

•       capital structure measures

•       cash balance

•       cash conversion cycle

•       cash flow

•       cash generation

•       cash margin

•       commercialization milestones

•       consumable burn rate

•       costs as a percent of revenue

•       customer metrics

•       customer satisfaction

•       debt levels

•       divestitures

•       earnings before interest and taxes (EBIT)

•       earnings before interest, taxes, depreciation and amortization (EBITDA)

•       earnings before taxes

•       earnings from operations

•       earnings per share

•       earnings

•       economic value added models

•       employee attrition

•       employee engagement

•       employee metrics

•       employee retention

•       equity levels

•       free cash flow

•       gross profit margin

•       improvement in and/or attainment of cost levels

•       improvement in and/or attainment of expense levels

•       installed base

•       inventory

•       investable cash flow

•       market position

•       market share

•       net cash generation

•       net income margin

•       net sales

•       number of units installed

•       number of units sold

•       operating margin

•       proceeds from asset sales

•       productivity objectives

•       quality metrics

•       repeat customer orders

•       return on assets

•       return on capital

•       return on common equity

•       return on equity

•       return on invested capital

•       return on net assets

•       return on shareholder equity

•       revenue measures

•       revenue per employee

•       sales

•       segment earnings from operations

•       selling, general and administrative expense (SG&A)

•       SG&A as a percent of revenue

•       share price

•       shareholder value added

•       technology milestones

•       total shareholder return

•       unit manufacturing costs

•       workforce diversity or safety

•       working capital measures

Maximum Award. The maximum dollar amount that may be paid to any participant under the Plan for any year is equal to $5.0 million.

Payment of Awards and Termination Provisions. Awards shall be paid under the Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year. The Committee may exercise discretion to decrease the amount otherwise payable to any Participant for any year.

Awards shall also be contingent on continued employment by the Company, its subsidiaries and affiliates during such year. The Plan provides for payment in the event of death, disability (as defined in the Owens Corning 2016 Stock Plan or its successors), and Change in Control (as defined in the Owens Corning 2016 Stock Plan or its successors) during the year (and also allows for payout upon Retirement (as defined in the Owens Corning 2016 Stock Plan or its successors) at the Committee’s discretion, all as explained in the Plan. These exceptions still require attainment of the performance goals established by the Committee in the case of Retirement, death or Disability, and only provide exceptions to the requirement of continued employment during the Plan year for these three scenarios.

Amendment or Termination of Plan. The Committee may amend, modify or terminate the Plan at any time, but any such termination or modification will be effective only 30 days after written notice of the termination or modification is provided to participants. Each participant shall be eligible to receive the incentive compensation to which the participant would have been otherwise entitled but for such termination or modification, pro-rata for the period of the Plan year prior to the termination or modification.

New Plan Benefits

Awards and payments under the Plan will be subject to the discretion of the Committee. It is not possible at this time to determine either the awards that will be granted or the persons to whom such awards will be made if the Plan is approved by stockholders. No awards have been granted under the Plan that are contingent on approval of the Plan.

PROPOSAL 6

APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE ASBESTOS TRUST AND BANKRUPTCY RELATED LANGUAGE

The Amended and Restated Certificate of Incorporation contains numerous provisions relating to the Company’s bankruptcy that occurred more than a decade ago and to the Asbestos Personal Injury Trust (the “Asbestos Trust”) that owned a substantial portion of the Company’s stock at the time of the bankruptcy that have become inapplicable and irrelevant. As it has been nearly ten years since the Company’s emergence from bankruptcy and because the Company complied with the plan of reorganization and the Asbestos Trust has sold all of the Company’s outstanding common stock that it once held, the Board of Directors believes that it is in the best interests of the Company and its stockholders to amend and restate the Certificate of Incorporation in order to eliminate the no longer applicable Asbestos Trust and bankruptcy related provisions. The removal of these provisions will have no impact on the operations or governance of the Company, and will not impact the rights of the Company’s stockholders. Accordingly, on February 4, 2016, the Board of Directors unanimously adopted, subject to the required stockholder approval, an amendment to the Certificate of Incorporation to eliminate the Asbestos Trust and bankruptcy related language.

The discussion above is qualified in its entirety by reference to the full text of the proposed Amended and Restated Certificate of Incorporation of the Company, which is attached hereto as Annex C.

Vote Required and Recommendation of the Board of Directors

Approval by stockholders of the amendment to the Certificate of Incorporation requires the affirmative vote of at least seventy five percent (75%) of the outstanding voting stock of the Company. The Board of Directors recommends that you vote FOR the proposal to amend the Certificate of Incorporation to eliminate the Asbestos Trust and bankruptcy related language.

PROPOSAL 7

APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED BYLAWS PRINCIPALLY TO ELIMINATE ASBESTOS TRUST AND BANKRUPTCY RELATED LANGUAGE

The Amended and Restated Bylaws contain numerous provisions relating to the Company’s bankruptcy that occurred more than a decade ago and to the Asbestos Trust that owned a substantial portion of the Company’s stock at the time of the bankruptcy that have become inapplicable and irrelevant. As it has been nearly ten years since the Company’s emergence from bankruptcy and because the Company complied with the plan of reorganization and the Asbestos Trust has sold all of the Company’s outstanding common stock that it once held, the Board of Directors believes that it is in the best interests of the Company and its stockholders to amend the Amended and Restated Bylaws in order to eliminate the no longer applicable bankruptcy and Asbestos Trust related provisions. The Amended and Restated Bylaws currently provide supermajority voting rights on certain topics, including stockholder director nominee requirements, the manner in which the Board fills vacancies and the vote required for the election of directors. An effect of removing the Asbestos Trust and bankruptcy related provisions would be to eliminate such supermajority voting requirements in the Amended and Restated Bylaws. The removal of these provisions will have no impact on the operations or governance of the Company, and will not impact the rights of the Company’s stockholders under the Amended and Restated Bylaws (other than to eliminate the supermajority voting requirements).

In addition to changes to eliminate the Asbestos Trust and bankruptcy related language, the proposed amendments to the Company’s Bylaws also modernize and clarify the existing Bylaws to:

•	allow for electronic notice to directors of special meetings;

•	remove a provision providing the identity of the initial Chairman of the Board

•	update provisions regarding uncertificated shares of capital stock; and

•	after the removal of the Asbestos Trust and bankruptcy related language, make clear the amendment provisions.

Accordingly, on February 4, 2016, the Board of Directors unanimously adopted, subject to the required stockholder approval, an amendment to the Amended and Restated Bylaws principally to eliminate the Asbestos Trust and bankruptcy related language.

The discussion above is qualified in its entirety by reference to the full text of the proposed Amended and Restated Bylaws of the Company, as amended to give effect to the elimination of the Asbestos Trust and bankruptcy related language as well as certain additional matters, which are attached hereto as Annex D.

Vote Required and Recommendation of the Board of Directors

Approval by stockholders of the amendment to the Bylaws requires the affirmative vote of at least seventy five percent (75%) of the outstanding voting stock of the Company. The Board of Directors recommends that you vote FOR the proposal to amend the Bylaws principally to eliminate the Asbestos Trust and bankruptcy related language.

PROPOSAL 8

APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED BYLAWS TO IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

The Amended and Restated Bylaws currently provide for a plurality voting standard, under which a director nominee who receives a greater number of “FOR” votes than any opponent is elected, whether or not such “FOR” votes constitute a majority of all votes. After careful consideration and in light of current corporate governance trends, the Board of Directors has determined to recommend to the Company’s stockholders that, for uncontested elections, the Company move from the plurality voting standard to what is known as a majority voting standard. The Board of Directors recognizes that many stockholders believe that a majority voting standard increases a board of directors’ accountability to stockholders and that many public companies recently have adopted a majority voting standard in uncontested elections.

Under the proposal, for a director nominee to be elected to the Board of Directors in an uncontested election, the number of votes cast “FOR” the director nominee’s election must exceed 50% of the number of votes cast with respect to that director nominee’s election. Votes cast will include direction to withhold authority (sometimes known as “withhold votes”) but exclude abstentions. An uncontested election is any meeting of stockholders at which the number of director nominees does not exceed the number of directors to be elected. In a contested election, director nominees would continue to be elected by a plurality vote standard. A contested election is an election where the number of director nominees exceeds the number of directors to be elected at the meeting, as determined by the secretary of the Company.

Further, if an incumbent director nominee fails to receive the required number of votes for reelection in an uncontested election, such director will be required to promptly tender a letter of resignation to the Board of Directors. The Governance and Nominating Committee will review such director’s letter of resignation and make a recommendation to the Board of Directors as to whether the Board of Directors should accept or reject the tendered resignation, or whether other action should be taken. The Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. After the Board of Directors has made its decision, the Company will publicly disclose (by a press release, a filing with the U.S. Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. In the event an incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve in accordance with the terms of the Amended and Restated Bylaws. If a director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors in accordance with the terms of the Amended and Restated Bylaws.

The discussion above is qualified in its entirety by reference to the text of the proposed amendment to the Amended and Restated Bylaws of the Company to give effect to the implementation of majority voting in uncontested director elections, which is attached hereto as Annex E.

Vote Required and Recommendation of the Board of Directors

Approval by stockholders of the amendment to the Bylaws requires the affirmative vote of at least seventy five percent (75%) of the outstanding voting stock of the Company unless Proposal 7 is approved by the requisite vote, in which case, the approval of this Proposal 8 requires the affirmative vote of a majority of the outstanding voting stock of the Company. The Board of Directors recommends that you vote FOR the proposal to implement majority voting in uncontested director elections.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2017 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at One Owens Corning Parkway, Toledo, Ohio 43659 by November 17, 2016. However, in the event that we hold our 2017 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2016 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. The proposal should be sent to the attention of the Secretary of the Company.

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that for nominations of director nominees and/or another item of business to be properly brought before an Annual Meeting of Stockholders, a stockholder must give timely notice of such nomination or other item of business in writing to the Secretary of the Company at our principal executive offices and such other item of business must otherwise be a proper matter for stockholder action. If you are a stockholder and desire to introduce a nomination or propose an item of business at our 2017 Annual Meeting of Stockholders, you must deliver the notice of your intention to do so:

•

not earlier than December 22, 2016 and not later than January 21, 2017 if the date of the 2017 Annual Meeting is held within 30 days before or 60 days after the first anniversary of this year’s Annual Meeting;

•

if the date of the 2017 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the date of this year’s Annual Meeting, not earlier than the 120th day prior to the date of the 2016 Annual Meeting and not later than the later of the 90th day prior to the date of the 2017 Annual Meeting and the 10th day following the day on which a public announcement of the date of the 2017 Annual Meeting is first made by the Company; or

•

in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors by January 11, 2017 only with respect to nominees for any new positions created by such increase, not later than the 10th day following the day on which such public announcement is made by the Company.

These time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority. If we do not receive timely notice, or if we meet other SEC requirements, the persons named as proxies in the proxy materials relating to the meeting will use their discretion in voting at the meeting.

The Board is not aware of any matters that are expected to come before the 2017 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named as proxies intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Whether or not you plan to attend the Annual Meeting, your vote is important. Please vote on the Internet, by telephone or by mail.

If you vote by telephone, the call is toll-free. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

By order of the Board of Directors,

Secretary

ANNEX A

OWENS CORNING

2016 STOCK PLAN

I. INTRODUCTION

1.1 Purpose. The purpose of the Owens Corning 2016 Stock Plan (the “Plan”) is to promote the long-term financial success of Owens Corning (the “Company”) by permitting the grant of awards capable of (a) establishing an equity compensation program for certain employees and Non-Employee Directors of the Company; (b) attracting and retaining executive personnel of outstanding ability; (c) strengthening the Company’s capability to develop, maintain and direct a competent management team; (d) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (e) providing incentive compensation opportunities which are competitive with those of other major corporations; (f) enabling Company employees and executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership and (g) serving as a mechanism to attract, retain and properly compensate non-employee directors. Where the grant of shares of stock under this Plan is restricted or rendered impracticable by foreign local laws and/or regulations, the foregoing purposes will be promoted through some alternative arrangement (or in some cases cash equivalents) as applicable.

1.2 Certain Definitions. In addition to the defined terms set forth elsewhere in this Plan, the terms set forth below, shall, when capitalized, have the following respective meanings.

“Agreement” shall mean the written agreement or other type or form of writing or other evidence (including in an electronic medium) approved by the Committee and evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

“Cause” shall mean, unless otherwise defined in an applicable Agreement, the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the optionee’s Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Committee, no longer conforms to the standard of the Company’s employees or executives, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

“Change in Control” shall have the meaning set forth in Section 6.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “Independent Director” within the meaning of the rules of the New York Stock Exchange.

“Common Stock” shall mean common stock, $.01 par value, of the Company.

“Disability” shall mean, unless otherwise defined in an applicable Agreement, the inability of the holder of an award to perform substantially such holder’s duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee. To the extent that Code Section 409A is applicable to a particular award, the term “Disability” shall have the meaning as defined under that Section.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided further, that Fair Market Value may be determined by the Committee by whatever other means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate. Notwithstanding the foregoing, for any purposes under this Plan including for Plan administrative purposes, the Committee may, in its discretion, apply any other definition of Fair Market Value which is reasonable and consistent with applicable tax, accounting and other rules.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof, as set forth in the Agreement, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock which meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” shall mean an option to purchase shares of Common Stock that is not an Incentive Stock Option.

“Participant” shall mean an individual who has been granted an Incentive Stock Option, a Non-Qualified Stock Option, an SAR, a Bonus Stock Award, a Performance Share Award, a Restricted Stock Award or a Restricted Stock Unit Award.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant, vesting or exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant or vesting of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt of Common Stock subject to a Restricted Stock Award, Restricted Stock Unit Award, or a Performance Share Award and/or of payment with respect to such award. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award, upon payment, or the option, upon exercise, to be nondeductible pursuant to Section 162(m) of the Code. Such criteria and objectives may include one or more of the following, on an absolute basis or relative to other companies or benchmarks: total stockholder return (based on the change in the price of a share of the Company’s Common Stock and dividends paid); brand recognition or acceptance; cost savings or waste elimination; earnings before interest, taxes and amortization (“EBITA”); earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income before interest and taxes (“OBIT”);

operating income before interest, taxes, depreciation and amortization (“OBITDA”); earnings per share; income; operating income; market share or market segment share; net income; new product innovation; operating profit or net operating profit; operating margins or profit margins; profits or gross profits; product cost reductions; product release schedules; return on stockholder’s equity; return on assets; return on capital employed; return on invested capital; return on operating revenue; revenue or revenue growth; sales or segment sales; share price performance; strategic corporate objectives relating to: increase in revenue with certain customers, customer groups, or customer types; revenues, synergies or savings related to corporate transactions; safety performance; sustainability or environmental performance); economic value added; and cash flows (including, but not limited to: operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); working capital or changes in working capital over any time period or any combination of the foregoing performance measures. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first to occur of the first 90 days or the first 25% of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service), (ii) shall be limited to those listed herein and (iii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

“Performance Share” shall mean shares of Common Stock that are subject to forfeiture upon failure to attain specified Performance Measures within a specified Performance Period.

“Performance Share Unit” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, at the Committee’s discretion, a cash payment based on the Fair Market Value of one share of Common Stock.

“Performance Share Award” shall mean an award of Performance Shares or Performance Share Units under this Plan.

“Permanent and Total Disability” shall, unless otherwise defined in an applicable Agreement, have the meaning set forth in Section 22(e) (3) of the Code or any successor thereto.

“Prior Plan” shall mean the Owens Corning 2013 Stock Plan, or any other equity compensation plan maintained by the Company prior to the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock that are subject to a Restriction Period.

“Restricted Stock Unit” shall mean the right to receive one share of Common Stock which shall be contingent upon the expiration of a specified Restriction Period and subject to such additional restrictions as may be contained in the Agreement relating thereto.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“Retirement” unless otherwise specifically set forth under the terms of an Agreement, for purposes of this Plan shall mean termination of employment for a reason other than Cause by an employee who is at least 55 years of age and who has at least 10 years of Service with the Company.

“SAR” shall mean a stock appreciation right which may be a Free Standing SAR or a Tandem SAR.

“Service” shall mean any period of service or employment with the Company. This shall include either or both employment as an employee of the Company or service on the Board as a Non-Employee Director. Service shall include any such Service with the Company or any predecessor of the Company. Nothing in the Plan, in the grant of any award or in any award Agreement shall confer upon any Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or other service relationship for any reason at any time.

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award or a Bonus Stock Award.

“Subsidiary” and “Subsidiaries” shall have the meanings set forth in Section 1.4.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

1.3 Administration. This Plan shall be administered by the Committee. The Committee shall have the authority to determine eligibility for awards hereunder and to determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, and the number of Performance Shares or Performance Share Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (a) any or all outstanding options, Stock Awards, and/or SARs shall become exercisable in part or in full, (b) all or a portion of the Restriction Period applicable to any outstanding award shall lapse, (c) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse, or (d) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level.

The Committee shall, subject to the terms of this Plan, have the discretionary authority to interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. Nothwithstanding anything in the Plan to the contrary, the Committee may permit acceleration of vesting of any award, including in the event of the Participant’s death, Disability, Retirement or a Change-in-Control. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. The Committee delegates the authority for ministerial administration of the Plan and awards made under the Plan to the Company.

Notwithstanding anything in the Plan to the contrary, in accordance with Section 157 (or any other applicable section) of the Delaware General Corporation Law, the Committee may, by resolution, authorize one or more executive officers of the Company to do one or both of the following: (x) designate non-director and non-executive officer employees of the Company or any of its Subsidiaries to be recipients of awards hereunder; and (y) determine the number of shares of Common Stock subject to awards to be received by such non-director and non-executive officer employees; provided, however, that the resolution so authorizing such executive officer or officers shall specify the total number of shares of Common Stock that such executive officer or officers may so award. The Committee may not delegate its power and authority to an executive officer of the

Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

Notwithstanding anything in the Plan to the contrary, to the extent an award granted hereunder would be subject to the requirements of Section 409A of the Code and the regulations thereunder, then the Agreement for such award and the Plan shall be construed and administered so as the award complies with Section 409A of the Code and the regulations thereunder. Consistent with the foregoing, if the holder of an award granted under this Plan is a “specified employee,” as defined in Section 409A of the Code, as of the date of the holder’s “separation from service,” as defined in Section 409A of the Code, then to the extent any amount payable under such award (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the holder’s separation from service and (iii) under the terms of the Agreement for such award and this Plan would be payable prior to the six-month anniversary of the holder’s separation from service, such payment shall be delayed until the earlier to occur of (A) the six-month anniversary of the holder’s separation from service or (B) the date of the holder’s death. Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

Awards may be granted to Participants in jurisdictions outside the United States (including, as appropriate, under sub-plans). To the extent necessary or advisable to comply with applicable local laws while concurrently aiming to achieve the purposes of the Plan it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan.

1.4 Eligibility. Participants in this Plan shall consist of such Non-Employee Directors, officers, and employees of the Company, its subsidiaries and any other entity designated by the Board or the Committee (individually a “Subsidiary” and collectively the “Subsidiaries”) as the Committee, in its sole discretion, may select from time to time; provided, however, that a Non-Employee Director, officer or employee of a Subsidiary shall be designated a recipient of an option or SAR only if Common Stock qualifies, with respect to such recipient, as “service recipient stock” within the meaning set forth in Section 409A of the Code. For purposes of this Plan, reference to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall also mean services as a Non-Employee Director.

1.5 Shares Available. Subject to adjustment as provided in Section 6.7, the number of shares of Common Stock available under the Plan shall be 2,500,000, plus the number of shares of Common Stock available under the Prior Plan as of the effective date of the Plan. As of the effective date of the Plan, no further grants may be made under the Prior Plan. To the extent that shares of Common Stock subject to an award (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR) under the Plan or the Prior Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or the settlement of such award in cash, then such shares of Common Stock shall again be available under the Plan. Notwithstanding any other provision of the Plan to the contrary, any and all of the shares of Common Stock available under this paragraph shall be available for any or all types of awards, including full value stock awards, which are available under the terms of the Plan.

Notwithstanding anything in this Section 1.5 to the contrary, shares of Common Stock subject to an award under this Plan may not be made available for further issuance under this Plan if such shares are: (a) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (b) shares used to pay the exercise price of an Incentive Stock Option or Non-Qualified Stock Option, (c) shares delivered to or withheld (or otherwise used) by the Company to pay withholding taxes related to an award under this Plan, or (d) shares repurchased on the open market with the proceeds of an option exercise.

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof, including shares acquired on the open market in Canada.

To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options, SARs, Stock Awards or Performance Share Awards, or a combination thereof, may be granted during any calendar year to any person shall be 1,000,000, subject to adjustment as provided in Section 6.7.

For purposes of grants of Incentive Stock Options under this Plan, the maximum number of shares available for such grant(s) shall be no more than 1,500,000 shares, subject to adjustment as provided in Section 6.7.

Not more than 5% of the shares of Common Stock authorized under the Plan shall be subject to Bonus Stock awards or other awards that vest over a period (or, as applicable, have a Performance Period) shorter than twelve (12) months; provided that such limitation shall not apply to awards granted to Non-Employee Directors pursuant to Section 5.2.

Common Stock that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed the lesser of $1,000,000 in aggregate grant date fair value or 100,000 shares.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant Incentive Stock Options or Non-Qualified Stock Options to such eligible persons under Section 1.4 as may be selected by the Committee.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares and the purchase price per share of Common Stock subject to an option shall be determined by the Committee, provided, however, that (except with respect to awards under Section 6.15 of this Plan) the purchase price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option, and provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option nor Non-Qualified Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. Once determined and stated in an Agreement with respect to an option, the period during which an option can be exercised shall not be further extended. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. Subject to the vesting restriction in Section 1.5, the Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only for whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise, (B) for employees other than Canadian employees, by delivery (either actual delivery or by attestation procedures established by the Company) of previously acquired shares of Common Stock that have an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) subject to applicable law, by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefore has been paid (or arrangement made for such payment to the Company’s satisfaction). Options may not provide for any dividends or dividend equivalents thereon.

Notwithstanding the foregoing, permitted exercise methods may be limited by the terms of the individual Agreement.

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons under Section 1.4 as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that (except with respect to awards under Section 6.15 of this Plan) such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR may be exercised later than 10 years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. Once determined and stated in an Agreement with respect to an SAR, the period during which an SAR can be exercised shall not be further extended. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. Subject to the vesting restriction in Section 1.5, the Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR, and SARs may not provide for any dividend equivalents thereon.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service.

(a) Non-Qualified Stock Options and SARs. All of the terms relating to the exercise period or to the vesting, in whole or in part, or forfeiture and cancellation of such option or SAR award upon a termination of employment or service with the Company of the holder, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and as set forth in the Agreement. Notwithstanding the foregoing, age and service requirements set forth in any individual Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.

(b) Incentive Stock Options. All of the terms relating to the exercise period or to the vesting, in whole or in part, or forfeiture and cancellation of such Incentive Stock Option award upon a termination of employment or service with the Company of the holder, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and as set forth in the Agreement. Notwithstanding the foregoing, age and service requirements set forth in any individual award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.

(c) Continuation of Service as a Non-Employee Director. Unless otherwise set forth in the Agreement, a holder’s employment with the Company will not be deemed to have terminated for purposes of this Section 2.3 if the holder continues to provide services to the Company as a Non-Employee Director. Similarly, a holder’s directorship will not be deemed to have terminated for purposes of awards under this Plan or for purposes of this Section 2.3 if the holder continues to provide services to the Company as an employee of the Company.

2.4 No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 6.7, without the approval of the stockholders of the Company the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange. Further, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Incentive Stock Options, Non-Qualified Stock Options or SARs or cancel outstanding Incentive Stock Options, Non-Qualified Stock Options or SARs in exchange for cash, other awards or Incentive Stock Options, Non-Qualified Stock Options or SARs with an exercise price that is less than the exercise price of the original Incentive Stock Options, Non-Qualified Stock Options or SARs without stockholder approval.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons under Section 1.4 as may be selected by the Committee. The Agreement relating to the Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or Bonus Stock Award.

3.2 Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award, Restricted Stock Unit Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award or Restricted Stock Unit Award shall be determined by the Committee and set forth in the individual award Agreement.

(b) Vesting and Forfeiture. Subject to the vesting restriction in Section 1.5, the Agreement relating to a Restricted Stock Award or Restricted Stock Unit Award shall provide, in the manner determined by the Committee in its discretion, and subject to the provisions of this Plan, for the vesting, in whole or in part, of the shares of Common Stock subject to such award, in the case of a Restricted Stock Award, or the vesting of the Restricted Stock Unit Award itself, in the case of Restricted Stock Unit Award, (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period, and for the forfeiture of the shares of Common Stock subject to such award in the case of a Restricted Stock Award, or the forfeiture of the Restricted Stock Unit Award itself, in the case of a Restricted Stock Unit Award, (x) if specified Performance Measures are not satisfied or met during the specified Performance Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period. Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock award, and subject to the terms and conditions of a Restricted Stock award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e) Rights and Provisions Applicable to Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on Restricted Stock Unit awards as provided above (provided, that dividend equivalents on Common Stock underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Performance Measures will be deferred until and paid contingent upon the achievement of the applicable Performance Measures). No shares of Common Stock and no certificates representing shares of Common Stock that are subject to a Restricted Stock Unit award shall be issued upon the grant of a Restricted Stock Unit award. Instead, shares of Common Stock subject to Restricted Stock Unit awards and the certificates representing such shares of Common Stock shall only be distributed at the time of settlement of such Restricted Stock Unit awards in accordance with the terms and conditions of this Plan and the Agreement relating to such Restricted Stock Unit award.

3.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any vesting, in whole or in part, or forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and as set forth in the Agreement. Notwithstanding the foregoing, age and service requirements set forth in any individual award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive. In addition, notwithstanding anything in this Plan or any Agreement under the Plan to the contrary the Committee may not accelerate or waive any vesting requirements, performance requirements or restriction periods on any Restricted Stock awards or Restricted Stock Unit awards other than in the case of death, Disability, Retirement or a Change in Control.

IV. PERFORMANCE SHARE AWARDS

4.1 Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons under Section 1.4 as may be selected by the Committee.

4.2 Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Shares, Performance Share Units and Performance Measures. The number of Performance Shares or Performance Share Units subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Stock Issuance. During the Performance Period, Performance Shares shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing Performance Shares shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Performance Shares. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Performance Share Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Performance Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Performance Shares. Unless otherwise set forth in the Agreement relating to an award of Performance Shares, and subject to the terms and conditions of the applicable Performance Share Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e) Settlement of Vested Performance Share Unit Awards. The Agreement relating to a Performance Share Unit award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Unit award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Unit award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee. Notwithstanding anything in this Plan or any Agreement under the Plan to the contrary the Committee may not accelerate or waive any vesting requirements, performance requirements or restriction periods on any Performance Share Awards other than in the case of death, Disability, Retirement or a Change in Control.

V. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1 Equity Awards Granted to Non-Employee Directors. Each Non-Employee Director is eligible to receive awards consisting of Restricted Stock, Restricted Stock Units, options to purchase shares of Common Stock, SARs, Bonus Stock, Performance Shares and/or Performance Share Units in accordance with this Article V and subject to such terms and conditions as shall be established by the Committee consistent with Articles II, III and IV and as set forth in an individual agreement regarding each such award. All options granted under this Article V shall constitute Non-Qualified Stock Options.

5.2 Non-Employee Director Equity Awards in Lieu of Director Fees. In addition to any award received under Section 5.1 of this Plan, each Non-Employee Director may also from time to time elect, in accordance with procedures to be specified by the Committee and subject to approval of the Committee, to receive in lieu of all or part of a specified percentage of the cash retainer and any meeting fees that would otherwise be payable to such Non-Employee Director (a) shares or deferred units of Common Stock having a Fair Market Value equal to the amount of the forgone retainer and meeting fees, determined as of the date such retainer and meeting fees are payable, (b) Restricted Stock or Restricted Stock Units granted pursuant to Article III having a Fair Market Value equal to the amount of the forgone retainer and meeting fees, determined as of the date on which such retainer or meeting fees otherwise would have been paid to such Non-Employee Director; or (c) options granted pursuant to Article II having a value equal to the amount of the forgone retainer and meeting fees, based on such valuation methodology specified by the Committee. Any election under this paragraph 5.2 shall be made under an appropriate election form and appropriate individual award agreement or agreements and shall have terms and conditions set forth in such agreement and as approved by the Committee. To the extent provided by the Committee from time to time, Non-Employee Directors may elect to defer the receipt of any award granted pursuant to this Section 5.2, other than options, through an appropriate deferral election by the Non-Employee Director. Any election made under this Section 5.2 must be made prior to the year in which such cash retainer and meeting fees are earned, and shall otherwise be in accordance with the requirements of Section 409A of the Code.

VI. GENERAL

6.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved at the 2016 annual meeting of stockholders, shall become effective on the date of such approval. This Plan shall terminate on the date which is 10 years from the effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

6.2 Amendments. The Committee may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code, (c) extend the term of this Plan or (d) reduce the minimum purchase price of a share of Common Stock subject to an option. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

Awards may be granted to Participants in jurisdictions outside the United States. To the extent necessary or advisable to comply with applicable local laws while concurrently aiming to achieve the purposes of the Plan, it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan.

6.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement. All agreements are subject to the terms of this Plan and shall be interpreted in accordance with the discretionary authority of the Committee under this Plan.

6.4 Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company, and in no event will any award granted under the Plan be transferred for value. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (a) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (b) the holder may satisfy any such obligation by any of the following means: (i) a cash payment to the Company in the amount necessary to satisfy any such obligation, (ii) except for Canadian employees, delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (iv) in the case of the exercise of an Incentive Stock Option or Non-Qualified Stock Option, a cash payment in the amount necessary to satisfy any such obligation by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (v) any combination of (i), (ii) and (iii), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Notwithstanding any provision of this Plan or any agreement to the contrary, any fraction of a share of Common Stock which would be required to satisfy the tax withholding obligation may be rounded up to the next whole share.

6.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, or any other corporate transaction or event having an effect similar to any of the foregoing, the number and class of securities available under this Plan, the maximum number of shares of Common Stock with respect to which options, SARs, Stock Awards or Performance Share Awards or a combination thereof may be awarded during any calendar year to any one person, the maximum number of shares of Common Stock that may be issued pursuant to awards in the form of Incentive Stock Options, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share or Performance Share Unit, plus the other terms of outstanding awards, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. Moreover, in the event of any such transaction or event, the Committee shall provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each option or SAR with a purchase price or base price, as applicable, greater than the consideration offered in connection with any such transaction or event, the Committee may in its discretion elect to cancel such option or SAR without any payment to the person holding such option or SAR. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

6.8	Change in Control.

(a) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share Award shall lapse, unless otherwise provided in the award Agreement and subject to the discretion of the Committee and (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum level.

(b) In the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i) require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 6.7; and/or

(ii) require outstanding awards, in whole or in part, to be surrendered to the Company by the Participant, and to be immediately cancelled by the Company, and to provide for the Participant to receive (A) a cash payment in an amount equal to (1) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, and (2) in the case of a Stock Award or a Performance Share Award, the aggregate number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 6.8(a), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(c) “Change in Control” shall mean:

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 6.8(c); provided further, that for purposes of clause (2), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Common Stock or more than 50% of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii) individuals who, as of the beginning of any consecutive 2-year period constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who subsequently becomes a director of the Company and whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, more than 50% of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company.

(v) To the extent an award is considered deferred compensation that is subject to the requirements of Section 409A of the Code, a Change in Control under the Plan shall not be deemed to have occurred unless such Change in Control is also a “change in control event,” within the meaning of Section 409A of the Code.

6.9 No Right of Participation or Employment. No person shall have any right to participate in this Plan. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.10 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.11 Stock Certificates. To the extent that this Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange.

6.12 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.13 Authority to Administer Sale of Shares. Notwithstanding any provision of the Plan or Agreement issued under the Plan, the Company may, as administrator on behalf of the Committee, and with reasonable notice and an opportunity to elect to opt out of such treatment, administer the sale of shares, on behalf of a Participant, subject to an award to cover the tax or other withholding obligations associated with the vesting or exercise of an award, other than for a Participant subject to Section 16(b) of the Securities Exchange Act of 1934 and rules thereunder.

Shares of Common Stock sold under this Section 6.13 shall be sold as soon as practicable at the then current market price. To the extent the Company administers the sale of shares of Common Stock, on behalf of Participants, under this Section 6.13, shares of Common Stock may be sold as blocks and the sales price for purposes of the Plan shall be the average market selling price of the block. Also, where the Company administers the sale of shares of Common Stock, on behalf of Participants, under this Section 6.13, the Company shall be responsible for payment of the reasonable transaction and brokerage fees associated with the sale. If all of a holder’s shares are sold under this provision, the holder shall receive a cash payment of the proceeds less any applicable taxes.

6.13 Deferral of Awards Under the Plan. Subject to the requirements of Section 409A of the Code, the Committee or, to the extent delegated by the Committee, the Company may permit all or any portion of any award under this Plan to be deferred consistent with the requirements and restrictions in the applicable jurisdiction. Notwithstanding any other provision of the Plan or any Agreement to the contrary, any such award which is deferred and which would otherwise consists of shares of Restricted Stock may be converted, as required to permit the deferral of taxation, to Restricted Stock Units immediately prior to their becoming granted and such Restricted Stock Units shall be settled in shares as of the specified distribution date. Also, notwithstanding any other provision of the Plan or any Agreement to the contrary, to the extent that a Participant is eligible for Retirement and therefore would be eligible for accelerated, continued or pro-rated vesting upon termination under his or her individual Agreement, any such award which consists of shares of Restricted Stock may be converted, as required to permit the deferral of taxation, to Restricted Stock Units immediately prior to the Participant becoming eligible for Retirement and such Restricted Stock Units shall be settled in shares as of the specified distribution date.

6.14 Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

6.15 Stock-Based Awards in Substitution for Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any Common Stock that is issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under this Section 6.15 will not reduce the Common Stock available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 1.5 of the Plan. In addition, no Common Stock that is issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under this Section 6.15 will be added to the aggregate plan limit contained in Section 1.5 of this Plan.

RULES OF THE OWENS CORNING

2016 STOCK PLAN

FOR THE GRANT OF RESTRICTED STOCK UNITS TO

EMPLOYEES IN FRANCE

Dated April 21, 2016

1. Introduction.

The Board of Directors (the “Board”) of Owens Corning (the “Company”) has established the Owens Corning 2016 Stock Plan as (the “U.S. Plan”), for the benefit of certain employees of the Company, its parent and subsidiary companies, including its French subsidiaries for which it holds directly or indirectly at least 10% of the share capital (the “French Entities”).

Sections 1.3 of the U.S. Plan specifically authorizes the committee of Directors who administers the U.S. Plan (the “Administrator”) to adopt, amend, suspend, and revoke rules applicable to stock awards granted under the U.S. Plan (including those in France) as it deems necessary or advisable to administer the U.S. Plan for the purposes of satisfying applicable non-U.S. laws. The Administrator has determined that it is necessary and advisable to establish a sub-plan for the purpose of permitting restricted stock units to qualify for favorable tax and social security treatment in France. The Administrator, therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting restricted stock units which qualify for the favorable tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, to qualifying employees who are resident in France for French tax purposes and/or subject to the French social security regime (the “French Participants”). The terms of the U.S. Plan, as set out in Appendix 1 hereto, shall, subject to the limitations in the following rules, constitute the Rules of the Owens Corning 2016 Stock Plan for the Grant of Restricted Stock Units to employees in France (the “French Stock Unit Plan”).

Under the French Restricted Stock Unit Plan, the qualifying employees will be granted only restricted stock units as defined in Section 3 hereunder. The provisions of Section 2 of the U.S. Plan permitting the grant of options, incentive stock options, and stock appreciation rights are not applicable to grants made under this French Restricted Stock Unit Plan. The grant of restricted stock units is authorized under the Section 3 of the U.S. Plan.

2. Definitions.

Capitalized terms not otherwise defined herein used in the French Restricted Stock Unit Plan shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meanings:

(a) Restricted Stock Units.

The term “Restricted Stock Units” shall mean a promise by the Company to a future issuance at the Vesting Date provided the individual remains employed as of the Vesting Date, of one Share of the Company for each unit granted to the French Participant, and subject to specific terms and conditions. Notwithstanding any provisions of the U.S. Plan, Restricted Stock Units granted under the French Restricted Stock Unit Plan will not give rise to dividend equivalent payments prior to the Vesting Date nor shall a French Participant be entitled to receive on vesting an amount in cash in lieu of Shares.

(b) Grant Date.

The term “Grant Date” shall be the date on which the Administrator both (1) designates the French Participants and (2) specifies the terms and conditions of the Restricted Stock Units, including the number of Shares to be issued at a future date, the conditions for the vesting of the Restricted Stock Units, and the conditions of the transferability of the Shares once issued.

(c) Vesting Date.

The term “Vesting Date” shall mean the date on which the Restricted Stock Units become vested, as specified by the Administrator. In principle, the Shares underlying the Restricted Stock Units are issued upon vesting. To qualify for the French favorable tax and social security regime, such Vesting Date shall not occur prior to the first anniversary of the Grant Date, as required under Section L. 225-197-1 of the French Commercial Code, as amended, or in the French Tax Code or in the French Social Security Code, as amended.

(d) Closed Period.

The term “Closed Period” means:

(i) Ten stock exchange trading days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or

(ii) Any period during which the corporate management of the Company possess confidential information which could, if disclosed to the public, significantly impact the quotation price of the Shares, until the end of ten trading days following the date upon which the price information is made public.

If the French Commercial Code is amended after adoption of this French Restricted Stock Units Plan to modify the definition and/or applicability of the Closed Periods to French-qualified Restricted Stock Units, such amendments shall become applicable to any French-qualified Restricted Stock Units granted under this French Restricted Stock Units Plan, to the extent required by French law.

(e) Disability.

The term “Disability” means disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code as amended.

(f) Filing requirements

The French Participants and their employer shall comply with the filing requirements provided for by French tax law.

3. Entitlement to Participate.

(a) Subject to Sections 3 (b), (c) and (d) below, any French Participant who, on the Grant Date of the Restricted Stock Units and to the extent required under French law, is either employed under the terms and conditions of an employment contract with the Company or a French Entity (“contrat de travail”) or who is a corporate officer of the Company (or of the French entity if the Company is listed on a regulated market), shall be eligible to receive Restricted Stock Units under the French Restricted Stock Unit Plan, provided that he or she also satisfies the eligibility conditions of Section 5.1 of the U.S. Plan.

Stock Units may not be issued to corporate officers of the French Entities, other than the managing directors (e.g., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is an employee of a French Entity as defined by French law and is otherwise eligible to receive awards under Section 5.1 of the U.S. Plan.

(b) Notwithstanding any provisions in the U.S. Plan to the contrary, Restricted Stock Units may not be issued under the French Restricted Stock Unit Plan to employees or corporate officers owning more than ten percent (10%) of the Company’s share capital.

(c) Notwithstanding any provisions in the U.S. Plan to the contrary, a grant of Restricted Stock Units may not result in a Company’s employee or officer holding more than ten percent (10%) of the Company’s Shares.

(d) Notwithstanding any provisions in the U.S. Plan to the contrary, the number of shares granted pursuant to Restricted Stock Units may not exceed 10% of the Company’s share capital at any time.

(e) Notwithstanding any provisions in the U.S. Plan to the contrary, Restricted Stock Units may not be granted to corporate officers under the French Restricted Stock Unit Plan, unless employee share plans or profit sharing plans are implemented to the benefit of all employees of the French branch of the Company, if any, and at least 90% of the employees of the French Entities, in the conditions described under Section L. 225-197-6 of the French Commercial Code.

4. Conditions of the Restricted Stock Units.

(a) Grant of Restricted Stock Units.

To the extent the French requirement is applicable to the Company, the Restricted Stock Units may be granted for 38 months following the approval of the U.S. Plan by the shareholders of the Company (or any other period stated in the U.S. Plan pursuant to the U.S. law). To the extent the provision does not apply to the Company, the U.S. Plan provision shall apply.

(b) Vesting of Stock Units.

Stock Units will not vest prior to the relevant anniversary of the Grant Date specified by the Administrator and in any case will not vest prior to the first anniversary of the Grant Date as defined under Section 2 above. However, notwithstanding the above, in the event of the death or Disability of a French Participant, all of his or her outstanding Restricted Stock Units shall vest and Shares shall be issued as set forth in Sections 7 and/or 8 of this French Restricted Stock Unit Plan.

(c) Holding of Shares.

The French Participants must hold the Shares issued pursuant to the Restricted Stock Units until the relevant anniversary of the Vesting Date specified by the Administrator, if any, and in any case until the second anniversary of the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to shares underlying French-qualified restricted stock units under Section L. 225-197-1 of the French Commercial Code, as amended or under the French Tax Code or French Social Security Code as amended. This holding period will continue to apply even after the French Participant is no longer an employee or corporate officer of a French Entity.

In addition, notwithstanding any provisions in the U.S. Plan to the contrary, Shares delivered upon the vesting date shall not be sold during certain Closed Periods as provided for by Section L. 225-197-1 of the French Commercial Code, so long as those Closed Periods are applicable to shares underlying French-qualified restricted stock units.

(d) French Participant’s Account.

The Shares issued to a French Participant shall be recorded in an account in the name of the French Participant with the Company or a broker or in such other manner as the Company may otherwise determine to ensure compliance with applicable restrictions provided by law.

(e) Cash Dividends.

French Participants shall not be granted any cash dividends with respect to a Restricted Stock Unit, applicable to the period commencing on the Grant Date and terminating on the Vesting Date.

5. Non-transferability of Stock Units.

Notwithstanding any provision in the U.S. Plan to the contrary, the Restricted Stock Unit is not transferable, except by will or by the laws of descent and distribution, and the granting of the Company’s Shares may be claimed during the life of the French Participant by the French Participant.

6. Adjustments and Change of Control.

In the event of adjustment or a Change of Control, adjustment to the terms and conditions of the Restricted Stock Units or underlying Shares may be made in accordance with the U.S. Plan. To the extent that such adjustments would violate applicable French rules, it may result in the disqualification of the Restricted Stock Units for purposes of the French favorable tax and social security regime. In this case, the Administrator may decide at its discretion to lift the restriction on sale of the underlying Shares.

7. Death.

Notwithstanding the provisions set forth in Section 5 above, in the event of the death of a French Participant, the Restricted Stock Units held by the French Participants at the time of death are transferable to the French Participant’s heirs. The Company shall issue the underlying Shares to the French Participant’s heirs, at their request, if such request occurs within six months following the death of the French Participant, as provided for in the Restricted Stock Unit Agreement. If the French Participant’s heirs do not request the issuance of the Shares underlying the Restricted Stock Units within six months following the French Participant’s death, the Restricted Stock Units will be forfeited.

The French Participant’s heirs may freely sell the Shares notwithstanding the restriction on the sale of Shares set forth in Section 4(c) above to the extent and as long as applicable under French law.

8. Disability.

In the event of the Disability of a French Participant, the Company shall issue the underlying Shares to the French Participant at his/her request as provided for in the Restricted Stock Unit Agreement.

The French Participant may freely sell the shares notwithstanding the restriction on the sale of Shares set forth in Section 4(c) above.

9. Disqualification of French-qualified Restricted Stock Units.

If the Restricted Stock Units are otherwise modified or adjusted in a manner in keeping with the terms of the U.S. Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of this French Restricted Stock Unit Plan, the Restricted Stock Units may no longer qualify as French-qualified Restricted Stock Units. If the Restricted Stock Units no longer qualify as French-qualified Restricted Stock Units, the Administrator may, provided it is authorized to do so under the U.S. Plan, determine to lift, shorten or terminate certain restrictions applicable to the vesting of the Restricted Stock Units or the sale of the Shares which may have been imposed under this French Restricted Stock Unit Plan or in the Restricted Stock Unit Agreement delivered to the French Participant.

10. Interpretation.

It is intended that Restricted Stock Units granted under the French Restricted Stock Unit Plan shall qualify for the favorable tax and social security treatment applicable to Restricted Stock Units granted under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code as amended, or under the French Tax Code and the French Social Security Code as amended.

The terms of the French Restricted Stock Unit Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the French tax and social security administrations and the relevant guidelines released by the French tax and social insurance authorities and subject to the fulfillment of legal, tax and reporting obligations.

In the event of any conflict between the provisions of the French Restricted Stock Unit Plan and the U.S. Plan, the provisions of the French Restricted Stock Unit Plan shall control for any grants made to the French Participants under this French Restricted Stock Unit Plan.

Should the Restricted Stock Units not benefit from the French tax and social security favorable regime due to the French Participants’ failure to comply with the provisions of this French Restricted Stock Unit Plan, the French Participant shall be liable for the payment of resulting taxes and social security charges.

11. Employment Rights.

The adoption of this French Restricted Stock Unit Plan shall not confer upon the French Participants or any employees of a French Entity, any employment rights and shall not be construed as part of any employment contracts that a French Entity has with its employees.

12. Amendments.

Subject to the terms of the U.S. Plan, the board reserves the right to amend or terminate this French Stock Unit Plan at any time. Such amendments would only apply to future grants and would not be retroactive.

13. Effective Date.

The French Restricted Stock Unit Plan is adopted and effective as of April 21, 2016.

ANNEX B

OWENS CORNING

Corporate Incentive Plan Terms Applicable to Certain Executive Officers

(as amended and restated as of January 1, 2016)

1. Application

Set forth below are the annual Corporate Incentive Plan terms applicable to those employees of Owens Corning (the “Company”), its subsidiaries and affiliates who are executive officers of the Company and whose annual incentive compensation for any taxable year of the Company that the Committee (as hereafter defined) anticipates would not be deductible by the Company in whole or in part but for compliance with section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (“162(m) Covered Employee”), including members of the Board of Directors who are such employees. Such terms are hereafter referred to as the “Plan” or “Corporate Incentive Plan”.

2. Eligibility

All 162(m) Covered Employees shall be eligible to be selected to participate in this Corporate Incentive Plan. The Committee shall select the 162(m) Covered Employees who shall participate in this Plan in any year no later than 90 days after the commencement of the year (or no later than such earlier or later date as may be the applicable deadline for the compensation payable to such 162(m) Covered Employee for such year hereunder to qualify as “performance-based” under section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the “Code”)). Selection to participate in this Plan in any year does not require the Committee to, or imply that the Committee will, select the same person to participate in the Plan in any subsequent year.

3. Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Board”), or by another committee appointed by the Board consisting of not less than two (2) Directors who are not Employees (the “Committee”). The Committee shall be comprised exclusively of Directors who are not Employees and who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. To the extent permitted by law, the Committee may delegate its administrative authority with respect to the Corporate Incentive Plan and, in the event of any such delegation of authority, the term “Committee” as used in this Plan shall be deemed to refer to the Committee’s delegate as well as to the Committee. The Committee shall, subject to the provisions herein, select employees to participate herein; establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

4. Establishment of Performance Goals and Award Opportunities

No later than 90 days after the commencement of each annual service period (or than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such year to qualify as “performance-based” under section 162(m)(4)(C) of the Code), the Committee shall establish in writing the method for computing the amount of compensation which will be payable under the Plan to each participant in the Plan for such year if the performance goals established by the Committee for such year are attained in whole or in part and if the participant’s employment by the Company, its subsidiaries and affiliates continues without interruption during that year. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals. No provision hereof is intended to preclude the Committee from exercising negative discretion with respect to any award hereunder, within the meaning of the Treasury regulations under Code section 162(m).

No later than 90 days after the commencement of annual service period (or than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such year to qualify as “performance-based” under section 162(m)(4)(C) of the Code), the Committee shall establish in writing the performance goals for such year, which shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: return on assets; return on net assets; return on equity; return on common equity; return on shareholder equity; return on invested capital; return on capital; total shareholder return; shareholder value added; share price; improvement in and/or attainment of expense levels; improvement in and/or attainment of cost levels; selling, general and administrative expense (SG&A); SG&A as a percent of revenue; costs as a percent of revenue; productivity objectives; quality metrics; capacity utilization; unit manufacturing costs; sales; net sales; gross profit margin; operating margin; cash margin; net income margin; earnings per share; earnings from operations; segment earnings from operations; earnings; earnings before taxes; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); revenue measures; number of units sold; number of units installed; revenue per employee; market share; market position; working capital measures; inventory; accounts receivable; accounts payable; cash conversion cycle; cash flow; cash generation; net cash generation; proceeds from asset sales; free cash flow; investable cash flow; capital expenditures; capital structure measures; cash balance; debt levels; equity levels; economic value added models; technology milestones; commercialization milestones; customer metrics; customer satisfaction; consumable burn rate; installed base; repeat customer orders; acquisitions; divestitures; employee metrics; employee engagement; employee retention; employee attrition; workforce diversity or safety; in each case, measured either semi-annually, annually or cumulatively over a period of years, on an absolute basis and/or relative to internal/external benchmarks, for the Company in its entirety or discrete segments thereof. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and other extraordinary items. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify. Unless the Committee determines otherwise at any time prior to payment of a participant’s award hereunder for any year, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the higher award.

5. Maximum Award

The maximum dollar amount that may be paid to any participant under the Plan for any year is equal to $5 million.

6. Attainment of Performance Goals Required

Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year, within the meaning of applicable Treasury regulations. Awards shall also be contingent on continued employment by the Company, its subsidiaries and affiliates during such year. The only exceptions to these rules apply in the event of termination of employment by reason of death or Disability, or in the event of a Change in Control of the Company (as such terms are defined in the Owens Corning 2016 Stock Plan (or its successor(s)) (“Stock Plan”)), during such year, in which case the following provisions shall apply. In the event of termination of employment by reason of death or Disability during a Plan year, an award shall be payable under this Plan to the participant or the participant’s estate for such year, which shall be adjusted, pro-rata, for the period of time during the Plan year the participant actually worked. In the event of a Change in Control during a Plan year and prior to any termination of employment, incentive awards shall be paid under the Plan at the higher of (a) one half of participating salary for such year (as determined by the Committee), or (b) projected performance for the year, determined at the time the Change in Control occurs. An additional exception shall apply to the requirement of continued employment during the year, but not to the requirement that awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year, in the event of termination of employment by reason of Retirement (as defined in the Stock Plan) during a Plan year. Subject to the attainment of the performance goals established by the Committee with respect to such year, in the event of termination of employment by reason of Retirement during a Plan year an award may but need not (as the Committee may determine) be payable under this Plan to the participant, which shall be adjusted, pro-rata, for the period of time during the Plan year the participant actually worked. A participant whose employment terminates prior to the end of a Plan year for any reason not excepted above shall not be entitled to any award under the Plan for that year.

7. Shareholder Approval and Committee Certification Contingencies; Payment of Awards

Payment of any awards under this Plan shall be contingent upon shareholder approval, prior to payment, of the material terms of the performance goals under which the awards are to be paid, in accordance with applicable Treasury regulations under Code section 162(m). Unless and until such shareholder approval is obtained, no award shall be paid pursuant to this Plan. Subject to the provisions of paragraph 6 above relating to death, Disability and Change in Control, payment of any award under this Plan shall also be contingent upon the Compensation Committee’s certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable Treasury regulations under Code section 162(m). Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies). Any amount payable to a participant hereunder shall be separate from and independent of any annual incentive compensation to which the participant may be contractually entitled for such year pursuant to an employment agreement with the Company.

8. Amendment or Termination

The Committee may amend, modify or terminate this Plan at any time, provided that a termination or modification shall only become effective 30 days after written notice thereof is given to each participant. Each participant shall be eligible to receive the incentive compensation to which the participant would have been otherwise entitled but for such termination or modification, pro-rata for the period of the Plan year prior to the termination or modification.

9. Interpretation and Construction

Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the participant provides otherwise. Both the participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

10. Governing Law

The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles of that state.

ANNEX C

PROPOSED AMENDMENT~~S~~ TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Deletions marked with strikethrough and additions marked with double underlining)

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

OWENS CORNING

OWENS CORNING, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is Owens Corning. The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on July 21, 2006 under the name Owens Corning (Reorganized) Inc.

B. An Amended and Restated Certificate of Incorporation, changing the Corporation’s name from Owens Corning (Reorganized) Inc. to Owens Corning was filed with the Secretary of State of the State of Delaware on October 30, 2006.

C. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and amends and restates, in their entirety, the provisions of the Corporation’s Certificate of Incorporation.

D. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

E. This Amended and Restated Certificate of Incorporation shall be effective at 12:05 a.m. Eastern Time on ~~April 21~~[            ], ~~2014~~2016.

IN WITNESS WHEREOF, Owens Coming has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, thereunto duly authorized, on the ~~17th~~[ ] day of ~~April, 2014~~[            ], 2016.

OWENS CORNING a Delaware corporation

By:
Name: ~~John W. Christy~~ Title: ~~Senior Vice President, General Counsel and Secretary~~

EXHIBIT A

FIRST. The name of the corporation (which is hereinafter referred to as the “Corporation’’) is Owens Corning.

SECOND. The Corporation’s registered office in the State of Delaware is located at The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL’’).

FOURTH. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 410,000,000 shares, of which:

(a) 10,000,000 shares shall be Preferred Stock, issuable in series, of par value $.01 per share (“Preferred Stock”), and

(b) 400,000,000 shares shall be Common Stock of par value $0.01 per share (“Common Stock’’).

The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

A.	Preferred Stock

The Preferred Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

(i) The designation of the series, which may be by distinguishing number, letter or title;

(ii) The number of shares of such series, which number the Board of Directors may thereafter (except where otherwise provided in such resolution or resolutions) increase or decrease (but not below the number of shares of such series then outstanding);

(iii) Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of this Amended and Restated Certificate of Incorporation, as amended, voting rights to be exercised either together with the holders of Common Stock as a single class, or independently as a separate class;

(iv) The rate per annum and the times at and conditions upon which the holders of shares of such series shall be entitled to receive dividends, the conditions and the dates upon which such dividends shall be payable and whether such dividends shall be cumulative or noncumulative, and, if cumulative, the terms upon which such dividends shall be cumulative;

(v) Redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or noncumulative;

(vi) The rights to which the holders of the shares of such series shall be entitled on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(vii) The terms, if any, upon which the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

(viii) Any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of the State of Delaware.

All shares of the Preferred Stock of any one series shall be identical to each other share of Preferred Stock of such same series in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

B.	Common Stock

(i) Whenever dividends upon the Preferred Stock at the time outstanding shall have been paid in full for all past dividend periods or declared and set apart for payment, such dividends as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock out of assets or funds of the Corporation legally available therefor.

(ii) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock at the time outstanding of the full amounts to which they shall be entitled shall be distributed among the holders of the Common Stock according to their respective shares.

(iii) The shares of Common Stock shall entitle the holders of record thereof to one vote for each share upon all matters upon which stockholders have the right to vote, subject only to any exclusive voting rights which may vest in holders of the Preferred Stock under the provisions of any series of the Preferred Stock established by the Board of Directors pursuant to the authority provided in this Article Fourth.

~~C.~~	~~Non-Voting Stock~~

~~Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting capital stock of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.~~

FIFTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

SIXTH. The fact that the stockholders or directors or officers of the Corporation are, in whole or in part, the same as those of any other corporation or business entity shall not in any way affect the validity and enforceability of any agreement or transaction between the two corporations.

SEVENTH. The stockholders and directors shall have the power to hold their meetings, to have an office or offices and to keep the books of the Corporation (subject to the provisions of applicable law) outside of the State of Delaware at such places as may from time to time be designated by the Bylaws or by resolution of the Board of Directors or its designees.

EIGHTH.

(a)

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that constitute the whole Board of Directors shall be such number as shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. At each annual meeting of stockholders beginning in 2015, directors shall be elected annually for one-year terms expiring at the next succeeding annual meeting of stockholders.

Notwithstanding the foregoing, the Class III directors elected at the 2012 annual meeting of stockholders shall continue to serve until the 2015 annual meeting of stockholders, the Class I directors elected at the 2013 annual meeting of stockholders shall continue to serve until the 2016 annual meeting of stockholders and the Class II directors elected at the 2014 annual meeting of stockholders shall continue to serve until the 2017 annual meeting of stockholders, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Beginning with the 2017 annual meeting of stockholders, the entire Board of Directors shall be subject to election at each annual meeting of stockholders and the Board of Directors will no longer be divided into classes. ~~Notwithstanding anything contained in this Article Eighth to the contrary, the third annual meeting of stockholders following the date on which all conditions to the consummation of the Sixth Amended Joint Plan of Reorganization of Owens Corning and its Affiliated Debtors and Debtors-In-Possession (as Modified) (the “Plan”) filed pursuant to Section 1121(a) of the Bankruptcy Code and confirmed by an order of the United States Bankruptcy Court for the District of Delaware dated as of September 26, 2006 have been satisfied or waived as provided in Article XII of the Plan, and all acts, events, terms and conditions contemplated under the Plan to occur on the Effective Date have occurred (the “Effective Date”), shall not be held prior to the earlier of (i) the third anniversary of the Effective Date and (ii) the earlier of (x) if the Reserved New OCD Shares (as defined in the Plan, the “Reserved New OCD Shares”) are issued to the Asbestos Personal Injury Trust (as defined in the Plan, the “Asbestos PI Trust”), the date following such issuance on which the Asbestos PI Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation and (y) if all of the FAIR Act Conditions (as defined in the Plan, the “FAIR Act Conditions”) are satisfied in full, the date on which the last of the FAIR Act Conditions is satisfied in full. For purposes of this Amended and Restated Certificate of Incorporation, the Asbestos PI Trust shall be considered to own, beneficially and of record, Reserved New OCD Shares for so long as the Asbestos PI Trust is able to provide, upon request by the Corporation, evidence reasonably satisfactory to the Corporation of the Asbestos PI Trust’s ownership of such Reserved New OCD Shares.~~

(b)	Notwithstanding any other provisions of this Article Eighth, each director shall serve until his or her successor is duly elected and qualified, unless he or she shall die, resign, retire, become disqualified or be removed. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c)	Any director may tender his or her resignation at any time. Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors appointed by the holders of such series of Preferred Stock, prior to and until the time at which the Board of Directors ceases to be classified pursuant to this Article Eighth, any director may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class. For purposes of this Amended and Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. For purposes of this Article Eighth, “cause” shall mean (i) a director’s theft or embezzlement or attempted theft or embezzlement of money, or tangible or intangible assets or property, which results in a felony indictment or similar judicial proceeding; (ii) a director’s violation of any law (whether foreign or domestic), which results in a felony indictment or similar judicial proceeding; or (iii) a director’s gross negligence, willful misconduct or knowing violation of law, in the performance of the director’s duties; provided, however, the director shall have been given a reasonable period to cure any alleged cause under clause (iii) above (other than willful misconduct) prior to the taking of a vote on the director’s removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors appointed by the holders of such series of Preferred Stock, from and after the time at which the Board of Directors ceases to be classified pursuant to this Article Eighth, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

(d)	Director vacancies shall be filled in the manner set forth in the Bylaws of the Corporation.

(e)	Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by this Article Eighth unless expressly otherwise provided by the resolution or resolutions providing for the creation of such series.

(f)	Elections for directors shall not be by ballot unless demand is made for election by ballot by a stockholder entitled to vote for the election of directors. With respect to the election of directors, each stockholder shall be entitled to cast for any candidate for election as a director only one vote per share and stockholders shall not be entitled to cumulate their votes and cast them in favor of one candidate or distribute them among any two or more candidates.

(g)	Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation and subject to the other provisions of this Article Eighth, the Board of Directors shall determine the rights, powers, duties, rules and procedures that shall affect the directors’ power to manage and direct the business and affairs of the Corporation. Without limiting the foregoing, the Board of Directors shall designate and empower committees of the Board of Directors, shall elect and empower the officers of the Corporation, may appoint and empower other officers and agents of the Corporation, and shall determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action.

NINTH. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation. Any action required or permitted to be taken by the stockholders of the Corporation must be ~~affected~~effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors~~; provided, however, that during the period beginning on the Effective Date and ending on the earlier of (i) if the Reserved New OCD Shares are issued to the Asbestos PI Trust, the date of such issuance and (ii) if all of the FAIR Act Conditions are satisfied in full, the date on which the last of the FAIR Act Conditions is satisfied in full, no record date may be set for a special meeting of stockholders, nor may a special meeting of stockholders be called by the Board of Directors, if a purpose of such meeting is to amend, alter, modify, change or repeal, or to adopt a provision to the Amended and Restated Certificate of Incorporation or to the Bylaws inconsistent with, Article Eighth, Article Ninth, Article Tenth, Article Eleventh, Article Twelfth or Article Thirteenth hereofor Sections 2.2, 2.3, 2.4, 2.13, 2.14, 2.15 or 2.16 or Article X of the Bylaws~~.

TENTH.

(a)	The Corporation shall, to the fullest extent authorized or permitted by applicable law, indemnify any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such person, at the request of the Corporation, is or was serving as a director, manager, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provided in this Article Tenth shall not be deemed exclusive of any rights to which any person may be entitled under any other provision of this Amended and Restated Certificate of Incorporation or any provision of the Bylaws of the Corporation, any agreement, vote of stockholders or disinterested directors, or otherwise.

(b)

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

(c)	No amendment to or repeal of this Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ELEVENTH. ~~Subject to Article Thirteenth hereof, the~~The Board of Directors may make, amend or repeal the Bylaws of the Corporation adopted by the stockholders, subject to any specific limitation on such rights contained in the Bylaws, including Article X thereof. Subject to ~~Article Thirteenth hereof and~~ Article X of the Bylaws, any Bylaw made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors (except as specified in any Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Corporation. ~~Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation or the Bylaws to the contrary except Article Thirteenth hereof and the last sentence of Article X of the Bylaws, prior to the second anniversary of the Effective Date, the Bylaws set forth in Section 2.10 of the Bylaws may not be amended or repealed by the stockholders or the Board of Directors, and no provision inconsistent therewith may be adopted by the stockholders or the Board of Directors, without the affirmative vote of the holders of at least a majority of the outstanding Voting Stock, voting together as a single class. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation or the Bylaws to the contrary except the other provisions of this Article Eleventh and Article Thirteenth hereof and Article X of the Bylaws, the Bylaws set forth in Sections 1.7, 1.8, 2.2, 2.3, 2.4, 2.13, 2.14, 2.15 and 2.16 and Article X of the Bylaws may not be amended or repealed by the stockholders or the Board of Directors, and no provision inconsistent therewith may be adopted by the stockholders or the Board of Directors, without the affirmative vote of the holders of at least 75% of the outstanding Voting Stock, voting together as a single class. Subject to Article Thirteenth hereof, the~~The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

TWELFTH.

(a)	Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary ~~except Article Thirteenth~~, Article Eighth, Article Ninth, Article Tenth~~,~~ and Article Eleventh ~~and Article Thirteenth~~ hereof shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted by the stockholders without the affirmative vote of the holders of at least 75% of the outstanding Voting Stock, voting together as a single class. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary except Article Eleventh ~~and Article Thirteenth~~, the affirmative vote of the holders of at least 75% of the outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this paragraph (a) of Article Twelfth.

(b)	Subject to Article Eleventh, paragraph (a) of Article Twelfth ~~and Article Thirteenth~~ hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, or any amendment thereof, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

~~THIRTEENTH. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, during the period beginning on the Effective Date and ending on the earlier of (A) if the Reserved New OCD Shares are issued to the Asbestos PI Trust, the date following such issuance on which the Asbestos PI Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation and (B) if all of the Fair Act Conditions are satisfied, the date on which the last of the Fair Act Conditions is satisfied in full, Article Eighth, Article Ninth, Article Tenth, Article Eleventh, Article Twelfth and~~

~~Article Thirteenth hereof and the Bylaws set forth in Sections 2.2, 2.3, 2.4, 2.13, 2.14, 2.15 and 2.16 and Article X of the Corporation’s Bylaws may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted by the stockholders or the Board of Directors, if such amendment, repeal or provision could (i) in any way adversely affect the rights provided under Section 5.l8(a) of the Plan to the Asbestos PI Trust, the Future Claimants’ Representative (as defined in the Plan, the “Future Claimants’ Representative”), the Asbestos Claimants’ Committee (as defined in the Plan, the “Asbestos Claimants’ Committee”) and/or the TAC (as defined in the Plan, the “TAC’’), (ii) shorten the term of any director of the Corporation named, appointed, designated or nominated, pursuant to the rights granted under Article II of the Corporation’s Bylaws, by the Future Claimants’ Representative, the Asbestos Claimants’ Committee, the Asbestos PI Trust and/or the TAC or (iii) alter, modify, repeal or amend this Article Thirteenth, without, in each case, (x) the affirmative vote of the holders of at least 75% of the outstanding Voting Stock, voting together as a single class, and (y) the prior written consent of the Asbestos PI Trust.~~

[Remainder of Page Intentionally Left Blank]

ANNEX D

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED BYLAWS PRINCIPALLY TO REMOVE ASBESTOS TRUST AND BANKRUPTCY RELATED LANGUAGE

(Deletions marked with strikethrough and additions marked with double underlining)

AMENDED AND RESTATED

BYLAWS

OF

OWENS CORNING

~~as adopted on October 15, 2015~~

[DATE OF AMENDMENT]

AMENDED AND RESTATED

BYLAWS OF

OWENS CORNING

(as adopted on ~~October 15, 2015~~[                        ])

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meeting. An annual meeting of the stockholders of Owens Corning (the “Corporation”), for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix by resolution each year~~. The first annual meeting of stockholders following the date on which all conditions to the consummation of the Sixth Amended Joint Plan of Reorganization of Owens Corning (“Former Owens Corning”) and its Affiliated Debtors and Debtors-In-Possession (as Modified) (the “Plan”) filed pursuant to Section 1121(a) of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) and confirmed by an order of the United States Bankruptcy Court for the District of Delaware dated as of September 26, 2006 have been satisfied or waived as provided in Article XII of the Plan, and all acts, events, terms and conditions contemplated under the Plan to occur on the Effective Date have occurred (the “Effective Date”), shall be held no earlier than the first anniversary of the Effective Date~~. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Subject to Section 1.7, any other proper business may be transacted at an annual meeting.

Section 1.2 Special Meetings. Except as otherwise required by the General Corporation Law of the State of Delaware (as it may be amended from time to time, the “General Corporation Law”) or by the Amended and Restated Certificate of Incorporation of the Corporation (as it may be amended, the “Amended and Restated Certificate of Incorporation”) and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, dissolution or winding up, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors. Special meetings of the stockholders shall be held at such place, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communications, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

Section 1.3 Notice of Meetings. Written notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation.

No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice to the Secretary of the Corporation, whether before or after the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting, in person or by proxy, for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.4 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, those present at such adjourned meeting, in person or by proxy, shall constitute a quorum, and all matters shall be determined by a majority vote of the votes cast at such meeting.

Section 1.5 Organization. The Chairman of the Board or such other person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation or, in his absence, the President of the Corporation or, in the absence of such officer, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The secretary of the meeting shall be such person as the chairman appoints.

Section 1.6 Conduct of Business; Remote Communication. The chairman of any meeting of stockholders shall determine the order of business and the rules, regulations and procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

If authorized by the Board of Directors in accordance with the Bylaws of this Corporation and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.7 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (1) Nominations for persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Section 1.7 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 1.7.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.7(a)(1)(C), the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, written notice by a stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which a public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of any other beneficial owner, if any, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if any, as of the date of such notice (which information shall be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); (b) if the notice relates to any business other than the nomination of a director that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 1.8 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Section 1.7(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Section 1.7 and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 1.7. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.7(a)(2) (including the completed and signed questionnaire, representation and agreement required by Section 1.8 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) ~~Subject to the provisions of Section 2.14 of these Bylaws, only~~Only such persons who are nominated in accordance with the procedures set forth in this Section 1.7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.7. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.7 and, if any proposed nomination or business is not in compliance with this Section 1.7, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 1.7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 1.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.7. Nothing in this Section 1.7 shall be deemed to affect the rights (i)

of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Amended and Restated Certificate of Incorporation or these Bylaws.

~~(4) Nothing in this Section 1.7 shall have the effect of (i) releasing or reducing the Corporation’s or the Board of Directors’ obligations under Sections 2.2, 2.3, 2.4, 2.13, 2.14, 2.15 and 2.16 of these Bylaws, or (ii) adversely effecting or limiting the rights of the Asbestos Personal Injury Trust (as defined in the Plan, the “Asbestos PI Trust”), the Future Claimants’ Representative (as defined in the Plan, the “Future Claimants’ Representative”), the Asbestos Claimants’ Committee (as defined in the Plan, the “Asbestos Claimants’ Committee”) and/or the TAC (as defined in the Plan, the “TAC”) under Sections 2.2, 2.3, 2.4, 2.13, 2.14 and 2.16 of these Bylaws.~~

Section 1.8 Submission of Questionnaire, Representation and Agreement.

(a) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods described for delivery of notice under Section 1.7 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act, solely in his or her capacity as a director of the Corporation, or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, solely in his or her capacity as a director of the Corporation, or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, ~~except under or in connection with the Asbestos Personal Injury Trust Agreement (as defined in the Plan),~~ and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation~~; provided, however, that any actions expressly required to be taken by the Asbestos PI Trust pursuant to the Registration Rights Agreement, dated as of July 7, 2006, by and between the Corporation and the Asbestos PI Trust (the “Registration Rights Agreement”), the Asbestos PI Trust’s entering into the Put Agreements (as defined in the Plan, the “Put Agreements”) or the Call Agreements (as defined in the Plan, the “Call Agreements”), and the consummation of any transactions expressly contemplated by any of the Registration Rights Agreement, the Put Agreements or the Call Agreements, or the exercise from time to time of the Put Agreements and/or the Call Agreements or any rights under the Registration Rights Agreement, is and shall be exempt from, and otherwise shall not violate, any corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation or corporate policies or other rules or regulations of the Corporation that may be applicable to the Asbestos PI Trust, including, without limitation, the Corporation’s window period policy.~~.

~~(b) Nothing in this Section 1.8 shall have the effect of (i) releasing or reducing the Corporation’s or the Board of Directors’ obligations under Sections 2.2, 2.3, 2.4, 2.13, 2.14, 2.15 and 2.16 of these Bylaws, or (ii) adversely effecting or limiting the rights of the Asbestos PI Trust, the Future Claimants’ Representative, the Asbestos Claimants’ Committee and/or the TAC under Sections 2.2, 2.3, 2.4, 2.13, 2.14 and 2.16 of these Bylaws.~~

Section 1.9 Record Date. The Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof; (ii) to receive payment of any dividend or other distribution or allotment of any rights; (iii) to exercise any rights with respect to any change, conversion or exchange of stock; or (iv) to take, receive or participate in any other lawful action.

If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.10 Proxies and Voting. A stockholder may, by an instrument in writing or by a transmission permitted by law filed in accordance with the procedures established for the meeting, authorize any other person or persons to act for such stockholder as proxy to vote for such stockholder at any and all meetings of stockholders and to waive all notices which such stockholder may be entitled to receive.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in such stockholder’s name on the record date for the meeting, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation.

All voting, including on the election of directors, and except where otherwise required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections of directors shall be determined by a plurality of the votes cast, and except as otherwise required by the General Corporation Law, the Amended and Restated Certificate of Incorporation or the Bylaws of this Corporation, all other matters shall be decided by the vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or proxy at the meeting.

Section 1.11 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section ~~2.1~~2.2 Qualifications of Directors. Each director shall be a person sui juris. No director need be a stockholder of the Corporation.

Section ~~2.2~~2.3 Number, Term of Office and Vacancies. ~~Except as otherwise expressly provided in Section 2.3~~ Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors ~~and their term of office~~ shall be fixed from time to time exclusively ~~by the Board of Directors~~ pursuant to a resolution adopted by a majority of the ~~total~~ Board of Directors. No decrease in the number of authorized directors ~~(whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to~~ constituting the Board of Directors ~~for adoption). The third~~shall shorten the term of any incumbent director. The directors shall be elected at the annual ~~meeting~~meetings of stockholders ~~following the Effective Date shall not be held prior to the earlier of (i) the third anniversary of the Effective Date and (ii) the earlier of (x) if the Reserved New OCD Shares (as defined in the Plan, the “Reserved New OCD Shares”) are issued to the Asbestos PI Trust, the date following such issuance on which the Asbestos PI Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock~~, except as otherwise provided in the Certificate of Incorporation and in these Bylaws, and each director of the Corporation ~~and (y) if all of the FAIR Act Conditions (as defined in the Plan, the “FAIR Act Conditions”) are satisfied in full, the date on which the last of the FAIR Act Conditions is satisfied in full. Each director~~ shall hold office until ~~his or her~~such director’s successor is elected and qualified or until ~~his or her~~such director’s earlier death~~,~~ or resignation~~, retirement, disqualification or removal~~. At each annual meeting of the stockholders of the Corporation, directors will be elected by plurality vote of all votes cast at such meeting to hold office for a one-year term expiring at the next succeeding annual meeting of stockholders~~. Notwithstanding anything to the contrary set forth herein, the Board of Directors shall not take any action to reduce the number of directors if such reduction would (i) shorten the term of any incumbent director or (ii) prevent the Board of Directors from effectuating the terms of (x) the last paragraph of Section 2.4 or (y) Section 2.14 or 2.16 of these Bylaws. Except as set forth in the last paragraph of Section 2.4, Section 2.14 or Section 2.16 of these Bylaws, if~~ or removal. If a vacancy occurs on the Board of Directors, the Board of Directors may fill the vacancy by the affirmative vote of a majority of all the remaining directors, even ~~though~~if the directors then remaining in office constitute fewer than a quorum of the Board of Directors. ~~For purposes of these Bylaws, the Asbestos PI Trust shall be considered to own, beneficially and of record, Reserved New OCD Shares for so long as the Asbestos PI Trust is able to provide, upon request by the Corporation, evidence reasonably satisfactory to the Corporation of the Asbestos PI Trust’s ownership of such Reserved New OCD Shares.~~

~~Section 2.3 Initial Board of Directors. Notwithstanding anything contained in Section 2.2 to the contrary, the initial Board of Directors shall be comprised of sixteen (16) directors. Of such sixteen directors, (a) twelve (12) directors shall be designated by a majority vote of the Board of Directors of Former Owens Corning serving immediately prior to the Effective Date (the “OCD Designated Directors”), of which OCD Designated Directors four (4) shall be appointed to serve as initial Class III directors, five (5) shall be appointed to serve as initial~~

~~Class II directors and three (3) shall be appointed to serve as initial Class I directors, (b) subject to the provisions of the last paragraph of Section 2.4, one (1) director shall be designated by the Asbestos Claimants’ Committee (the “ACC Designated Director”), which ACC Designated Director shall be appointed to serve as an initial Class III director, (c) subject to the provisions of the last paragraph of Section 2.4, one (1) director shall be designated by the Future Claimants’ Representative (the “FCR Designated Director”), which FCR Designated Director shall be appointed to serve as an initial Class III director, and (d) two (2) directors shall be designated by the Ad Hoc Bondholders Committee (as defined in the Plan) (the “Bondholder Designated Directors”), which Bondholder Designated Directors shall be appointed to serve as initial Class I directors. Nominating procedures with respect to the nomination or election of successors to such directors at the expiration of their respective initial terms of office and the procedures for filling any vacancies which shall occur as a result of the death, resignation, retirement, disqualification or removal of any such initial Class I, initial Class II or initial Class III director shall be determined in accordance with the provisions of Section 2.2, Section 2.14, Section 2.15 or Section 2.16, as applicable.~~

~~Section 2.4 Removal and Resignation. Vacancies in the Board of Directors resulting from removal shall be filled in the manner provided in Section 2.2, Section 2.14 or Section 2.16 of these Bylaws, as appropriate.~~

Section 2.4 Removal and Resignation. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director may be removed from office at any time by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of stock of the Corporation, voting together as a single class. Any director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

Vacancies in the Board of Directors resulting from removal or resignation shall be filled in the manner provided in Section 2.3 of these Bylaws.

~~Notwithstanding anything contained herein to the contrary, the right of the Asbestos Claimants’ Committee to designate the ACC Designated Director and the right of the Future Claimants’ Representative to designate the FCR Designated Director shall not become effective until the day immediately after the day Reserved New OCD Shares are issued to the Asbestos PI Trust under the Plan. Until such time, if any, as such Reserved New OCD Shares are issued to the Asbestos PI Trust and the ACC Designated Director and the FCR Designated Director join the Board of Directors or the conditions set forth in the Plan for the issuance of such Reserved New OCD Shares are no longer capable of being satisfied, the vacancies existing as of the Effective Date in Class III directorships resulting from the ACC Designated Director and FCR Designated Director not serving shall remain unfilled. On the first day following the issuance of the Reserved New OCD Shares to the Asbestos PI Trust, the Board of Directors shall take all necessary action to appoint the ACC Designated Director and the FCR Designated Director to fill such vacancies. In the event that the conditions set forth in the Plan for the issuance of such Reserved New OCD Shares cannot be satisfied and any right (or contingent right) of the Asbestos PI Trust to receive such Reserved New OCD Shares expires or terminates, then the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall have no further right to appoint the ACC Designated Director or FCR Designated Director, respectively, and any vacancies in the Class III directorships resulting from the failure so to appoint the ACC Designated Director or FCR Designated Director may be filled or the number of directorships may be reduced, in each case in the manner provided in Section 2.2 of these Bylaws. In the event that the Asbestos PI Trust receives such Reserved New OCD Shares but thereafter the Asbestos PI Trust ceases to own, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation, the ACC Designated Director and the FCR Designated Director, or their respective successors, shall resign from the Board of Directors. Vacancies in the Board of Directors resulting from such resignations shall be filled in the manner provided in Section 2.2 of these Bylaws.~~

Section 2.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 2.6 Special Meetings. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as may be fixed by the person or persons calling the special meeting. Notice of the place, date, and time of each such special meeting shall be given to each director who does not waive the right to a notice by (i) mailing written notice not less than five (5) days before the meeting, (ii) sending notice at least one (1) day before the meeting by an overnight courier service and at least two (2) days before the meeting if by overseas courier service, ~~or~~ (iii) ~~by~~ telephoning, telecopying, telegraphing ~~or~~at least one (1) day before the meeting, (iv) electronic transmission at least one (1) day before the meeting, or (v) personally delivering the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting.

Section 2.7 Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.8 Participation in Meetings by Conference Communications Equipment. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 2.9 Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at a meeting at which a quorum is present, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation.

~~Section 2.10 Powers. The Board of Directors may, except as otherwise required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:~~

~~(a) To declare dividends from time to time in accordance with law;~~

~~(b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;~~

~~(c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;~~

~~(d) To remove any officer of the Corporation with or without cause, and from time to time to pass on the powers and duties of any officer upon any other person for the time being;~~

~~(e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;~~

~~(f) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;~~

~~(g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and~~

~~(h) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.~~

~~Notwithstanding the foregoing, prior to the second anniversary of the Effective Date, the Board of Directors shall not issue, or specifically reserve for issuance, any series of Preferred Stock to be used in connection with the implementation of a “poison pill” or similar “shareholder rights plan” without first obtaining approval for such issuance or reservation for issuance by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. From and after the second anniversary of the Effective Date, the restrictions set forth in this paragraph shall have no further force and effect and nothing contained in this Section 2.10 shall limit or be construed to limit the power or authority of the Board of Directors in respect of any shareholder rights plan.~~

Section ~~2.11~~2.10 Action Without Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section ~~2.12~~2.11 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors or a committee of the Board of Directors, reimbursement of their reasonable expenses, if any, of attendance at meetings and fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section ~~2.13~~2.12 Nomination of Director Candidates. Subject to any limitations stated in the Amended and Restated Certificate of Incorporation~~, and subject to the provisions of Sections 2.14, 2.15 and 2.16 of these Bylaws~~, nominations for the election of Directors may be made in the manner set forth below by the Board of Directors or the Corporate Governance and Nominating Committee appointed by the Board of Directors, as appropriate, or by any stockholder entitled to vote in the election of Directors generally who complies with the notice procedures set forth in Section 1.7.

~~Section 2.14 Asbestos PI Trust Nominees.~~

~~(a) This Section 2.14 shall become effective at such time, if any, that the Asbestos PI Trust is issued Reserved New OCD Shares under the Plan and shall remain in effect from such time of issuance until such time as the Asbestos PI Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation (the “Section 2.14 Termination Date”), at which time the terms and provisions of this Section 2.14 shall immediately and automatically terminate and no longer have any force and effect. Upon the termination of this Section 2.14 pursuant to this Section 2.14(a), the provisions of these Bylaws, other than Section 2.14, shall be the Bylaws of the Corporation until amended, modified or repealed in accordance with the terms hereof. In the event of any conflict between the provisions of this Section 2.14 and any other provisions of these Bylaws or, to the extent that any of the provisions of this Section 2.14 overlap with and/or are more specific or restrictive than any other provisions contained in these Bylaws, the provisions of this Section 2.14 shall govern.~~

~~(b) Prior to each meeting of the stockholders of the Corporation at which the term of the FCR Designated Director or the ACC Designated Director, or any director nominated or appointed in accordance with the provisions of this Section 2.14 or Section 2.16 to succeed either such director, shall expire, in addition to any other persons nominated by the Board of Directors or any committee thereof, the Asbestos PI Trust shall have the~~

~~right to nominate a person to succeed such director as FCR Designated Director or ACC Designated Director, as the case may be. The person nominated by the Asbestos PI Trust to succeed the ACC Designated Director shall be the person designated by the TAC and the person nominated by the Asbestos PI Trust to succeed the FCR Designated Director shall be the person designated by the Future Claimants’ Representative.~~

~~(c) At each meeting of the stockholders at which directors are to be elected, in addition to presenting nominees for other directorships, the officer of the Corporation presiding at such meeting shall present to the stockholders for election to the Board of Directors, on behalf of the Asbestos PI Trust, any person or persons nominated by the Asbestos PI Trust in accordance with Section 2.14(b).~~

~~Section 2.15 Special Nomination Provisions.~~

~~(a) Prior to the first annual meeting of stockholders following the Effective Date, at which annual meeting the term of the initial Class I directors, or any director nominated or appointed in accordance with the provisions of Section 2.16 to succeed any such director, shall expire, the Board of Directors, or a committee thereof, shall, subject to the provisions of Section 2.15(b) or Section 2.15(c), nominate each such Class I director then serving for reelection as a Class I director for a term of office to expire at the third succeeding annual meeting of stockholders following such reelection.~~

~~(b) In the event that any OCD Designated Director serving as a Class I director at the time nominations are to be made in accordance with Section 2.15(a) shall decline to stand for relection in accordance with Section 2.15(a), the person nominated by the Board of Directors, or a committee thereof, to stand for election at such first annual meeting to succeed any such director as a Class I director shall be the person designated in writing by the remaining OCD Designated Directors.~~

~~(c) In the event that any Bondholder Designated Director serving as a Class I director at the time nominations are to be made in accordance with Section 2.15(a) shall decline to stand for relection in accordance with Section 2.15(a), the person nominated by the Board of Directors, or a committee thereof, to stand for election at such first annual meeting to succeed any such director as a Class I director shall be the person designated in writing by the remaining Bondholder Designated Director (or, if there is no remaining Bondholder Designated Director, as designated by the Board of Directors).~~

~~(d) This Section 2.15 shall remain in effect until the adjournment of the first annual meeting of stockholders following the Effective Date, at which time the terms and provisions of this Section 2.15 shall immediately and automatically terminate and no longer have any force and effect.~~

~~Section 2.16 Special Vacancy Provisions.~~

~~(a) If, at any time prior to the holding of the second annual meeting of stockholders following the Effective Date, any Bondholder Designated Director (or any successor) then serving as a director of the Corporation is removed from the Board of Directors, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board of Directors, then the Board of Directors shall fill such vacancy by appointing such person as shall be designated in writing by the remaining Bondholder Designated Director (or, if there is no remaining Bondholder Designated Director, as designated by the Board of Directors), and the person so appointed shall become a Bondholder Designated Director.~~

~~(b) If, at any time prior to the holding of the second annual meeting of stockholders following the Effective Date, any OCD Designated Director (or any successor) then serving as a director of the Corporation is removed from the Board of Directors, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board of Directors, then the remaining OCD Designated Directors shall have the exclusive authority to appoint a person to fill such vacancy, and the person so appointed shall become an OCD Designated Director.~~

~~(c) If, at any time prior to the Section 2.14 Termination Date, the FCR Designated Director (or any successor) or the ACC Designated Director (or any successor) then serving as a director of the Corporation is removed from the Board of Directors, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board of Directors, then the Board of Directors shall fill such vacancy by appointing (i) with respect to the ACC Designated Director, such person as shall be designated in writing by the TAC and (ii) with respect to the FCR Designated Director, such person as shall be designated in writing by the Future Claimants’ Representative, and the person so appointed shall become the ACC Designated Director or the FCR Designated Director, as the case may be.~~

ARTICLE III

COMMITTEES

Section 3.1 Committees of the Board of Directors. The Board of Directors shall have five (5) standing committees, which shall be designated the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, the Executive Committee and the Finance Committee, and each of which shall be governed by its charter as approved by the Board of Directors and which shall comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange (or any other principal exchange on which the Corporation’s common stock is listed) applicable to Board of Directors committees of such nature. The Board of Directors, by a vote of a majority of the whole Board of Directors, may from time to time designate one or more other committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors, and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members thereof, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.2 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation. Unless otherwise designated by the Board of Directors, one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. Each committee shall hold meetings upon the call of its chairman, the Chairman of the Board, the Chief Executive Officer, or any one of its members, at such date, time and place as set forth in the notice of meeting. Notice of each meeting of a committee of the Board of Directors shall be given to each member by the Secretary or Assistant Secretary of the Corporation, Chairman of the Board, Chief Executive Officer or by the member of the committee calling the meeting. Such notice may be given personally or by telephone or by written notice, telegram, cable, facsimile or telex, mailed or directed to the address of the member appearing upon the books of the Corporation and shall set forth the date, time and place of the meeting, but need not state the purpose or purposes thereof unless required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation. Notice of the meeting shall be sufficient in time if actually delivered to the member of the committee notified, or delivered properly addressed and prepaid to the carrier thereof, or telecopied, sufficiently early to be delivered in due and regular course to the member notified, in time to enable him to attend such meeting. Notice to any member of a meeting of a committee of the Board of Directors may be waived by him, and shall be deemed waived by him by his presence at the meeting. Action may be taken by conference telephone as provided in Section 2.8 of these Bylaws. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV

OFFICERS

Section 4.1 Elected Officers. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect. The Board of Directors shall consider the election of officers at its first meeting after every annual meeting of stockholders and may consider that subject at such other times as the Board of Directors may deem appropriate. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation, retirement or removal. Any number of offices may be held by the same person.

Each officer elected by the Board of Directors or any person thereto specifically authorized by the Board of Directors may, in the name and on behalf of the Corporation, receive and receipt for moneys and other properties, execute and deliver contracts, deeds, mortgages, leases, bonds, undertakings, powers of attorney, and other instruments, and assign, endorse, transfer, deliver, release, and satisfy any and all contracts, mortgages, leases, stock certificates, bonds, promissory notes, drafts, checks, bills, orders, receipts, acquittances, and other instruments, and may, when necessary, affix the corporate seal thereto.

The Chairman of the Board, President, Chief Executive Officer and Vice Presidents elected by the Board of Directors may delegate, designate or authorize named individuals to execute and attest on behalf of the Corporation bids, contracts, performance bonds and similar documents arising in the ordinary day-to-day operations of the Corporation and its divisions.

Section 4.2 Appointed Officers. The Chief Executive Officer designated by the Board of Directors, or if a Chief Executive Officer has not been so designated, the President of the Corporation, may, from time to time, create and abolish such functional, divisional or regional offices of Vice President or Assistant Vice President with such powers and duties and subject to such limitations of authority as he or she may prescribe and he or she may make appointments to, and removals from, any such office, but such appointees shall not exercise specific powers or duties pertaining to the elective offices of the Corporation as provided in this Article IV, except as prescribed by the Board of Directors, either generally or specially.

Section 4.3 Compensation. The Board of Directors, or any committee thereof so designated, may, from time to time, fix the compensation of the several officers, agents, and employees of the Corporation and may delegate to any officer of the Corporation, or any committee composed of officers of the Corporation, the power to fix the compensation of the officers, agents, and employees of the Corporation.

Section 4.4 Chairman of the Board. The Board of Directors may elect one of the members of the Board of Directors as Chairman of the Board, who, if elected, shall preside at all meetings of stockholders and directors and shall also perform such duties as may be prescribed by the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation. ~~Michael H. Thaman shall serve as the initial Chairman of the Board.~~

Section 4.5 Vice Chairman of the Board. The Board of Directors may designate one of the members of the Board of Directors as Vice Chairman of the Board who, in the absence or disability of the Chairman of the Board or during any vacancy of that office, shall perform the duties of the Chairman of the Board. He or she shall also perform such duties as may be prescribed by the Board of Directors or delegated to him or her by the Chief Executive Officer.

Section 4.6 Chief Executive Officer. The Board of Directors shall designate either the Chairman of the Board or the President as Chief Executive Officer of the Corporation, who, subject to the direction and control of the Board of Directors, shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which the Board of Directors delegates to him. He or she shall have power to sign all stock certificates, contracts and other authorized instruments of the Corporation and shall have general supervision and direction of all other officers, employees and agents of the Corporation.

Section 4.7 President. The President, in the absence or disability of the Chairman of the Board and any Vice Chairman of the Board or during vacancies in both of such offices, shall preside at all meetings of stockholders and directors. He or she shall perform such duties as may be prescribed by the Board of Directors or delegated to him or her by the Chief Executive Officer.

Section 4.8 Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. The Board of Directors, or the Chief Executive Officer, or if a Chief Executive Officer has not been so designated, the President, may assign further descriptive titles to the Vice Presidents, prescribe their duties and rank and may designate them numerically.

Section 4.9 Secretary. The Secretary shall keep an accurate record of all proceedings of the stockholders and the Board of Directors and committees of the Board of Directors; sign all certificates for shares and deeds, mortgages, bonds, contracts, notes and other instruments executed by the Corporation requiring his or her signature or as may be prescribed by the Chief Executive Officer or the President; give notices of meetings of stockholders and of directors; produce on request at any meeting of stockholders a certified list of stockholders arranged in alphabetical order, showing the number of shares held by each; and perform such other and further duties as may from time to time be prescribed by the Board of Directors, or a committee of the Board of Directors, or as may from time to time be assigned or delegated to him or her by the Chief Executive Officer or the President. He or she shall have custody and care of the seal of the Corporation.

Section 4.10 Treasurer. Subject to the direction and control of the Board of Directors, the Chief Executive Officer, and any officer who may be designated by the Board of Directors with responsibility for finance, the Treasurer shall have custody of the funds and securities belonging to the Corporation, and shall deposit all funds in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors or by an officer or officers duly authorized by the Board of Directors to designate depositories. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render to the Board of Directors, whenever the Board of Directors may require it, an account of all his or her transactions as Treasurer. The Treasurer shall also perform such other duties as the Board of Directors may prescribe from time to time.

Section 4.11 Controller. The Controller shall keep proper books of account and full and accurate records of the receipts and disbursements of the funds belonging to the Corporation and of its operations. The Controller shall render to the Board of Directors, any of its committees, the Chief Executive Officer, and the President, such statements as to the financial condition of the Corporation and as to its operations as each or any of them may request.

Section 4.12 All Officers. The several officers shall perform all other duties usually incident to their respective offices, or which may be required by the stockholders or Board of Directors; shall from time to time, and also whenever requested, report to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President all matters affecting the Corporation’s interests which may come to their knowledge and, on the expiration of their terms of office, shall respectively deliver all books, papers, money and property of the Corporation in their hands to their successors, or to the Chief Executive Officer, or to any person designated by the Board of Directors to receive the same.

Section 4.13 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.14 Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 4.15 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, each of the elected officers of the Corporation shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of, any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 4.16 Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character and on such terms as may be determined from time to time by the Board of Directors.

ARTICLE V

STOCK

Section 5.1 Certificates of Stock. ~~Each stockholder of record~~ The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may adopt a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every record holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every record holder of uncertificated shares, shall be entitled to a certificate for shares of capital stock of the Corporation. Any such certificate shall be signed by, or in the name of the Corporation by, the Chief Executive Officer, the Chairman of the Board, the President or a Vice President, and by the Secretary, an Assistant Secretary or the Treasurer, certifying the number of shares owned by him or her. Any or all the signatures on ~~the~~any such certificate and the seal of the Corporation may be facsimile, engraved, stamped or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.

Section 5.2 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.3 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 5.3 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, the Corporation may issue a new certificate for stock in the place of any such certificate, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.4 Stockholders of Record. ~~Except as set forth in Section 2.2, the~~ The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

Section 5.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

NOTICES

Section 6.1 Notices. Except as otherwise specifically provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram or commercial courier service or any other reliable means permitted by applicable law (including, subject to the next paragraph, electronic transmission). Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his, her or its last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram, courier or mailgram, shall be the time of the giving of the notice. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by the General Corporation Law, the Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation.

Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

Section 6.2 Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice for such meeting, except when the person attends a meeting for the express purpose of objecting, and does in fact object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

FINANCES

Section 7.1 Fiscal Year. The fiscal year shall begin on the first day of January in each year.

Section 7.2 Borrowings. Any two of the following officers: the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Senior Vice President, Treasurer, Assistant Treasurer, or any employee of the Corporation designated in writing by any two of said officers, may, without further approval from the Board of Directors, from time to time in the name of the Corporation borrow money with an obligation to repay not exceeding one year from any bank, trust company or financial institution in such amounts as the officers or designated employee may deem necessary or desirable for the current needs of the Corporation.

All obligations for moneys borrowed by the Corporation, and guarantees by the Corporation of moneys borrowed by subsidiaries of the Corporation, shall bear the signatures of any two of the following officers: the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Executive Vice President, Senior Vice President, Treasurer and Assistant Treasurer, only one of which may be an Assistant Treasurer.

Section 7.3 Banking Authorizations. Except as provided in Section 7.2 above, all checks, drafts, notes or other obligations for the payment of money shall be signed by such person or persons as the Board of Directors shall direct. The Board of Directors may delegate to any officer or officers the power to designate a depository or depositories for the Corporation and to appoint a signer or signers upon such instruments in respect of the funds held by all or any particular depositories. The Board of Directors may authorize the use of facsimile or mechanically applied signatures or may delegate to an officer or officers the power to authorize the use thereof. The Board of Directors may authorize the use of Depository Transfer Instruments without signature from one corporate account maintained with a duly designated depository to any other corporate account maintained with either the same or some other duly designated depository. The Board of Directors may authorize the use of any generally accepted means of transferring funds without signature from a corporate account maintained with a duly designated depository to any other corporate account or to the account of another party at the same or some other depository.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware,” which seal shall be in the charge of the Secretary. Duplicates of the seal may be kept and used by an Assistant Secretary or other officer designated by the Board of Directors.

Section 8.3 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 8.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 8.6 Transactions With Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors at which the contract or transaction is authorized or solely because any such director’s or officer’s votes are counted for such purpose if (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and (b) the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 8.7 Definitions. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.8 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporate Law or the Corporation’s certificate of incorporation or Bylaws (as either may be amended from time to time) or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 9.1 Right to Indemnification. The Corporation shall, to the fullest extent authorized or permitted by applicable law from time to time in effect (but, in the case of any amendment of such law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the

Corporation to provide prior to such amendment) indemnify any and all persons who may serve or who have served at any time as directors or officers of the Corporation, or who at the request of the Corporation may serve or at any time have served as directors, managers, officers, employees or agents of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, and any directors or officers of the Corporation who at the request of the Corporation may serve or at any time have served as agents or fiduciaries of an employee benefit plan of the Corporation or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, manager, officer, employee or agent. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized or permitted by such law. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Amended and Restated Certificate of Incorporation, other Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall be contract rights and continue as to a person who has ceased to be a director, manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

For purposes of this Article IX: (i) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities (“employee benefit plans”); (ii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director, manager, officer, employee or agent of the Corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director, manager, officer, employee or agent with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; and (iv) any reference to serving at the request of the Corporation as a director, officer, employee or agent of a partnership or trust shall include service as a partner or trustee.

Section 9.2 Right of Claimant to Bring Suit. If a claim under this Article IX is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the director or officer shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the director or officer to enforce a right to indemnification hereunder (but not in a suit brought by the director or officer to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the director or officer has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct or, in the case of such a suit brought by the director or officer, be a defense to such suit. In any suit brought by the director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

Section 9.3 No Limitation. The indemnification provided in this Article IX shall inure to each person referred to herein, whether or not the person is serving in any of the enumerated capacities at the time such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement are imposed or incurred, and whether or not the claim asserted against him or her is based on matters which antedate the adoption of this Article IX. None of the provisions of this Article IX shall be construed as a limitation upon the right of the Corporation to exercise its general power to enter into a contract or understanding of indemnity with a director, officer, employee, agent or any other person in any proper case not provided for herein. Each person who shall act or have acted as a director or officer of the Corporation shall be deemed to be doing so in reliance upon such right of indemnification.

Section 9.4 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, manager, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, manager officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to those provided for in this Article IX.

Section 9.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, manager, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law.

Section 9.6 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article IX by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

Section 9.7 Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, manager, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent authorized or permitted by applicable law.

ARTICLE X

AMENDMENTS

~~Except as set forth below, or specifically set forth in any other section of these Bylaws, these Bylaws may be amended by a majority vote of the stockholders entitled to vote at any annual or special meeting of the stockholders provided notice of the proposed amendment shall be included in the notice of the meeting. Except as set forth below, the Board of Directors, by a majority vote of the whole Board of Directors at any meeting, may amend these Bylaws, including Bylaws adopted by the stockholders, provided that the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors. Notwithstanding anything to the contrary set forth in these Bylaws except the last sentence of this Article X, prior to the second anniversary of the Effective Date, the Bylaws set forth in Section 2.10 may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted by the stockholders or the Board of Directors, without the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything to the contrary set forth herein except the last sentence of this Article X, the Bylaws set forth in Sections 1.7, 1.8, 2.2, 2.3, 2.4, 2.13, 2.14, 2.15 and 2.16 and this Article X may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted by the stockholders or the Board of Directors, without the affirmative vote of the holders of at least 75%~~

~~of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything to the contrary set forth in these Bylaws, during the period beginning on the Effective Date and ending on the earlier of (A) if the Reserved New OCD Shares are issued to the Asbestos PI Trust, the date following such issuance on which the Asbestos PI Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation and (B) if all of the Fair Act Conditions are satisfied, the date on which the last of the Fair Act Conditions is satisfied in full, the Bylaws set forth in Sections 2.2, 2.3, 2.4, 2.13, 2.14, 2.15 and 2.16 and this Article X may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted by the stockholders or the Board of Directors, if such amendment, repeal or provision could (i) in any way adversely affect the rights provided under Section 5.18(a) of the Plan to the Asbestos PI Trust, the Future Claimants’ Representative, the Asbestos Claimants’ Committee and/or the TAC, (ii) shorten the term of any director of the Corporation named, appointed, designated or nominated, pursuant to the rights granted under Article II hereof, by the Future Claimants’ Representative, the Asbestos Claimants’ Committee, the Asbestos PI Trust and/or the TAC or (iii) alter, modify, repeal or amend this sentence of Article X, without, in each case, (x) the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and (y) the prior written consent of the Asbestos PI Trust.~~

Section 10.1 By Stockholders. Subject to the provisions of the Amended and Restated Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws enacted, at any special meeting of the stockholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of the holders of a majority of all of the shares stock entitled to vote at the meeting. For purposes of these Bylaws, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Section 10.2 By Directors. Subject to the General Corporation Law and the Amended and Restated Certificate of Incorporation, these Bylaws may be amended by a majority vote of the whole Board of Directors at any meeting, including Bylaws adopted by the stockholders.

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ANNEX E

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED BYLAWS TO IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

(Deletions marked with strikethrough and additions marked with double underlining; to the extent that Proposal 7 is approved, references to sections in Article II shall be adjusted as appropriate.)

Section 1.10 Proxies and Voting.

(a) A stockholder may, by an instrument in writing or by a transmission permitted by law filed in accordance with the procedures established for the meeting, authorize any other person or persons to act for such stockholder as proxy to vote for such stockholder at any and all meetings of stockholders and to waive all notices which such stockholder may be entitled to receive.

(b) Each stockholder shall have one vote for every share of stock entitled to vote which is registered in such stockholder’s name on the record date for the meeting, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation.

(c) All voting, including on the election of directors, and except where otherwise required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

(d) Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close the applicable notice of nomination period set forth in Section 1.7 of these Bylaws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with Section 1.7; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(e) If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Governance and Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly

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disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant Section [2.2] of these Bylaws or may decrease the size of the Board of Directors pursuant to Section [2.2] of these Bylaws.

~~All elections of directors shall be determined by a plurality of the votes cast, and~~ (f) ~~e~~Except as otherwise ~~required by the General Corporation~~ provided by applicable ~~L~~law, the Amended and Restated Certificate of Incorporation or ~~the~~these Bylaws ~~of this Corporation~~, all ~~other~~ matters other than the election of directors shall be decided by the vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such ~~question~~matter which are present in person or proxy at the meeting.

Section [2.2] Number, Term of Office and Vacancies. Except as otherwise expressly provided in Section [2.3], the number of directors and their term of office shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). The third annual meeting of stockholders following the Effective Date shall not be held prior to the earlier of (i) the third anniversary of the Effective Date and (ii) the earlier of (x) if the Reserved New OCD Shares (as defined in the Plan, the “Reserved New OCD Shares”) are issued to the Asbestos PI Trust, the date following such issuance on which the Asbestos PI Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation and (y) if all of the FAIR Act Conditions (as defined in the Plan, the “FAIR Act Conditions”) are satisfied in full, the date on which the last of the FAIR Act Conditions is satisfied in full. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. ~~At each annual meeting of the stockholders of the Corporation, directors will be elected by plurality vote of all votes cast at such meeting to hold office for a one-year term expiring at the next succeeding annual meeting of stockholders.~~ Notwithstanding anything to the contrary set forth herein, the Board of Directors shall not take any action to reduce the number of directors if such reduction would (i) shorten the term of any incumbent director or (ii) prevent the Board of Directors from effectuating the terms of (x) the last paragraph of Section [2.4] or (y) Section [2.14] or [2.16] of these Bylaws. Except as set forth in the last paragraph of Section [2.4], Section [2.14] or Section [2.16] of these Bylaws, if a vacancy occurs on the Board of Directors, the Board of Directors may fill the vacancy by the affirmative vote of a majority of all the remaining directors, even though the directors then remaining in office constitute fewer than a quorum of the Board of Directors. For purposes of these Bylaws, the Asbestos PI Trust shall be considered to own, beneficially and of record, Reserved New OCD Shares for so long as the Asbestos PI Trust is able to provide, upon request by the Corporation, evidence reasonably satisfactory to the Corporation of the Asbestos PI Trust’s ownership of such Reserved New OCD Shares.

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OWENS CORNING WORLD HEADQUARTERS

ONE OWENS CORNING PARKWAY

TOLEDO, OHIO, U.S.A. 43659

Preliminary Proxy Card

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR
the following:
1.	Election of Directors	☐	☐	☐
Nominees
01 06	J. Brian Ferguson 02 Ralph F. Hake Suzanne P. Nimocks 07 Michael H. Thaman		03 F. Philip Handy 04 James J. McMonagle				05 W. Howard Morris
The Board of Directors recommends you vote FOR proposals 2. through 8.
		For	Against	Abstain				For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.	☐	☐	☐	7	To amend the Company’s Amended and Restated Bylaws principally to eliminate Asbestos Personal Injury Trust and bankruptcy related language.		☐	☐	☐
3.	To approve, on an advisory basis, 2015 named executive officer compensation.	☐	☐	☐
4	To approve the Owens Corning 2016 Stock Plan.	☐	☐	☐	8	To amend the Company’s Amended and Restated Bylaws to implement majority voting in uncontested director elections.		☐	☐	☐
5	To approve the Owens Corning Corporate Incentive Plan Terms Applicable to Certain Executive Officers (as Amended and Restated as of January 1, 2016).	☐	☐	☐	NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
6	To amend the Company’s Amended and Restated Certificate of Incorporation to eliminate Asbestos Personal Injury Trust and bankruptcy related language.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
SHARES
CUSIP #
SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

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OWENS CORNING Annual Meeting of Stockholders April 21, 2016, 10:00 AM EDT This proxy is solicited by the Board of Directors

As to the undersigned’s stockholdings: The undersigned hereby appoints Ava Harter and Raj B. Dave as proxies, each with full power of substitution, to represent and vote as designated on the reverse side all the shares of Common Stock of Owens Corning held of record by the undersigned on February 22, 2016, at the Annual Meeting of Stockholders of Owens Corning to be held at Jones Day, 222 East 41st Street, New York, New York 10017 on April 21, 2016, at 10:00 a.m. EDT, or any adjournment or postponement thereof.

This proxy when properly executed and timely received prior to the meeting will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the seven nominees in proposal 1 and FOR proposals 2, 3, 4, 5, 6, 7 and 8. Whether or not direction is made, each of the proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side